As filed with the United States Securities and Exchange Commission on January 20, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________

SPRINGVIEW HOLDINGS LTD
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrants name into English)

__________________________

Cayman Islands	1520	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

203 Henderson Road
#06-01
Henderson Industrial Park
Singapore 159546
(65) 6271 2282
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

__________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, New York 10017 Telephone: (212) 588-0022	Henry Yin, Esq. Benjamin Yao, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR Tel: (852) 3923-1111	Hermione Krumm, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000

__________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 20, 2026

Springview Holdings Ltd

Up to 2,691,791 Class A Shares

Up to 2,691,791 Pre-Funded Warrants

Up to 2,691,791 Class A Shares Underlying the Pre-Funded Warrants to Purchase Class A Shares

Springview Holdings Ltd (the “Company,” “we” or “us”) is offering on a best-efforts basis up to 2,691,791 class A ordinary shares, par value $0.0008 per share (the “Class A Shares”), or, in lieu thereof, pre-funded warrants (each, a “Pre-Funded Warrant”), at an assumed initial public offering price of $7.43 per Class A Share or Pre-Funded Warrant (the “Offering”). We are also registering up to 2,691,791 Class A Shares underlying the Pre-Funded Warrants. Each of the Pre-Funded Warrants will have an exercise price of $0.0008 per Class A Share and will be immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The public offering price per Class A Share or Pre-Funded Warrant in the Offering will be determined by us based on negotiations with the placement agent who will be acting on behalf of the prospective investors in the Offering, and will be based on the latest market price of our Class A Shares prior to the pricing of the Offering.

We are offering to each purchaser of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Class A Shares immediately following the consummation of this offering, the opportunity to purchase a Pre-Funded Warrants each in lieu of one Class A Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Class A Shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Share. The purchase price of each Pre-Funded Warrant will be equal to the price per share minus $0.0008, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0008 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Class A Shares we are offering will be decreased on a one-for-one basis.

Our Class A Shares are listed on the Nasdaq Capital Market under the symbol “SPHL.” The last reported sale price of our Class A Shares on the Nasdaq Capital Market on January 16, 2026 was $7.43 per Class A Share. There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be limited. We are also registering the Class A Shares issuable upon exercise of the Pre-Funded Warrants and anticipate that such Class A Shares will trade on the Nasdaq Capital Market.

We have engaged Univest Securities, LLC to act as our exclusive placement agent in connection with this offering (the “placement agent”). The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. See “Risk Factors” on page 12 of this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 100 of this prospectus for more information regarding these arrangements.

We will have one closing for all the securities purchased in this offering. The offering will terminate upon the completion of a single closing, which is expected to occur on or about [•], 2026. The public offering price per Class A Share (or a Pre-Funded Warrant in lieu thereof) will be fixed for the duration of this offering.

Unless otherwise indicated, all share and per share information contained in this prospectus has been retroactively adjusted to reflect the 1-for-8 reverse share split of the Company’s Class A Shares that became effective on December 2, 2025.

Investors of our Class A Shares should be aware that they do not directly hold equity interests in our Singapore subsidiary, but rather are purchasing equity solely in our company, which indirectly owns 100% equity interests in such subsidiary.

Our issued and outstanding shares consist of 2,261,980 Class A Shares and 10,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Shares”). We are a controlled company as defined under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) because our controlling shareholder, Avanta (BVI) Limited, a British Virgin Islands company controlled by Siew Yian Lee, an executive director of our company, owns approximately 38.68% of our outstanding Class A Shares and 100% of our outstanding Class B Shares, representing approximately 99.31% of our total voting power.

Avanta (BVI) Limited controls shares representing more than 50% of the total voting power of our Class A Shares and Class B Shares (together, the “Ordinary Shares”). As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, deciding executive compensation levels, and any merger, consolidation, or other major corporate transaction requiring shareholder approval. In addition, this may have anti-takeover effects and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders.

Following the completion of this offering, assuming the sale of all 2,691,791 Class A Shares (or Pre-Funded Warrants in lieu thereof) and assuming the full exercise of all Pre-Funded Warrants, Avanta (BVI) Limited will hold approximately 98.01% of the aggregate voting power of our issued and outstanding Ordinary Shares and will be able to determine all matters requiring approval by our shareholders. As such, we will continue to be deemed a “controlled company” under Nasdaq Listing Rules 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules.

Investing in our Class A Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 to read about factors you should consider before buying our Class A Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Class A Share	Per Pre-Funded Warrant	Total
Offering price	US$	US$	US$
Placement agent’s fees(1)	US$	US$	US$
Proceeds to our company before expenses(2)	US$	US$	US$

____________

(1)      We have agreed to pay the placement agent a cash fee equal to 7% of the aggregate gross proceeds raised in this offering and a non-accountable expense allowance equal to 1% of the offering amount. We have also agreed to reimburse the placement agent for certain of its expenses, including legal and out-of-pocket expenses, and to pay certain closing costs. See “Plan of Distribution” for additional information about the compensation to be received by the placement agent.

(2)      We estimate the total expenses of this offering payable by us, excluding the placement agent’s fees, will be approximately US$240,000.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus is [_____], 2026.

i

ABOUT THIS PROSPECTUS

Neither we nor any placement agent engaged by us have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor any placement agent engaged by us take any responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor any placement agent engaged by us in connection with this offering have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We obtained the industry and market data used in this prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2024,” relate to our financial year ended December 31 of that calendar year.

Financial Information in Singapore Dollars

Our reporting currency is the Singapore dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all currency conversions from Singapore dollars (S$) to U.S. dollars (US$) were made using the exchange rates set forth in the H10 statistical release of the Federal Reserve Board. For the period ending December 31, 2023, the conversion rate was S$1.3193 to US$1.00, while for the period ending December 31, 2024, the rate was S$1.3662 to US$1.00. For the six months ending June 30, 2024, the conversion rate was S$1.3193 to US$1.00, while for the period ending June 30, 2025, the rate was S$1.2719 to US$1.00. We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business”. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

•        our business and operating strategies and our various measures to implement such strategies;

•        our operations and business prospects, including development and capital expenditure plans for our existing business;

•        changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

•        our financial condition, results of operations and dividend policy;

•        changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

•        the regulatory environment and industry outlook in general;

•        future developments in the supply of safety equipment market and actions of our competitors;

•        catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•        the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•        the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

•        our ability to execute our strategies;

•        changes in the need for capital and the availability of financing and capital to fund those needs;

•        our ability to anticipate and respond to changes in the markets in which we operate, and in customer demands, trends and preferences;

•        exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

•        changes in interest rates or rates of inflation; and

•        legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the supply of safety equipment may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Class A Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements”. Unless the context otherwise requires, the terms “Springview Cayman”, “we”, “us”, “our”, the “Group”, and “our company” used in this prospectus refer to Springview Holdings Ltd and its consolidated subsidiaries.

Overview

Our company, through our indirect wholly owned subsidiary, Springview Enterprises Pte. Ltd. (“Springview Singapore”), designs and constructs residential and commercial buildings in Singapore.

Our projects cover four main types of work: (i) new construction, (ii) reconstruction, (iii) additions and alterations (A&A), and (iv) other general contracting services. For new construction, an existing house will be demolished, and a new house will be rebuilt. Our reconstruction work involves replacement of a substantial part of a house. For A&A work, we focus on minor modifications to existing structures within an existing building’s requirements. We also provide other general contracting services, such as renovation and design consultation for our customers. Through conversations with our clients to understand their vision and budget constraints, we assist them in developing a feasible design concept.

Our projects are carried out in either (a) design and build mode or (b) construction mode. When we play a design and build role, we provide design input and also serve as the main contractor. For construction mode, we act only in the role of a contractor. For the design and build role, we collaborate with associated architectural firms to deliver tailored solutions consisting of conceptualized design drawings and detailed implementation plans which we then execute with the joint efforts of our experienced design team and construction team. For the contractor role, we provide our customers with quality construction work based on our team’s experience and existing relationships with architects and subcontractors.

With a considerable operating history dating back to 2002, we believe we have established a positive reputation in the busy Singapore real estate development market through customer relationships, leading to referrals from existing customers. Our operations team manages inquiries and feedback, working with subcontractors to address any issues that arise in our projects. We believe that effective communication through phone calls and instant messaging ensures quick issue resolution. In turn, we believe that our commitment to high-quality services and addressing customer feedback is vital for expanding our market share and ensuring overall business success of our company.

Competitive Strengths

We believe that we differentiate ourselves from our competition and have been able to grow our business as a result of the following competitive strengths:

Our Experienced Management Team.    Our company has an experienced management team led by Mr. Zhuo Wang, our Chief Executive Officer, and Ms. Siew Yian Lee, an executive director of our company. Ms. Lee has substantial experience in the construction design services and building contractors industry. See “Management.”

Our Seamless Solutions.    We offer a comprehensive range of services, such as design, construction, furniture customization and project management. With our skilled in-house team of experts, we provide a one-stop solution that fosters strong customer relationships, potentially resulting in more projects and referrals. Our post-project services, including defect repairs and maintenance, further enhance our customer engagement and future project opportunities. See “Business — Our Services.”

Our Supplier and Subcontractors Relationships.    We attribute our success in both the residential and commercial markets and our quality work to our stable relationships with our suppliers and subcontractors, which enables us to secure raw materials supply with consistent quality, timely delivery and competitive pricing from our materials and consumables suppliers on the one hand, and better enforce our work quality requirements and progress timeframe with our subcontractors on the other hand. See “Business — Our Suppliers” and “— Our Subcontractors” for more information.

Business Strategies

Key elements of our business and growth strategies include:

Enhance Client Relationships and Reputation.    Cultivating strong client relationships and a positive reputation is vital for our growth. This involves timely, cost-effective project delivery, excellent customer service, and customer satisfaction, which, in turn, attract new customers and fuel our contractor business growth.

Invest in Technology and Innovation.    Embracing technology and innovation is pivotal for our growth. We use advanced tools like building information modelling (BIM) and other construction software to boost project efficiency and quality while reducing costs. Staying updated with industry trends and sustainable practices is also central to our strategy.

Enhance Service Capacity.    At present, we have built a team encompassing construction workers, electricians, tilers, designers, and a project manager. Our ongoing plan is to expand our team with additional qualified and experienced professionals, which we believe will greatly boost our business growth.

Adopt an Aggressive Marketing Strategy.    To expand our business, we plan to implement robust advertising campaigns across various media channels. This includes traditional methods like TV and radio ads for less tech-savvy customers and digital approaches such as search engine optimization and social media marketing to boost our image and service popularity. The goal is to increase customer awareness and attract new customers.

Expand through Joint Ventures and/or Strategic Alliances.    We intend to focus on our principal business activities in the building and renovation industries, and we plan to explore opportunities to collaborate with suitable partners in related industries through strategic alliances, joint ventures, and investments. As at the date of this prospectus, we have not identified any potential joint ventures and/or strategic alliances.

Risks and Challenges

Investing in our Class A Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 12 of this prospectus, which you should carefully consider before making a decision to purchase Class A Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks related to Our Business and Industry:

•        Our profits vary from project to project and are highly dependent on the negotiated terms under each of the agreement. Our future performance may not necessarily be as good as what our past performance has shown.

•        Our profits would decrease significantly in the event of a significant decrease in projects.

•        We are exposed to the risks of default or payment delays in collecting our accounts receivables.

•        We are dependent on the construction industry in Singapore.

•        Our operations rely heavily on the maintenance of our current licenses.

•        We rely on foreign workers and are vulnerable to potential negative impacts resulting from changes in foreign labor policies.

•        The estimated project cost could be inaccurate. If we experience any cost overruns for projects, our profits and financial performance would be adversely affected.

•        Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

•        Our reputation and profitability may be adversely affected if there are flaws or defects in our products or services or delays in the completion of our projects.

•        We rely on our suppliers and subcontractors to fulfill our customer contractual obligations.

•        We are subject to risks associated with the quality of our work.

•        We are and may continue to be exposed to litigation, claims or other disputes. See “Business — Litigation and Other Legal Proceedings.”

•        Increased competition in the design and construction business in Singapore may affect our ability to maintain our market share and growth.

•        We may be affected by an outbreak of other infectious diseases.

•        Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.

•        We may be harmed by negative publicity.

•        We may not be able to successfully implement our business strategies and future plans.

•        Failing to address and remedy the identified weaknesses in our internal control over financial reporting, together with the potential occurrence of additional weaknesses in the future, may result in inaccurate or delayed financial reporting and lead to non-compliance with accounting and reporting standards for public companies, adversely affecting the market value of our Class A Shares.

•        We are affected by interest rate increases with respect to our banking facilities.

•        We are dependent on a small number of key customers for continued sale of our products and services.

•        We are exposed to the credit risks of some our customers.

•        Our operations are and could continue to be subject to inflationary pressure, and we may not be able to pass on the resulting rise in costs.

•        We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

Risks related to Our Share Structure and Class A Shares:

•        The trading price of our Class A Shares has been and may continue to be volatile, which could result in substantial losses to investors.

•        Our Class A Shares might face extreme volatility, including stock run-ups, not reflecting our actual performance or financial outlook, which can make it challenging for prospective investors to evaluate the changing value of our Class A Shares.

•        If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.

•        Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Shares for a return on your investment.

•        Short selling may drive down the market price of our Class A Shares.

•        If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

•        As a result of the dual-class structure of our company’s Ordinary Shares, Avanta (BVI) Limited has and will continue to have voting control over our company. Its interests may not align with those of our other shareholders, limiting or precluding our shareholders’ ability to influence corporate matters, including the election of directors, amendments to our organizational documents, and any merger, consolidation, or other major corporate transactions requiring shareholder approval.

•        As a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

•        Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

•        It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        We are a foreign private issuer within the meaning of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

•        Our wholly owned subsidiary, Springview Singapore, is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

•        Further issuances of Class B Shares may result in a dilution of the percentage ownership of the existing holders of Class A Shares as a total proportion of Ordinary Shares in our company.

•        The sale or availability for sale of substantial amounts of our Class A Shares could adversely affect their market price.

Risks related to this Offering:

•        If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

•        This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

•        You may experience significant dilution as a result of this offering, the exercise of the Pre-Funded Warrants, and future equity offerings or acquisitions.

•        Our management will have broad discretion over the use of the net proceeds from this offering.

•        FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our securities.

•        An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

•        There is no public market for the Pre-Funded Warrants.

•        There are no voting rights for the Pre-Funded Warrants.

•        The terms of the Pre-Funded Warrants may be adjusted.

•        The Pre-Funded Warrants have beneficial ownership limitations.

•        We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

•        The sale or availability for sale of substantial amounts of our Class A Shares could adversely affect their market price.

•        We do not intend to pay dividends for the foreseeable future.

•        The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•        Our board of directors may decline to register transfers of Class A Shares in certain circumstances.

•        This offering may result in an immediate trading halt or delisting of our Class A Shares from The Nasdaq Capital Market due to public interest concerns.

Corporate Information

Our company was incorporated as an exempted company under the laws of the Cayman Islands with limited liability on September 27, 2023. Our company’s authorized share capital is $50,000 divided into 50,000,000 Class A Shares and 100,000,000 Class B Shares. As of the date of this prospectus, there are 2,261,980 Class A Shares and 10,000,000 Class B Shares issued and outstanding. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide. Our principal executive office is at 203 Henderson Road, #06-01, Henderson Industrial Park, Singapore 159546. Our telephone number at this location is +65 6271 2282. Our principal website address is https://www.springviewggl.com/. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Springview BVI, which refers to Springview (BVI) Ltd., a British Virgin Islands business company incorporated under the laws of the British Virgin Islands on October 11, 2023, and Springview Singapore, which refers to Springview Enterprises Pte. Ltd., a company incorporated in Singapore on June 3, 2002, are our wholly owned subsidiaries. The following sets forth the holdings of the Class A Shares and Class B Shares before and after giving effect to this offering, as well as the shareholder’s respective voting power.

HENG KONG CHUAN
LEE SIEW YIAN
ZHUO WANG
50%
50%
100%
AVANTA (BVI) LIMITED
WZ GLOBAL (BVI) LIMITED
Minority shareholders
Pre-offering: 38.68% Class A, 100% Class B, total voting 99.31%
Post-offering: 17.66% Class A, 100% Class B, total voting 98.01%
Pre-offering: 6.63% Class A, 0% Class B, total voting 0.07%
Post-offering: 3.03% Class A, 0% Class B, total voting 0.07%
Pre-offering: 54.69% Class A, 0% Class B, total voting 0.62%
Post-offering: 79.31% Class A, 0% Class B, total voting 1.92%
SPRINGVIEW HOLDINGS LTD
("Springview Cayman")
(a Cayman company)
100%
SPRINGVIEW (BVI) LTD
("Springview BVI")
(a BVI company)
100%
SPRINGVIEW ENTERPRISES PTE. LTD.
(a Singapore company)

Initial Public Offering

On October 17, 2024, the Company closed its initial public offering of its 187,500 Class A Shares at the public offering price of US$4.00 per Class A Share on Nasdaq, as a result of which the Company had 1,437,500 Class A Shares issued and outstanding. The net proceeds to the Company from the initial public offering, after deducting the underwriting discount, the underwriters’ fees and expenses, and the Company’s estimated offering expenses, were approximately $5.2 million.

Resale Prospectus

On December 10, 2024 the registration statement on Form F-1 (File No. 333-282887) relating to the resale of 225,000 of our Class A Shares was declared effective by the U.S. Securities and Exchange Commission. These Class A Shares may be sold from time to time pursuant to the resale prospectus by SWL (BVI) Limited (as to 112,500 Class A Shares) and Sky Sapphire Group Limited (as to 112,500 Class A Shares). We did not receive any proceeds from the sale of the Class A Shares by SWL (BVI) Limited and Sky Sapphire Group Limited. All share amounts presented above have been retroactively adjusted to reflect the 1-for-8 share consolidation effective December 2, 2025.

Recent Developments

Annual General Meeting, Share Consolidation and Amended Memorandum and Articles of Association

On October 17, 2025, the Company held its annual general meeting of shareholders, at which the Company’s shareholders approved, among other matters, (i) an ordinary resolution authorizing the Company’s board of directors to effect one or more share consolidations of the Company’s Class A Shares at a ratio to be determined by the board in its discretion within a range that shall not exceed 1-for-4000, and (ii) special resolutions approving amendments to the Company’s amended and restated memorandum and articles of association to give effect to any such share consolidation as and when implemented by the board. On November 24, 2025, pursuant to the foregoing shareholder approvals, the board of directors approved amendments to the Company’s amended and restated memorandum and articles of association to effect a share consolidation of the Company’s Class A Shares based on a 1-for-8 ratio, such that every eight (8) issued Class A Shares were combined into one (1) issued Class A ordinary share, with fractional shares rounded to the nearest whole share. The Company’s Class B Shares were not affected by the share consolidation.

The share consolidation became effective for trading on the Nasdaq Capital Market on December 2, 2025. Following the share consolidation, the number of issued and outstanding Class A Shares was reduced from 13,217,629 to approximately 1,652,204. In connection with the share consolidation, the Company also restated its authorized share capital to 150,000,000 shares divided into 50,000,000 Class A Shares, par value US$0.0008 per share, and 100,000,000 Class B Shares, par value US$0.0001 per share.

Nasdaq Listing Compliance

On April 25, 2025, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share. The Company was provided an initial 180-day period, through October 22, 2025, to regain compliance. On October 24, 2025, Nasdaq notified the Company that it had determined to delist the Company’s securities due to the Company’s failure to regain compliance within the prescribed period. The Company timely appealed Nasdaq’s determination to the Nasdaq Hearings Panel (the “Panel”), which stayed the delisting pending the appeal.

In connection with its plan to regain compliance, on November 24, 2025, the Company’s board of directors approved amendments to the Company’s then Second Amended and Restated Memorandum and Articles of Association to effect a share consolidation of the Company’s Class A Shares based on a 1-for-8 ratio. The share consolidation split became effective for trading on the Nasdaq Capital Market on December 2, 2025. On December 18, 2025, the Company received a written decision from the Panel confirming that the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2). The Panel further advised that it would retain jurisdiction over the Company’s listing through April 22, 2026 and imposed a discretionary monitoring period through December 18, 2026. During this monitoring period, if the Company fails to comply with any applicable continued listing requirement, the Company will not be entitled to an automatic grace period or the opportunity to submit a compliance plan, and Nasdaq may issue a delisting determination, subject to the Company’s right to request a further hearing before the Panel.

Private Placement of Class A Shares

On December 24, 2025, the Company entered into subscription agreements with certain investors for a private placement of an aggregate of 609,756 Class A Shares at a purchase price of US$2.46 per share, representing the Nasdaq official closing price of the Company’s Class A Shares immediately prior to the execution of the subscription agreements. The private placement closed during the week of December 29, 2025, and the Company received aggregate gross proceeds of approximately US$1.5 million from the private placement. The securities were offered and sold in an offshore transaction in reliance on Regulation S under the Securities Act of 1933, as amended. The Company intends to use the net proceeds from the private placement for general working capital and general corporate purposes.

Resignation of Chief Financial Officer and Appointment of New Chief Financial Officer

On January 6, 2026, Mr. Jordan Yi Chun Tse notified Springview Holdings Ltd. (the “Company”) of his resignation as Chief Financial Officer, effective January 31, 2026, and the board of directors of the Company approved his resignation. Mr. Tse’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and was due to personal reasons. On January 6, 2026, the Company appointed Ms. Lyu Liyan as its new Chief Financial Officer, effective February 1, 2026. In connection with her appointment, the Company entered into an employment agreement with Ms. Lyu dated January 12, 2026.

Resignation of Independent Director and Appointment of New Independent Director

On January 16, 2026, Mr. Edward C. Ye resigned from his position as an independent director of the Company, including as chairman of the audit committee and as a member of the compensation committee and the nominating and corporate governance committee, effective immediately. Mr. Ye’s resignation was not the result of any disagreement with the Company, its management, or its board of directors on any matter relating to the Company’s operations, policies or practices. On the same date, following Mr. Ye’s resignation, the Company’s board of directors appointed Mr. Xirui Guo as an independent director of the Company, effective January 16, 2026. In connection with his appointment, Mr. Guo was also appointed as chairman of the audit committee and as a member of the compensation committee and the nominating and corporate governance committee of the Company. Pursuant to an independent director offer letter dated January 16, 2026, Mr. Guo is entitled to receive a monthly compensation of US$2,000, payable on a quarterly basis, for his services as an independent director, and is eligible for reimbursement of reasonable expenses incurred in connection with the performance of his duties.

Enforceability of Certain Civil Liabilities

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Implications of Being a Controlled Company

We are a “controlled company” as defined under Nasdaq rules because Avanta (BVI) Limited holds 38.68% and 100% of our outstanding Class A Shares and Class B Shares, respectively, and will be able to exercise 99.31% of the total voting power of our outstanding shares. Following the completion of this offering, assuming the sale of all 2,691,791 Class A Shares (or Pre-Funded Warrants in lieu thereof) and assuming the full exercise of all Pre-Funded Warrants, Avanta (BVI) Limited will hold approximately 98.01% of the aggregate voting power of our issued and outstanding Ordinary Shares and will be able to determine all matters requiring approval by our shareholders. As such, we will continue to be deemed a “controlled company” under Nasdaq Listing Rules 5615(c). For so long as we remain a “controlled company,” we are permitted by Nasdaq to elect not to comply with certain corporate governance requirements, such as a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we may elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last financial year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        being permitted to provide only two financial years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

•        an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting, which applies for up to five years after we become a public company or until we no longer qualify as an emerging growth company, whichever is sooner.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the financial year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the financial year in which we have total annual gross revenue of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Shares that are held by non-affiliates exceeds $700.0 million as of the prior December 31, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, which refers to the United States Securities and Exchange Commission, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated under the laws of the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the shareholder approval requirements under Section 5635 of the Nasdaq listing rules; and the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

The Offering

Issuer	Springview Holdings Limited
Shares offered by us	Up to 2,691,791 Class A Shares, or Pre-Funded Warrants in lieu thereof.
Pre-Funded Warrants offered by us

Up to 2,691,791 Pre-Funded Warrants.

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Class A Shares, up to 2,691,791 Pre-Funded Warrants to purchasers whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Shares immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one Class A Share. The purchase price of each Pre-Funded Warrant is equal to the price per Class A Share being sold to the public in this offering, minus $0.0008, and the exercise price of each Pre-Funded Warrant is $0.0008 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of Class A Shares we are offering will be decreased on a one-for-one basis.

We are also registering the issuance of up to 2,691,791 Class A Shares underlying the Pre-Funded Warrants.

Best-efforts offering

We are offering the securities on a best-efforts basis. We have engaged Univest Securities, LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. No minimum offering amount is required as a condition to closing this offering.

Ordinary Shares issued and outstanding prior to this offering	2,261,980 Class A Shares and 10,000,000 Class B Shares.
Ordinary Shares issued and outstanding immediately after this offering

4,953,771 Class A Shares (assuming the sale of all 2,691,791 Class A Shares, or the full exercise of all Pre-Funded Warrants issued in this offering) and 10,000,000 Class B Shares. To the extent Pre-Funded Warrants are sold, the number of Class A Shares issued at closing in this offering will be reduced on a one-for-one basis, such that the aggregate number of Class A Shares issued and issuable pursuant to this offering does not exceed 2,691,791.

Voting rights

Class A Shares are entitled to one (1) vote per share. Class B Shares are entitled to twenty (20) votes per share. Avanta (BVI) Limited will hold approximately 98.01% of the total votes of our outstanding shares immediately after this offering (assuming the sale of all 2,691,791 Class A Shares and no sale of any Pre-Funded Warrants), and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections entitled “Principal Shareholders” and “Description of Share Capital” for additional information.

Use of proceeds	Our net proceeds from this Offering will be up to approximately $18,160,006.56 after deducting the placement agent fees, non-accountable expense allowance and estimated offering expenses payable by us. We intend to use these proceeds for business development and marketing, hiring and training skilled workforce and general working capital and corporate purposes. Please see “Use of Proceeds” for additional information.

Dividend policy

We do not intend to pay any dividends on our Class A Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Listing

Our Class A Shares are listed on the Nasdaq Capital Market under the symbol “SPHL.” There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be limited.

Assumed offering price

$7.43 per Class A Share (or Pre-Funded Warrant in lieu thereof).

The initial public offering price per Class A Share (or Pre-Funded Warrant in lieu thereof) in the Offering will be determined by us based on negotiations with the placement agent on behalf of the prospective investors in the Offering, and will be mainly based on latest market price prior to the pricing of the Offering. The last reported sale price of our Class A Shares on the Nasdaq Capital Market on January 16, 2026 was $7.43 per Class A Share.

Lock-up and standstill restrictions

In connection with this offering, each of our directors, executive officers and holders of more than five percent (5%) of our outstanding Class A Shares have entered into lock-up agreements in favor of the placement agent, pursuant to which they have agreed, for a period of ninety (90) days from the Closing Date of this offering, not to, among other things, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our Class A Shares or securities convertible into or exercisable or exchangeable for our Class A Shares, or make any demand for or exercise any right with respect to the registration of such securities.

The Company has also agreed that, without the placement agent’s prior written consent, it will not issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any Class A Shares or any securities convertible into or exercisable for Class A Shares during the 60-day period following the closing, subject to limited exemptions. In addition, for 90 days after closing, the Company further agreed not to effect or agree to effect any issuance of Class A Shares or convertible, exchangeable or exercisable securities (or units thereof) in transactions involving, among others, (i) debt or equity securities that (A) have conversion, exercise or exchange prices based on or varying with post-issuance trading prices of the Class A Shares, or (B) include price resets after issuance or upon specified contingent events, or (ii) any arrangement such as an equity line of credit or at-the-market offering permitting issuance of securities at a future-determined price, in each case subject to certain exemptions.

Risk factors

Investing in our Class A Shares involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Shares.

Transfer agent	VStock Transfer, LLC

RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Our profits vary from project to project and are highly dependent on the negotiated terms under each of the agreements. Our future performance may not necessarily be as good as what our past performance has shown.

Our business is project-based, and profitability varies from project to project. The customers usually engage us on an as-needed basis for each project. Our project agreements are tailored based on the needs of our customers and the complexity of the project. Therefore, the key terms of each project agreements, such as the scope of services, fees, the method, and timing of payment are different. Moreover, numerous factors, from the budget of the customers to the general market conditions, are unpredictable and beyond our control. There is no guarantee that the profitability in the past projects can be replicated in the future.

In addition, our pricing strategy may change, depending on whether we decide to adopt more competitive price to attract more customers. If more of our projects are secured with a lower gross profit margin ratio, the historical analysis on our past gross profit margin ratio may not be helpful in predicting our future performance.

Our profits would decrease significantly in the event of a significant decrease in projects.

Since our contracts are typically secured through invited tenders from our customers, we rely on our major customers or past customers to invite us for future tenders. However, there is no guarantee that these customers will continue to invite us for tenders or award them to us at contract values and terms comparable to those we have received in the past. Consequently, if we are not invited to tender or cannot secure new projects with our major and past customers, or if we fail to secure replacement customers or new projects on favorable terms, our business, financial performance, financial position, and liquidity will be materially and adversely affected.

We are exposed to the risks of default or payment delays in collecting our accounts receivables.

Our major customers are private entities, which exposes us to higher risks of payment delays compared to government contracts. We submit monthly progress claims for work completed, subject to customer approval. If a customer fails to make timely payments for our progress claims, there can be a significant delay between the costs incurred for the work we’ve performed and the receipt of payment from our customers. Furthermore, disputes may arise between us and our customers regarding progress claims, potentially resulting in delayed payments or payments that are less than the claimed amount. In such cases, our cash flow and working capital may be significantly and adversely affected.

Recovering any part of the contracted value according to the contract terms is usually a time-consuming process that requires financial and other resources to resolve disputes. Moreover, there is no guarantee that the outcomes will favor us or that disputes will be resolved promptly. Failure to collect adequate payments in a timely manner or effectively manage overdue debts will have a material and adverse impact on our business, liquidity, financial performance, and financial position.

We are dependent on the construction industry in Singapore.

We rely on new building developments and A&A, which means Addition and Alteration work, encompassing minor changes to the building structure that do not increase the total gross floor area of the properties by more than 50%, projects for revenue, covering interior fitting-out, construction, and building projects in Singapore. Our success depends on factors beyond our control, including economic conditions, regulations, political stability, social trends, property markets, government initiatives, and unforeseen events like natural disasters and epidemics.

Singapore’s cyclical construction industry can directly affect us, leading to delays and revenue loss. Our project-based contracts make continuous customer acquisition uncertain. A downturn or reduced project availability may hinder our ability to secure new projects, impacting our business, financial performance, and prospects.

Recent geopolitical developments, including the announcement on April 2, 2025 by U.S. President Donald J. Trump on sweeping tariffs on a wide range of imports may have an adverse effect on the global economy. Although we do not currently export goods or services to the United States, such tariffs may contribute to broader economic uncertainty, disrupt regional trade flows, and increase costs in our supply chain. Any resulting slowdown in global economic activity or increased barriers to trade could materially and adversely affect our business and results of operations.

Our operations rely heavily on the maintenance of our current licenses.

We are regulated in Singapore by the Commissioner of Building Control (“CBC”) and the Building and Construction Authority of Singapore (“BCA”) for compliance with the Building Control Act 1989 of Singapore (“Building Control Act”), as well as various other regulatory bodies. These regulatory bodies stipulate the criteria that must be satisfied before licenses are granted to, and/or renewed and/or maintained for, our business. The maintenance and renewal of our license is subject to compliance with the relevant regulations.

Our current license granted under the Builders Licensing Scheme granted by the CBC will expire on July 8, 2027 and as the requirements laid down by BCA may change from time to time, there is no assurance that we will be able to meet the changing requirements and maintain and/or renew our registrations and licenses. In the event that we fail to maintain or renew our existing builder license, we will be unable to continue providing substantially all of its services given that our company is a building and construction company. In turn, our business, financial performance and prospects will be adversely affected. For details, please refer to the section entitled “Regulatory Environment”.

We rely on foreign workers and are vulnerable to potential negative impacts resulting from changes in foreign labor policies.

As of the date of this prospectus, approximately 82% of our workforce is made up of foreign employees. While we have taken steps to ensure compliance with laws relating to the hiring of foreign workers, there can be no assurance that we will not inadvertently be subject to additional fines or punishments. The supply of foreign labor in Singapore is strictly regulated and subject to a number of policies and regulations, including but not limited to the Employment of Foreign Manpower Act 1990 of Singapore. For details, please refer to the section entitled “Regulatory Environment”.

We cannot guarantee that neither we nor our directors will avoid penalties for past violations or unintentionally breach employment laws and regulations in the future. Moreover, any additional suspension from applying for new work passes for foreign workers could disrupt our operations and have adverse effects on our financial performance.

The estimated project cost could be inaccurate. If we experience any cost overruns for projects, our profits and financial performance would be adversely affected.

Since the pricing of our projects is based on the estimated time and costs before we enter into contracts with our customers, there is no assurance that the actual time and costs of a project will not exceed such estimates. In the event that our estimates prove inaccurate or if there is any unforeseen factor leading to any substantial increase in such time and costs, we may be subject to cost overruns and liquidated damages or compensation claimed by customers. This will result in a lower profit margin and the financial performance may be materially and adversely affected.

Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

Our success and growth have largely been attributed to the efforts and experiences of our core management personnel. In particular, our executive director, Ms. Siew Yian Lee, has a long history of working with our customers and understands the customers’ needs and market trends. As competition for such management talents is fierce and new hires may not necessarily fit in well with the current management team, any loss of key management personnel will be detrimental to our business and prospects.

In addition, although we are dependent on certain key personnel, we do not have any key man life insurance policies on any such individual. Therefore, if any of our key management personnel dies or become disabled, we will not receive any compensation to assist with such individual’s absence. The loss of such person could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our reputation and profitability may be adversely affected if there are flaws or defects in our products or services or delays in the completion of our projects.

While we meticulously select material suppliers and prioritize careful design and construction for our customers, it may be impossible to anticipate every issue in our projects. Risks such as delays and defects may still arise.

Defects in our work can result from poor execution and quality control by our employees. This may lead to rework and additional costs to enhance work quality, or customers may file claims against us for subpar work. Both can have negative impacts on our reputation and profitability.

Various factors, including labor availability, material supply, supply chain delays, accidents, and unforeseen events beyond our control, such as “acts of God,” can significantly affect our project completion times. If these issues arise and we fail to take prompt remedial actions, they may have adverse effects on our operations and financial performance. Furthermore, we may face liability for fit-out defects, incurring substantial extra costs.

Since our establishment, we have cultivated a strong reputation and customer loyalty. Consequently, even minor flaws in our building projects or unforeseen circumstances that result in negative publicity could harm our reputation and erode customer confidence. In such a scenario, our business, profitability, and financial performance may suffer.

We rely on our suppliers and subcontractors to fulfill our customer contractual obligations.

Our reliance on suppliers extends to the provision of essential materials such as sand, cement, solid wood, plywood, and other materials commonly used in homebuilding. Since there are no long-term contracts in place with our suppliers, there is no guarantee that we will continue to receive materials and services at acceptable prices for future projects.

For subcontractors, we place orders on a back-to-back basis. When their services are needed, we allocate the work to them and convey relevant information from the agreements we have with our customers.

Despite implementing a rigorous supplier selection process, conducting a comprehensive assessment of our subcontractors, and maintaining a quality management system to ensure high-quality materials and services, we cannot assure consistent adherence to our quality standards or continued reliable supply and service. If a major supplier or subcontractor fails to meet our requirements, and we are unable to promptly secure comparable or superior alternatives, it could significantly impact our business, financial performance, and position.

We are subject to risks associated with the quality of our work.

The quality of our work is assessed by our customers, and poor work quality may result from the inadequate execution and quality control of our employees or subcontractors. This could lead to the necessity for reworks and additional costs to enhance the quality of our work, or we may face claims from customers for subpar results. The costs incurred for reworks in a specific financial year or period will impact the financial performance and cash flows for that particular period, regardless of the overall profitability of the project. If we fail to achieve a satisfactory level of work quality, our reputation could be materially and adversely affected, increasing the likelihood of elevated costs, liquidated damages, and consequently, adversely affecting our business, reputation, prospects, and financial performance.

We are and may continue to be exposed to litigation, claims or other disputes.

We may, from time to time, encounter disputes arising from contracts with customers, suppliers, subcontractors, or other third parties. Claims brought by customers against us may involve defective work, damaged work, as we are obligated to protect our completed or partially completed work on-site, property damages, or other contractual breaches, which may result in us incurring liquidated damages under the terms of our contracts with our customers. Claims may also arise from disputes with suppliers and subcontractors on matters relating to payment and/or contractual performance. Such claims could lead to time-consuming and costly litigations, arbitrations, administrative proceedings, or other legal procedures. Expenses incurred in legal proceedings or arising from claims brought by or against us will materially and adversely affect our business, financial position, financial performance, and prospects.

Moreover, legal proceedings resulting in unfavorable judgments or findings may harm our reputation, cause financial losses, and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial position, financial performance, and prospects.

The nature of our work also involves certain risks as employees work at the work sites with equipment and tools, or work from height. Our employees who suffer an injury arising out of and in the course of their employment can choose to either submit a claim under the Work Injury Compensation Act 2019 of Singapore (“WICA”) for compensation through the Ministry of Manpower of Singapore (“MOM”) without needing to prove negligence or breach of statutory duty by the employer or commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence. Pursuant to the WICA, an injured employee is entitled to claim medical leave wages, medical expenses, and lump sum compensation for permanent incapacity or death, subject to certain stipulated limits. Damages under a common law claim are usually higher than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses, and any future loss of earnings.

In particular, Springview Singapore has been involved in one civil litigation proceeding in connection with workplace injuries at its work sites and was previously subject to criminal proceedings under the Workplace Safety and Health Act and the Building Control Act, which resulted in a conviction, sentencing, and the imposition of a monetary fine, with no appeal filed. In the event that the litigation costs, time involved, and/or claim amounts are substantial, our financial performance will be materially and adversely affected.

Increased competition in the design and construction business in Singapore may affect our ability to maintain our market share and growth.

We operate in the competitive interior design and construction industry, where our competitors may have greater financial resources, a larger customer base, and more extensive marketing capabilities.

The potential entry of new competitors or market consolidation could further intensify competition. Our ongoing success relies on our ability to compete effectively with existing competitors and adapt to changing market conditions and demands. If we fail to compete successfully or adapt to these changes, it may adversely impact our business and financial performance.

While we maintain positive relationships with our suppliers and customers and offer a wide range of services to meet their needs, there is no guarantee that our existing agreements will be renewed or that our customers will continue working with us. If our suppliers or customers choose to collaborate with our competitors, or if our skilled employees opt to join competitors, our competitive position may weaken, potentially resulting in adverse effects on our business, financial condition, results of operations, and prospects.

We may be affected by an outbreak of other infectious diseases.

An outbreak of infectious diseases such as severe acute respiratory syndrome and avian influenza or new forms of infectious diseases in the future may potentially affect our operations as well as the operations of our customers and suppliers. In the event that any of the employees in any of our offices or worksites or those of our customers and suppliers is affected by any infectious disease, we or our customers and suppliers may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This may have an adverse impact on our revenue and financial performance.

Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.

We have purchased relevant insurance with appropriate coverage limits for our business and believe that our insurance coverage is in line with the industry standard. However, we may receive claims from time to time in respect of various matters from customers, suppliers, workers and other parties in relation to our projects. There is no guarantee that the outcome of such claims will be favorable to us. Furthermore, regardless of the strength of our defense and outcome of the case, we may incur time and costs defending such claims. In such event, the current insurance may not sufficiently protect it against all liabilities arising from such potential claims. Even if the insurance is sufficient, such claims may damage its reputation. In addition, there is no guarantee that its insurance premiums, which are generally dependent on various factors, such as the scope and value of the project and insurance claim record, will not increase in the future. If we were held liable for uninsured losses, or the amounts of claims for insured losses exceed the limits of its insurance coverage, or the insurance premiums increase significantly, our business and financial condition may be materially and adversely affected.

We may be harmed by negative publicity.

We operate in a highly competitive industry and there are other companies in the market that offer similar products for interior design and building contractors services which we offer. We derive most of our customers through word of mouth and we rely on the positive feedback of our customers. Thus, customer satisfaction with our safety equipment products is critical to the success of our business as this will also result in potential referrals to new customers from our existing customers. If we fail to meet our customers’ expectations, there may be negative feedback regarding our products and/or services, which may have an adverse impact on our business and reputation. In the event we are unable to maintain a high level of customer satisfaction, or any customer dissatisfaction is inadequately addressed, our business, financial condition, results of operations and prospects may also be adversely affected.

Our reputation may also be adversely affected by negative publicity in reports, publications such as major newspapers and forums, or any other negative publicity or rumors. There is no assurance that our Group will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on our reputation or prospects. This may result in our inability to attract new customers or retain existing customers and may in turn adversely affect our business and results of operations.

We may not be able to successfully implement our business strategies and future plans.

While we have planned our expansion plan based upon a forward-looking assessment of market prospects of the interior design and building contractor industry, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. Expansion plans may be affected by a number of factors beyond its control. Such factors include, but are not limited to, changes in economic conditions in Singapore, changes in supply and demand for our services and government regulations in relation to the interior design and building contractor industry.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

We have identified several material weaknesses in our internal control over financial reporting. If we do not adequately remediate the material weakness, or if we experience additional material weakness in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our Class A Shares.

During the audit of our consolidated financial statements for the fiscal years ended December 31, 2023 and 2024, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting. These material weaknesses identified are (i) our lack of sufficient personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP, and (ii) our lack of IT general controls regarding to the Logical Access Security, Change Management, IT Operations of financial system and Cybersecurity.

We are currently in the process of implementing several measures to address the material weaknesses identified, including (i) hiring additional qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to establish a financial and system control framework; (ii) expanding the capabilities of existing accounting and financial personnel by implementing regular and continuous U.S. GAAP training programs; (iii) preparing comprehensive accounting policies, manuals and closing procedures to improve the quality and accuracy of our period-end financial closing process; and (iv) hire experienced IT staff with qualifications of the CRISC (“Certified in Risk and Information Systems Control”) to formalize and strengthen the key internal control over Information Technology General Control. We may incur significant costs in the implementation of these measures.

We cannot assure you that these measures will be sufficient to remediate our material weaknesses in time, or at all. Additionally, we cannot assure you that we have identified all material weaknesses or that we will not have additional ones in the future. Our failure to remediate the material weakness or our failure to discover and address any other material weakness could result in inaccuracies in our consolidated financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

We are affected by interest rate increases with respect to our banking facilities.

Generally, we fund our operations via our internal resources and short and long-term financing from banks. Any disruption, uncertainty and volatility in the global credit markets may limit our ability to obtain the required working capital and financing for our business at reasonable terms and finance costs. If all or a substantial portion of our credit facilities are withdrawn and we are unable to secure alternative funding on acceptable commercial terms, our operations and financial position will be adversely affected. The interest rates for most of our credit facilities are subject to review from time to time by the relevant financial institutions. Given that we rely on these credit facilities to finance our operations and that interest expenses represent a significant percentage of our expenses, any increase in the interest rates of the credit facilities extended to us may have a material adverse impact on our profitability.

Springview Singapore has seven loan facilities with an aggregate outstanding amount of approximately S$835,800 as of December 31, 2024 and seven loan facilities with an aggregate outstanding amount of approximately S$689,099 (US$542,085) as of June 30, 2025. While there has yet to be an increase in the interest rates of the existing banking facilities taken out by Springview Singapore, if the bank interest rates continue to rise and we are unable to pass this increased cost to our customers, our financial performance may be materially and adversely affected.

We are dependent on a small number of key customers for continued sale of our products and services.

Our revenue is concentrated among a small number of customers. In the financial year ended December 31, 2024, our top ten customers accounted for approximately 98% of our revenue. In the financial year ended December 31, 2023, our top ten customers accounted for approximately 94% of our revenue. For the six months ended June 30, 2024, four customers accounted for approximately 28%, 24%, 18% and 13% of the Company’s total revenue. For the six months ended June 30, 2025, five customers accounted for approximately 25%, 22%, 19%, 12% and 11% of the Company’s total revenue. If any of these customers were to reduce or cease their business with our company, it could have a material adverse impact on our company’s financial condition and results of operations. Our company is aware of the risks associated with customer concentration and is taking steps to mitigate these risks. However, investors should be aware of the potential for customer concentration to have a material adverse impact on our company’s business.

We are exposed to the credit risks of some our customers.

A substantial portion of our revenue can be attributed to a small number of customers. We extend credit terms to these customers. These customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations, or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material project cancellations by our customers during the financial years ended December 31, 2023 and 2024 and the six months ended June 30, 2025, there is no assurance that our customers will not cancel their orders and/or refuse to make payment in the future in a timely manner or at all. We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected.

Our operations are and could continue to be subject to inflationary pressure, and we may not be able to pass on the resulting rise in costs.

Our business is currently subject to inflationary pressure, and this condition could persist in the future. As of the date of this annual report, we have experienced the impacts of inflation on our operations. For instance, we have experienced rising prices for construction materials and increased wages for our labor force due to inflation. Despite successfully passing these increased costs onto customers through higher pricing, our total revenue declined primarily due to a reduction in new projects. In the event of more significant inflationary pressure in the future, we expect our project costs could rise even further and we plan to pass such additional cost to the end customers. However, there is no guarantee that we will be able to efficiently pass on the resulting increase in costs to all of our customers in the future. Under such circumstances, our results of operations could be impacted due to the higher cost and lower margin, if there is any at all.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with companies owned or operated by related parties, including our shareholders, directors, and executive officers. See “Related Party Transactions”. For example, during the financial years ended December 31, 2023 and 2024, and the six months ended June 30, 2025, Springview Contracts Pte. Ltd., a company owned by Mr. Kong Chuan Heng, the spouse of Ms. Siew Yian Lee, and our executive director, Ms. Siew Yian Lee, engaged our company to provide construction services for projects under Springview Contracts Pte. Ltd.

We may in the future enter into additional transactions with entities in which members of our board of directors and other related parties hold ownership interests. Transactions with the entities in which related parties hold ownership interests present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of our company and our unaffiliated shareholders with respect to the negotiation of, and certain other matters related to, our purchases from and other transactions with such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as default. For prospective transactions with any related parties after listing on Nasdaq, such transactions are subject to our Audit Committee’s review and approval.

Risks Related to Our Share Structure and Class A Shares

The trading price of our Class A Shares has been and may continue to be volatile, which could result in substantial losses to investors.

The trading price of our Class A Shares has been and may continue to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

•        fluctuations in our revenues, earnings and cash flow;

•        changes in financial estimates by securities analysts;

•        additions or departures of key personnel;

•        release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

•        potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Shares might face extreme volatility, including stock run-ups, not reflecting our actual performance or financial outlook, which can make it challenging for prospective investors to evaluate the changing value of our Class A Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares.

In addition, if the trading volumes of our Class A Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Shares. This low volume of trades could also cause the price of our Class A Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Shares. A decline in the market price of our Class A Shares also could adversely affect our ability to issue additional shares of Class A Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Shares will be sustained. If an active market is not sustained, holders of our Class A Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. We do not have any control over these analysts. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Shares for a return on your investment.

We do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Class A shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands and Singapore law. Even if our board of directors decides to declare and pay dividends (by way of a simple majority decision of our directors), the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of directors. Accordingly, the return on your investment in the Class A Shares will likely depend entirely upon any future price appreciation of the Class A Shares. There is no guarantee that the Class A Shares will appreciate in value after this offering or even maintain the price at which you purchased the shares. You may not realize a return on your investment in the shares and you may even lose your entire investment.

Short selling may drive down the market price of our Class A Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we are classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Shares, fluctuations in the market price of our Class A Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

As a result of the dual-class structure of our company’s Ordinary Shares, Avanta (BVI) Limited has and will continue to have voting control over our company. Its interests may not align with those of our other shareholders, limiting or precluding our shareholders’ ability to influence corporate matters, including the election of directors, amendments to our organizational documents, and any merger, consolidation, or other major corporate transactions requiring shareholder approval.

Avanta (BVI) Limited controls approximately 38.68% and 100% of our outstanding Class A Shares and Class B Shares, respectively, and maintains 99.31% of the voting power. Avanta (BVI) Limited is controlled by our executive director, Ms. Siew Yian Lee, who has sole voting and dispositive power over shares of our Company held by Avanta (BVI) Limited. Following the offering, Avanta (BVI) Limited will control approximately 17.66% and 100% of our outstanding Class A Shares and Class B Shares, respectively, and maintain 98.01% of the voting power (assuming the sale of all 2,691,791 Class A Shares (or the issuance and full exercise of all Pre-Funded Warrants in lieu thereof)).

Each holder of Class A Shares is entitled to exercise one vote for each Class A Share held on any matters to be voted upon in a general meeting of shareholders, while each holder of Class B Shares is entitled to exercise 20 votes for each Class B Share held on any matters to be voted upon in a general meeting of shareholders. Due to the 20:1 voting ratio between our Class B Shares and Class A Shares, a majority of the combined voting power of our share capital will be held or controlled by Avanta (BVI) Limited. This allows Avanta (BVI) Limited, controlled by Ms. Siew Yian Lee, to control all matters submitted to our general meeting for approval until such date as Avanta (BVI) Limited ceases to hold, or to have the right to vote, shares representing a majority of the outstanding votes. Accordingly, our controlling shareholder will have considerable influence or control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval. This will limit or preclude the ability of the holders of Class A Shares to influence corporate matters for the foreseeable future, including (i) mergers and consolidations, (ii) the election or removal of directors, (iii) making amendments to our Amended and Restated Memorandum and Articles of Association, as amended from time to time, (iv) employment, including compensation arrangements, and (v) the power to prevent or cause a change in control.

As the interests of our largest shareholder may differ from those of our other shareholders, the disparate voting rights of the Class A Shares and Class B Shares may also prevent or discourage unsolicited acquisition proposals or offers for our share capital that our shareholders may feel are in their best interest. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. Additionally, since our Class B Shares are not convertible into Class A Shares and can be transferred, unless all holders of the Class B Shares surrender their shares, our shareholding structure will remain as a dual-class structure. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders”.

As a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Class A Shares. Under the Rule 4350(c) of Nasdaq, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq listing rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we may elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a controlled company could cause our Class A Shares to look less attractive to certain investors or otherwise harm our trading price.

As a company incorporated under the laws of the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to shareholders than they would experience if we complied fully with corporate governance listing requirements of Nasdaq. We currently rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent directors; and (ii) there will be no requirement for our company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; and (c) a change of control. See “Certain Cayman Islands Company Considerations” for more information.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act (Revised) of the Cayman Islands, as amended from time to time, and the common law of the Cayman Islands.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management and members of the board of directors than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company incorporated under the laws of the Cayman Islands. Our sole operating subsidiary was incorporated and is located in Singapore. Substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Singapore may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities”. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., although the courts of the Cayman Islands will in certain circumstances recognize and enforce against us a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, there is uncertainty as to whether the courts of the Cayman Islands would: recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each financial year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day, which means a day other than a Saturday, Sunday or public holiday in the U.S. on which licensed banks in the U.S. are generally open for normal business to the public, of an issuer’s most recently completed second financial quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

Our wholly owned subsidiary, Springview Singapore, is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

As Springview Singapore is a Singapore incorporated company, it is required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as its Constitution. In particular, Springview Singapore is required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore, which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

Further issuances of Class B Shares may result in a dilution of the percentage ownership of the existing holders of Class A Shares as a total proportion of Ordinary Shares in our company.

We may issue more Class B Shares. The issuance of additional Class B Shares may result in dilution to holders of our Class A Shares. Each Class A Share entitles its holder to one vote per share, while each Class B Share carries 20 votes per share. As a result, holders of Class B Shares have significantly greater voting power than holders of Class A Shares. If we decide to issue more Class B Shares, it could have the effect of increasing the overall voting power of Class B shareholders relative to Class A shareholders, potentially diminishing the influence and control of Class A shareholders over our company’s affairs.

This dilution in voting power could impact the ability of Class A shareholders to influence important corporate decisions, including those related to corporate governance, mergers, acquisitions, and other significant transactions. It may also result in decisions that are not aligned with the interests of Class A shareholders.

The sale or availability for sale of substantial amounts of our Class A Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Shares in the public market after the completion of this offering, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of the Class A Shares in this offering, we have 2,261,980 Class A Shares and 10,000,000 Class B Shares issued and outstanding. The Class A Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

Risks Related to this Offering

If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Class A Shares are listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

On April 25, 2025, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share. The Company was provided an initial 180-day period, through October 22, 2025, to regain compliance. On October 24, 2025, Nasdaq notified the Company that it had determined to delist the Company’s securities due to the Company’s failure to regain compliance within the prescribed period. The Company timely appealed Nasdaq’s determination to the Panel, which stayed the delisting pending the appeal.

In connection with its plan to regain compliance, on November 24, 2025, the Company’s board of directors approved amendments to the Company’s Amended and Restated Memorandum and Articles of Association to effect a 1-for-8 reverse share split of the Company’s Class A Shares. The reverse share split became effective for trading on the Nasdaq Capital Market on December 2, 2025. On December 18, 2025, the Company received a written decision from the Panel confirming that the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2). The Panel further advised that it would retain jurisdiction over the Company’s listing through April 22, 2026 and imposed a discretionary monitoring period through December 18, 2026. During this monitoring period, if the Company fails to comply with any applicable continued listing requirement, the Company will not be entitled to an automatic grace period or the opportunity to submit a compliance plan, and Nasdaq may issue a delisting determination, subject to the Company’s right to request a further hearing before the Panel.

On September 3, 2025, Nasdaq filed rule proposals with SEC to amend its initial and continuing listing standards. Nasdaq proposed an accelerated process for suspending and delisting companies with a listings deficiency that also have a Market Value of Listed Securities below $5 million. Nasdaq is submitting the proposed rules to the SEC for review. Regarding the accelerated process for suspending and delisting companies, Nasdaq is proposing to implement the new requirements 60 days after SEC approval.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Class A Share is a “penny stock,” which will require brokers trading in our Class A Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Shares are listed on Nasdaq, U.S. federal law prevents or pre-empts individual states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent’s fees, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to fund our business plan. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

You may experience significant dilution as a result of this offering, the exercise of the Pre-Funded Warrants, and future equity offerings or acquisitions.

The exercise of the Pre-Funded Warrants and the Warrants will increase the number of our Class A Shares issued and outstanding, which will significantly dilute the ownership interests of existing shareholders. The extent of dilution, or the reduction in value to existing shareholders, will depend on the number of Class A Shares ultimately issued upon the exercise of the Pre-Funded Warrants and the Warrants relative to the number of Class A Shares outstanding at the time of such exercises.

In addition, in order to raise additional capital, we may in the future offer additional Class A Shares or other securities convertible into or exchangeable for our Class A Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A Shares, or securities convertible or exchangeable into our Class A Shares, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

This offering grants our management broad discretion in the application of the net proceeds. There are no contractual restrictions on how the management can allocate the net proceeds from this offering, which may be used at their discretion for general corporate purposes, including but not limited to, working capital, operational expenses, expansion of our business, and repayment of debt. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment. See “Use of Proceeds.”

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under prior suitability rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and, for retail customers, determine that the investment is in the customer’s “best interest,” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our Class A Shares, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our Class A Shares, reducing a shareholder’s ability to resell Class A Shares.

An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

Investors are cautioned that an investment in the securities offered hereby is highly speculative and involves a significant degree of risk. The success of our business and the ability to achieve our business goals and objectives, as outlined in this prospectus, are subject to numerous uncertainties, contingencies and risks. As such, there is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Potential investors should carefully consider whether such a speculative investment is suitable for their financial situation and investment objectives before purchasing securities.

There is no public market for the Pre-Funded Warrants.

The Pre-Funded Warrants offered in this offering are not and will not be listed on any securities exchange. Also, we do not intend to apply to have the Pre-Funded Warrants listed on any securities exchange. Consequently, there is no established public trading market for the Pre-Funded Warrants. Accordingly, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the Pre-Funded Warrants. This lack of a trading market could result in investors being unable to liquidate their investment in the warrants or to sell them at a price that reflects their value. The absence of a public market for these securities could also reduce the liquidity and market price of our Class A Shares for which these warrants are exercisable. Investors should be prepared to bear the risk of investment in the Pre-Funded Warrants indefinitely.

There are no voting rights for the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants will not have the same voting rights as those associated with our Ordinary Shares and may have no voting rights with respect to the shares underlying the warrants until such shares are acquired upon exercise of the warrants. As a result, if such holders do not exercise their warrants, they will not have any influence over matters requiring shareholder approval during the period they hold the Pre-Funded Warrants.

The terms of the Pre-Funded Warrants may be adjusted.

The terms of the Pre-Funded Warrants, including the exercise price and the number of Class A Shares issuable upon exercise, may be adjusted in certain circumstances, including in the event of share dividends, share splits, and similar transactions. While adjustments are generally intended to prevent dilution for holders of the Pre-Funded Warrants, there is no assurance that such adjustments will fully protect the value of the Pre-Funded Warrants.

The Pre-Funded Warrants have beneficial ownership limitations.

An investment in the Pre-Funded Warrants involves a significant risk due to the 4.99% (or 9.99% if the investor so elects) beneficial ownership limitation. The terms of the Pre-Funded Warrants prohibit any single holder from exercising the warrants if such exercise would result in the holder beneficially owning more than 4.99% (or 9.99% if the investor so elects) of our outstanding Class A Shares immediately after the exercise, as elected by the holder at the time of issuance of the warrants. This limitation may also hinder the holder’s ability to exercise the Pre-Funded Warrants when it may be most advantageous to do so, which could affect the value of their investment.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable by means of payment of the nominal cash purchase price upon exercise and will have no expiration date. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-Funded Warrant.

The sale or availability for sale of substantial amounts of our Class A Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Class A Shares and could materially impair our ability to raise capital through equity offerings in the future. Class A Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Shares if the market price of our Class A Shares increases.

The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunities are subject to change over time, and there is no guarantee that any particular number or percentage of addressable companies covered by our market opportunities estimates will purchase our products and solutions at all or generate any particular level of revenues for us. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow for a variety of reasons, including reasons outside of our control, such as competition in our industry.

Our board of directors may decline to register transfers of Class A Shares in certain circumstances.

Where the Shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This offering may result in an immediate trading halt or delisting of our Class A Shares from The Nasdaq Capital Market due to public interest concerns.

Under Nasdaq Listing Rule 5101, Nasdaq has broad discretionary authority to suspend or terminate the listing of securities, subject to a timely-requested hearing, if it determines that continued listing is not in the public interest, even if the issuer otherwise satisfies Nasdaq’s quantitative listing criteria. On April 25, 2025, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share. The Company was provided an initial 180-day period, through October 22, 2025, to regain compliance. On October 24, 2025, Nasdaq notified the Company that it had determined to delist the Company’s securities due to the Company’s failure to regain compliance within the prescribed period. The Company timely appealed Nasdaq’s determination to the Panel, which stayed the delisting pending the appeal.

In connection with its plan to regain compliance, on November 24, 2025, the Company’s board of directors approved amendments to the Company’s then Second Amended and Restated Memorandum and Articles of Association to effect a share consolidation of the Company’s Class A Shares based on a 1-for-8 ratio. The share consolidation became effective for trading on the Nasdaq Capital Market on December 2, 2025. On December 18, 2025, the Company received a written decision from the Panel confirming that the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2). The Panel further advised that it would retain jurisdiction over the Company’s listing through April 22, 2026 and imposed a discretionary monitoring period through December 18, 2026. During this monitoring period, if the Company fails to comply with any applicable continued listing requirement, the Company will not be entitled to an automatic grace period or the opportunity to submit a compliance plan, and Nasdaq may issue a delisting determination, subject to the Company’s right to request a further hearing before the Panel.

Although we have regained compliance with Nasdaq Listing Rule 5550(a)(2) following a reverse share split and received confirmation of such compliance from the Panel, Nasdaq has retained jurisdiction over our listing and imposed a discretionary monitoring period. During this monitoring period, Nasdaq may exercise heightened scrutiny over our continued listing. In evaluating whether continued listing is in the public interest under Listing Rule 5101, Nasdaq may consider a variety of factors, including the size and terms of this offering, the level of dilution to existing shareholders, the trading price, liquidity and volatility of our Class A Shares, our historical compliance with Nasdaq listing requirements, and broader market conditions. Even if we believe that the structure and terms of this offering comply with all applicable Nasdaq listing rules and that we currently satisfy Nasdaq’s continued listing requirements, Nasdaq could nevertheless determine that continued listing of our Class A Shares is not in the public interest.

If Nasdaq were to issue a determination to delist our Class A Shares pursuant to Listing Rule 5101, Nasdaq could impose an immediate trading halt under Nasdaq Listing Rule 4120(a)(5) pending the outcome of any requested hearing. If trading in our Class A Shares were halted or if Nasdaq were ultimately to delist our securities, investors could lose all or part of their investment, the liquidity and market price of our Class A Shares could be materially adversely affected, and our ability to raise additional capital through public or private equity offerings could be significantly impaired.

In connection with our efforts to regain compliance with Nasdaq’s minimum bid price requirement, we previously effected a reverse share split of our Class A Shares only, while our Class B Shares were not subject to the reverse share split. As a result, the number of outstanding Class A Shares was reduced, while the number of outstanding Class B Shares and the voting rights associated with such Class B Shares remained unchanged, which had the effect of increasing the relative voting power and economic influence of holders of our Class B Shares compared to holders of our Class A Shares. Because Nasdaq Listing Rule 5101 permits Nasdaq to consider the structure and effects of an issuer’s corporate actions in determining whether continued listing is in the public interest, Nasdaq may take into account the prior Class A-only reverse share split, together with this offering and any future capital-raising or compliance-related actions, in evaluating our continued listing. If we are unable to maintain compliance with Nasdaq’s minimum bid price requirement in the future, we may again consider implementing a reverse share split of our Class A Shares only, subject to applicable corporate approvals. Any such action would further reduce the number of outstanding Class A Shares without a corresponding adjustment to our Class B Shares, could result in disproportionate dilution to holders of our Class A Shares, could further concentrate voting control, and could adversely affect the trading price, liquidity and market perception of our Class A Shares. There can be no assurance that Nasdaq would not determine, in its discretion, that any such action or combination of actions is not in the public interest.

ENFORCEABILITY OF CIVIL LIABILITIES

Our company is an exempted company incorporated with limited liability under the laws of the Cayman Islands and in connection with this offering has submitted to the jurisdiction of the United States. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the directors and executive officers of our company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may be difficult for you to:

•        effect service of process within the United States upon the directors and executive officers of our company or on us;

•        enforce judgments against our non-U.S. resident directors or us obtained in the U.S. courts, including judgments predicated upon the civil liability provisions of U.S. securities laws; and

•        enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States arising out of the offering made hereby or any purchase or sale of the Class A Shares.

Cayman Islands

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Ogier that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment or order, without re-examination or re-litigation of the matters adjudicated upon, if the judgment:

•        is given by a foreign court of competent jurisdiction;

•        imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•        is final;

•        is not in respect of a tax, fine or a penalty;

•        was not obtained by fraud; and

•        is not of a kind, the enforcement of which is contrary to “natural justice” or public policy in the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

USE OF PROCEEDS

Based on an assumed public offering price of $7.43 per Class A Share (or Pre-Funded Warrant in lieu thereof), we estimate that we will receive net proceeds from this offering of approximately $18,160,006.56, assuming the sales of all of the securities we are offering, after deducting the Placement Agent’s commissions, non-accountable expense allowance and estimated offering expenses payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We estimate that the net proceeds of this offering together with the funds we will receive from the sale will be used as set forth in the following table.

Description of Use	Estimated Amount of Net Proceeds (US$)%
Business Development and Marketing	$5,448,001.97	30%
Hiring and Training Skilled Workforce	$5,448,001.97	30%
General working capital and corporate purposes	$7,264,002.62	40%
Total	$18,160,006.56	100.0%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus.

DIVIDENDS AND DIVIDEND POLICY

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our board of directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our shareholders, the Cayman Islands Companies Act and our Third Amended and Restated Memorandum and Articles of Association (“Amended and Restated Memorandum and Articles of Association”) as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

Subject to the Amended and Restated Memorandum and Articles of Association, each Class A Share confers on the holder (i) the right to an equal share in any distribution paid by our company in accordance with the Companies Act and the Articles of Association and (ii) an equal share on the distribution of any surplus assets of our company’s on its liquidation.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of our company’s assets (including any distribution of assets to shareholders on a winding up) may be made to a holder of a Class B Shares in accordance with the Amended and Restated Memorandum and Articles of Association.

CAPITALIZATION

As of the date of this prospectus, 2,261,980 Class A Shares and 10,000,000 Class B Shares are issued and outstanding. Holders of Class A Shares and Class B Shares have the same rights except for voting rights. In respect of matters requiring a vote of all shareholders by way of poll, each holder of Class A Shares is entitled to one (1) vote per Class A Ordinary Share and each holder of Class B Shares is entitled to twenty (20) votes per Class B Ordinary Share. The Class A Shares are not convertible into Class B Shares. The Class B Shares are not convertible into Class A Shares.

The following table sets forth our capitalization:

•        on an actual basis as of June 30, 2025, which retrospectively applied the share consolidation on November 24, 2025;

•        on a pro forma basis giving effect to the private placement of an aggregate of 609,756 Class A Shares at a purchase price of US$2.46 per share issued on December 29, 2025 and the issuance of 214,724 Class A Shares as share-based compensation to certain consultants; and

•        on a pro forma as adjusted basis giving effect to the sale of 2,691,791 Class A Shares offered by us in this offering (assuming no sale of any Pre-Funded Warrants) at a public offering price of $7.43 per Class A Share after deducting placement agent commissions, the non-accountable expense allowance, and estimated offering expenses payable by us.

The a pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2025
	Actual (Unaudited)	Pro forma(2) (Unaudited)	Pro forma As adjusted(1) (Unaudited)
	US$	US$	US$
Bank borrowings – non-current	371,530	371,530	371,530
Shareholder’s Equity
Class A Shares, $0.0008 par value, 50,000,000 shares authorized, 1,437,500, 2,261,980 and 4,935,771 shares issued and outstanding as of June 30, 2025, actual, pro forma and pro forma as adjusted	1,150	1,810	3,963
Class B Shares, $0.0001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding as of June 30, 2025, actual, pro forma and pro forma as adjusted	1,000	1,000	1,000
Addition paid-in capital	4,946,046	7,160,787	25,318,641
Accumulated deficit	(527,924)	(1,243,324)	(1,243,324)
Accumulated other comprehensive income	(33,705)	(33,705)	(33,705)
Total shareholders’ equity	4,386,567	5,886,567	24,046,574
Total capitalization	4,758,097	6,258,097	24,418,104

____________

(1)      Reflects the sale of 2,691,791 Class A Shares offered by us in this offering (assuming no sale of any Pre-Funded Warrants) at the assumed initial public offering price of $7.43 per Class A Share, and after deducting the estimated placement agent commission and estimated offering expenses payable by us. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the placement agent commissions, non-accountable expense allowance and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $18,160,007. The net proceeds are calculated as follows: $18,600,007 gross offering proceeds, less placement agent commissions of $1,400,000, underwriter non-accountable expense allowance of $200,000, accountable expense of $100,000 and other estimated offering expenses of $140,000.

(2)      Reflects the private placement of 609,756 Class A Shares at the purchase price of $2.46 per Class A Share as well as the share issued to certain consultants of 214,724 Class A Shares as share-based compensation. Additional paid-in capital reflects the net proceeds we received.

DILUTION

If you invest in the securities being offered in this offering, your ownership interest will be increased to the extent of the difference between the public offering price per share of our Class A Shares and our pro forma as-adjusted net tangible book value per Class A Share immediately after this offering. Such increase results from the fact that the public offering price per Class A Share is substantially lower than the pro forma as-adjusted net tangible book value per Class A Share attributable to the existing shareholders for our presently outstanding Class A Shares.

Holders of Class A Shares and Class B Shares have the same rights except for voting rights. In respect of matters requiring a vote of all shareholders by way of poll, each holder of Class A Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Shares is entitled to 20 votes per Class B Ordinary Share. The Class A Shares are not convertible into Class B Shares. The Class B Shares are not convertible into Class A Shares.

Our net tangible book value as of June 30, 2025 was approximately $4.48 million or $3.11 per Class A Share. Net tangible book value represents the amount of our total consolidated tangible assets (total assets excluding goodwill and other intangible assets, net), less the amount of our total consolidated liabilities, divided by the number of outstanding Class A Shares. Dilution is determined by subtracting the net tangible book value per Class A Share (as adjusted for the offering) from the public offering price per Class A Share and after deducting the estimated offering expenses payable by us.

Our pro forma net tangible book value as of June 30, 2025 was approximately $5.98 million or $2.64 per Class A Share. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to the issuance of 609,756 Class A Shares on December 29, 2025, for gross proceeds of $1.5 million and the issuance of 214,724 Class A Shares as share-based compensation to certain consultants.

After giving effect to the issuance and sale of 2,691,791 Class A Shares offered by us in this offering (assuming no sale of any Pre-Funded Warrants) at the assumed initial public offering price of $7.43 per Class A Share, after deducting the placement agent commissions, the non-accountable expense allowance and the estimated offering expenses payable by us and excluding the Class A Shares underlying the Pre-Funded Warrants, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $24.14 million or $4.87 per Class A Share. This represents an immediate increase in net tangible book value of $1.76 per Class A Share to the existing shareholders, and an immediate decrease in net tangible book value of $2.56 per Class A Share to investors purchasing Class A Shares in this offering.

The following table illustrates such dilution:

Assumed offering price per Class A Share	$7.43
Net tangible book value per Class A Share as of June 30, 2025	$3.11
Decrease in net tangible book value per Class A Share attributable to the private placement and issuance of shares as share-based compensation	(0.47)
Pro forma net tangible book value per Class A Share, immediately after the private placement and issuance of shares as share-based compensation	2.64
Increase in net tangible book value per Class A Share attributable to this offering	$1.76
Pro forma as adjusted net tangible book value per Class A Share immediately after this offering	$4.87
Amount of dilution in net tangible book value per Class A Share to new investors participating in this offering	$2.56

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Our company, through our indirect wholly owned subsidiary, Springview Enterprises Pte. Ltd. (“Springview Singapore”) designs and constructs residential and commercial buildings in Singapore.

Our projects cover four main types of work: (i) new construction, (ii) reconstruction, (iii) additions and alterations (A&A), and (iv) other general contracting services. For new construction, an existing house will be demolished and a new house will be rebuilt. Our reconstruction work involves replacement of a substantial part of a house. For A&A work, we focus on minor modifications to existing structures within an existing building’s requirements. We also provide other general contracting services, such as renovation and design consultation for our customers. Through conversations with our clients to understand their vision and budget constraints, we assist them in developing a feasible design concept.

Our projects are carried out in either (a) design and build mode or (b) construction mode. When we play a design and build role, we provide design input and also serve as the main contractor. For construction mode, we act only in the role of a contractor. For the design and build role, we collaborate with associated architectural firms to deliver tailored solutions consisting of conceptualized design drawings and detailed implementation plans which we then execute with the joint efforts of our experienced design team and construction team. For the contractor role, we provide our customers with quality construction work based on our team’s experience and existing relationships with architects and subcontractors.

With a considerable operating history dating back to 2002, we believe we have established a positive reputation in the busy Singapore real estate development market through customer relationships, leading to referrals from existing customers. Our operations team manages inquiries and feedback, working with subcontractors to address any issues that arise in our projects. We believe that effective communication through phone calls and instant messaging ensures quick issue resolution. In turn, we believe that our commitment to high-quality services and addressing customer feedback is vital for expanding our market share and ensuring overall business success of our company.

Factors Affecting Our Financial Condition and Results of Operations

Our results of operations have been and will continue to be affected by several factors, including those set out below:

We operate in a highly competitive industry and our competitors may be more successful in securing contracts

We face significant competition within the construction industry and certain of our competitors may have greater financial resources and manpower, stronger track record and more established reputation in the market that provide them with advantage in sourcing for new customers and business opportunities. Additionally, our competitors may be aggressive in their pricing policies or offer additional services to secure contracts in tenders that we participate in. We believe that we have developed a well-regarded reputation and notable branding in the market for completing high quality projects, and coupled with the strong relationships that we have nurtured and maintained with our customers, sub-contractors, suppliers and external consultants, all of which serve as reliable sources of new project referrals, will allow us to maintain our competitiveness in the market and acquire new customers effectively. However, if we are unable to maintain our reputation in delivering high quality projects in a timely manner to the satisfaction of our customers, we might not compete successfully with our competitors and may adversely affect our business and results of operations.

Our revenue and profitability are unpredictable due to the nature of our business

Revenue from our construction projects is non-recurring in nature and on a project-by-project basis, which results in unpredictability in our revenue and profitability from period to period. We recognize revenue from ongoing contracts based on percentage of work performed, and certain ongoing contracts may last for more than a year and the revenue from such projects may be recognized across financial years. The revenue and profitability recorded for a financial period may fluctuate depending on the stage of completion for our ongoing contracts and thus the short-term results of operations may not be indicative of future financial performance and prospects of our business. We are constantly active in building our contract pipeline via participation in tenders and seeking referrals from various channels in order to secure new contracts and achieve growth in revenue. However, there is no assurance that we are able to successfully secure new projects to replace completed projects, or continually secure projects that have a higher or comparable contract values and margins, which may materially and adversely affect our business and results of operations.

We generally depend on our subcontractors and suppliers to perform their obligations in order to bring our projects to completion and meet our customers’ requirements

The provision of construction services is highly demanding and requires our company to effectively co-ordinate and leverage both internal and external resources, the latter mainly involving subcontractors and suppliers. We are dependent on our subcontractors and suppliers to deliver quality product or services that we engage them for, such as supply of building materials and ventilation work, in order to fulfil our own contractual obligations to the customers in delivering completed projects based on the contracted scope of work and design. While we have developed and maintained strong relationships and rapport with several trusted suppliers and subcontractors that have been providing us with quality products and services in a timely manner, there is no assurance that they will continue to render products and services that meet our requirements in terms of quality and timing in the future. Further, despite our company’s best effort in screening the subcontractors that we engage for our projects for their competency based on several factors including track record, reputation, and price competitiveness, we bear certain risks associated with subpar or nonperformance by our subcontractors as the subcontractors do not have a direct contractual relationships with our customers, Moreover, we do not have any long-term agreements with our subcontractors or suppliers, and hence we cannot be assured that we can procure similar arrangements from our existing subcontractors or suppliers at a reasonable rate that meets our budget, or that we can successfully engage with alternative providers if such events do occur, which may result in our business and results of operations being materially and adversely impacted.

We are subject to several macro-economic, regulatory, social and other factors which are beyond our control

We operate within Singapore’s construction and major A&A industry and are affected by several factors including macro-economic, regulatory, social and political conditions which are beyond our company’s control. We depend on Singapore to continue to be a stable and attractive country for residency purposes as majority of our customers are residential homeowners seeking to build properties that fit their aspirations. The growth of our target customer segment in Singapore may be influenced by the country’s political and social stability, key policies and regulations related to taxation and immigration as well as overall business and market sentiment, all of which are beyond our control. Additionally, our business is also affected by inflation and interest rate environment. As of the date of this prospectus, we have witnessed the impact of inflation on our operations. For example, we have seen a rise in the prices of our construction materials and in the wages of our laborers as a result of inflation. In the event of heavier inflationary pressure in the future, our project costs could be elevated even further. There is no guarantee that we will be able to efficiently pass on the resulting rise in such costs to our customers. An increase in interest rates may also result in a higher borrowing cost for our business. There can be no guarantee that any of these factors beyond our control will not develop in a manner that may have an adverse and material effect on our business operations in the future.

Results of Operations

For the six months ended June 30, 2024 and 2025

The following tables set forth a summary of our unaudited condensed consolidated results of operations, in absolute amount and as a percentage of our net revenues for the six months ended June 30, 2024 and 2025. This information should be read together with our unaudited condensed consolidated financial statements and related notes. The results of operations in any period are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended June 30,
	2024	2025	2025	Variance
	S$	S$	US$	S$	%
Revenue	4,961,318	3,734,033	2,935,791	(1,227,285)	(24.7)
Total Revenue	4,961,318	3,734,033	2,935,791	(1,227,285)	(24.7)

Cost of revenue	(3,632,390)	(2,904,816)	(2,283,840)	727,574	(20.0)
Total Cost of revenue	(3,632,390)	(2,904,816)	(2,283,840)	(727,574)	(20.0)
Gross profit	1,328,928	829,217	651,951	(499,711)	(37.6)

Operating expenses
General and administrative expenses	(954,366)	(1,355,431)	(1,065,674)	(401,065)	(42.0)
Total operating expenses	(954,366)	(1,355,431)	(1,065,674)	(401,065)	(42.0)

Income (loss) from operations	374,562	(526,214)	(413,723)	(900,776)	(240.5)

Other income (expenses)
Interest expenses, net	(53,874)	(51,346)	(40,370)	2,528	(4.7)
Other income	2,789	56,587	44,490	53,798	1929.1
Total other (expenses) income, net	(51,085)	5,241	4,120	56,326	(110.3)

Income (loss) before income taxes	323,477	(520,973)	(409,603)	(844,450)	(261.1)
Income tax (expenses) benefit	(76,053)	12,680	10,111	88,913	(116.9)
Net income (loss)	247,424	(508,113)	(399,492)	(755,537)	(305.4)
Other comprehensive income
Foreign currency translation adjustments	—	(293,535)	(230,784)	(293,535)	N/A
Total Comprehensive income (loss)	247,424	(801,648)	(630,276)	(1,049,072)	(424.0)

Comparison of six months ended June 30, 2024 and 2025

Revenue

We generate revenue mainly from construction projects with the following major categories of work: (i) new construction, (ii) reconstruction, (iii) Addition & Alterations (A&A), and (iv) other general contracting services, such as renovation and design consultation. Due to our business nature, the majority of our revenue is driven by standalone projects with varying contract sizes on a non-recurring basis. We recognize revenue from our construction projects over time and referencing the stage of completion via input method, which is based on our actual costs incurred for the project during the period relative to the total estimated costs for the project.

The following table sets forth our revenue by revenue categories for the periods indicated.

	For the six months ended June 30,
	2024	2025	2025	Variances
	S$	S$	US$	S$	%
New construction	4,734,096	2,466,676	1,939,363	(2,267,420)	(47.9)
Reconstruction	—	466,166	366,512	466,166	100
A&A	227,222	719,903	566,006	492,681	216.8
Other general contracting services	—	81,288	63,910	81,288	100
Total revenue	4,961,318	3,734,033	2,935,791	(1,227,285)	(24.7)

During the six months ended June 30, 2024, and 2025, projects involving new construction work accounted for the largest proportion of our revenue generated for the periods, representing approximately 95.4% and 66.1% of the total revenue, respectively. Revenue from reconstruction work accounted for approximately nil and 12.5% of the total revenue for the six months ended June 30, 2024 and 2025, respectively, while revenue from A&A work accounted for approximately 4.6% and 19.3% of the total revenue, respectively.

Our total revenue decreased by S$1,227,285, or 24.7%, from S$4,961,318 for the six months ended June 30, 2024, to S$3,734,033 ($2,935,791) for the six months ended June 30, 2025. This decrease is primarily driven by an decrease in revenue recognized from new construction work of S$2,267,420, or 47.9%, from S$4,734,096 for the six months ended June 30, 2024 to S$2,466,676 ($1,939,363) for the six months ended June 30, 2025. The reduction was due to a lower volume of new construction projects commenced in the current period compared to the prior year.

Revenue recognized from reconstruction work increased by S$466,166, from S$ nil for the six months ended June 30, 2024 to S$466,166 ($366,512) for the six months ended June 30, 2025. This increase resulted from the commencement of reconstruction project starting from October 2024. Similarly, revenue recognized from A&A work increased by S$492,681 or 216.8%, from S$227,222 for the six months ended June 30, 2024 to S$719,903 ($566,006) for the six months ended June 30, 2025, driven by new projects initiated in November 2024. Additionally, our other general contracting services also increased by S$81,288, from nil for the six months ended June 30, 2024 to S$81,288 (US$63,910) for the six months ended June 30, 2025, primarily due to the maintenance work for previous customer.

	For the six months ended June 30,
	2024	2025	2025	Variances
	S$	S$	US$	S$	%
Commercial customers	—	719,903	566,006	719,903	100
Residential customers	4,961,318	3,014,130	2,369,785	(1,947,188)	(39.3)
Total revenue	4,961,318	3,734,033	2,935,791	(1,227,285)	(24.7)

For the six months ended June 30, 2025, approximately 81% of our revenue was derived from residential customers, with the remaining 19% derived from commercial customers. Revenue from commercial customers increased by S$719,903, or 100% from nil for the six months ended June 30, 2024 to S$719,903 (US$566,006) for the six months ended June 30, 2025, driven by new projects initiated in November 2024. Revenue from residential customers decreased by S$1,947,188, or 39.3% from S$4,961,318 for the six months ended June 30, 2024 to S$3,014,130 (US$2,369,785) for the six months ended June 30, 2025. This decline was primarily due to a lower volume of new residential construction projects commenced in the current period compared to the prior year.

Cost of revenue

	For the six months ended June 30,
	2024	2025	2025	Variances
	S$	S$	US$	S$	%
Subcontracting costs	1,669,193	787,515	619,164	(881,678)	(52.8)
Material costs	782,421	907,026	713,127	124,605	15.9
Labor costs	661,511	573,620	450,995	(87,891)	(13.3)
Equipment rental and site costs	179,074	261,592	205,670	82,518	46.1
Other direct costs	340,191	375,063	294,884	34,782	10.3
Total cost of revenue	3,632,390	2,904,816	2,283,840	(727,574)	(20.0)

The cost of revenue primarily consisted of subcontracting costs, material costs, labor costs, equipment rental and site costs and other direct costs incurred in contract performance. The total cost of revenue decreased by S$727,574, or 20.0%, from S$3,632,390 for the six months ended June 30, 2024, to S$2,904,816 ($2,283,840) for the six months ended June 30, 2025. The approximately 20.0% overall decrease in cost of revenue was in line with our decrease in revenue, and primarily driven by a lower subcontracting cost incurred, which decreased by S$881,678, or 52.8%, from S$1,669,193 for the six months ended June 30, 2024 to S$787,515 ($619,164) for the six months ended June 30, 2025. This decrease was primarily driven by our strategic shift toward securing larger projects. Unlike the smaller, more fragmented projects of the prior period, these larger engagements allowed for better resource planning and a more efficient use of our in-house labor and equipment. This not only reduced our relative reliance on subcontractors but also resulted in a lower volume of new projects, as we focused our capacity on more significant, higher-value work.

On the other hand, material costs showed a modest increase, rising by S$124,605, from S$782,421 for the six months ended June 30, 2024 to S$907,026 ($713,127) for the six months ended June 30, 2025. This 15.9% increase can be attributed to the procurement of higher-quality materials to meet the specifications of our larger projects, although the increase was contained through better pricing negotiations with suppliers. Labor costs decreased by S$87,891, from S$661,511 for the six months ended June 30, 2024 to S$573,620 ($450,995) for the six months ended June 30, 2025, reflecting a 13.3% decrement. This decrease was largely due to lower number of workers. Lastly, equipment rental and site costs also increase by S$82,518, from S$179,074 for the six months ended June 30, 2024 to S$261,592 ($205,670) for the six months ended June 30, 2025, representing an 46.1% increment, driven by the need for additional equipment to support our expanding project portfolio. These increases reflect our strategic investments in quality materials, skilled labor, and necessary equipment to meet project demands.

Gross Profit

For the six months ended June 30, 2024 and 2025, our gross profits were S$1,328,928 and S$829,217 ($651,951), respectively, and our gross profit margins were approximately 26.8% and 22.2%, respectively. Our gross profit decreased by S$499,711, or approximately 37.6% primarily due to the significant decrease in revenue recognized due to a lower volume of construction projects commenced in the current period compared to the prior year.

General and Administrative Expenses

The following table sets forth a breakdown of our general and administrative expenses for the periods indicated.

	For the six months ended June 30,
	2024	2025	2025	Variances
	S$	S$	US$	S$	%
Staff expenses	379,607	575,997	452,863	196,390	51.7
Depreciation and amortization	14,049	23,811	18,721	9,762	69.5
Lease expenses	79,916	99,916	78,556	20,000	25.0
Medical and insurance expenses	32,064	101,413	79,733	69,349	216.3
Transport and entertainment	40,792	20,694	16,270	(20,098)	(49.3)
Professional fees	365,297	323,693	254,495	(41,604)	(11.4)
Provision for fines and charges	15,225	—	—	(15,225)	(100.0)
Bad debt written off	—	183,732	144,455	183,732	100.0
Other miscellaneous expenses	27,416	26,175	20,581	(1,241)	(4.5)
General and administrative expenses	954,366	1,355,431	1,065,674	401,065	42.0

General and administrative expenses consisted primarily of staff expenses, depreciation and amortization, operating lease expenses, medical and insurance, transport and entertainment, professional fees, provision for fines and charges and other miscellaneous expenses. General and administrative expenses increased by S$401,065 or approximately 42.0%, from S$954,366 for the six months ended June 30, 2024, to S$1,355,431 ($1,065,674) for the six months ended June 30, 2025. Staff expenses increased by S$196,390 or approximately 51.7%, from S$379,607 for the six months ended June 30, 2024, to S$575,997 ($452,863) for the six months ended June 30, 2025, as the company maintained the workforce to preserve operational capabilities and avoid the long-term costs of talent attrition and rehiring. Professional fees decreased by S$41,604 or approximately 11.4%, from S$365,297 for the six months ended June 30, 2024, to S$323,693 ($254,495) for the six months ended June 30, 2025, mainly due to completion of IPO work last year. Bad debt written off increased by S$183,732, or approximately 100.0% from nil to S$183,732 ($144,455), due to provisions for loan receivable made to third party and certain trade receivables assessed doubtful.

Interest Expenses, Net

Interest expenses, net mainly included accrued interest from loans and borrowings, lease liabilities and amount due to a related party. Interest expenses, net decreased by S$2,528, or approximately 4.7% from S$53,874 for the six months ended June 30, 2024, to S$51,346 ($40,370) for the six months ended June 30, 2025. This reduction was primarily due to a lower average debt balance, as the company did not take on any new borrowings during the period.

Other Income

Other income primarily consisted of interest income and other miscellaneous income. Other income increased by S$53,798 or approximately 1929.1% from S$2,789 for the six months ended June 30, 2024, to S$56,587 (US$44,490) for the six months ended June 30, 2025. The increase was principally attributable to higher interest income earned from short-term lending activities to a third party from the fourth quarter of 2024.

Income Tax Expense

Our income tax expenses were S$76,053 and income tax benefit were S$12,860 ($10,111) for the six months ended June 30, 2024 and 2025, respectively. The higher tax expense in the six months ended June 30, 2024 corresponds to a greater income before taxes for that period. The tax benefit in the six months ended June 30, 2025 is a result of a loss before taxes, primarily driven by lower revenue and gross profit.

Net Income (loss)

As a result of the foregoing, our profit for the year decreased by S$755,537, or approximately 305.4%, from net income of S$247,424 for the six months ended June 30, 2024, to net loss of S$508,113 ($399,492) for the six months ended June 30, 2025.

Earnings (loss) Per Share

Our earnings (loss) per share decreased by approximately S$0.04, or 291%, from approximately S$0.01 earnings per share for the six months ended June 30, 2024 to approximately S$0.02 ($0.02) loss per share for the six months ended June 30, 2025. The computation of earnings per share is based on 21,500,000 of the total issued and outstanding shares of our Class A Shares and Class B Shares, retrospectively after a reorganization of our company.

Liquidity and Capital Resources

As of December 31, 2024 and June 30, 2025, our cash balances amounted to approximately S$3,373,424 and S$2,933,523 ($2,306,410), respectively, and our current assets were S$10,731,442 and S$8,724,716 ($6,859,592), respectively, and our current liabilities were S$4,002,580 and S$2,650,500 ($2,083,891), respectively. For the six months ended June 30, 2024 and 2025, we generated net income of S$247,424 and net loss of S$508,113 ($399,492), respectively.

In assessing our liquidity, the management believes that our current cash and working capital will be sufficient to support our continuous operations and meet our 3rd parties’ payment obligations when liabilities fall due within the next 12 months from the date of issuance of the unaudited condensed financial statements.

Our liquidity needs are primarily driven by working capital requirements and operating expense obligations. To date, we have financed our operations mainly through successful IPO in 2024. We have also started to seek additional financing from local banks and financial institutions to fund our ongoing operations. As of June 30, 2024 and 2025, our outstanding loans and borrowings amounted to S$1,032,509 and S$689,099 ($541,787), respectively, with annual interest rates ranging from 4.88% to 8.80% and repayment periods of between one to five years.

We believe that our current cash and loans from banks, and the net proceeds from our initial public offering will be sufficient to meet our working capital needs in the next 12 months from the date of these unaudited condensed financial statements are issued. However, if we experience an adverse operating environment or incur unanticipated capital expenditures, or if we decide to accelerate our growth beyond our initial expectations, then additional financing may be required. No assurance can be provided, however, that additional financing, if necessary, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

Results of Operations

For the years ended December 31, 2023 and 2024

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Years Ended December 31,
	2023	2024	2024	Variances
	S$	S$	US$	S$	%
Revenue	13,167,319	8,811,646	6,449,748	(4,355,673)	(33.1)
Revenue from a related party	185,694	—	—	(185,694)	(100.0)
Total Revenue	13,353,013	8,811,646	6,449,748	(4,541,367)	(34.0)

Cost of revenue	(8,534,597)	(7,907,554)	(5,787,992)	627,043	(7.3)
Cost of revenue from a related party	(176,851)	—	—	(176,851)	(100.0)
Total Cost of revenue	(8,711,448)	(7,907,554)	(5,787,992)	803,894	(9.2)
Gross profit	4,641,565	904,092	661,756	(3,737,473)	(80.5)

Operating expenses
General and administrative expenses	(1,720,155)	(2,028,293)	(1,484,624)	(308,138)	17.9
Total operating expenses	(1,720,155)	(2,028,293)	(1,484,624)	(308,138)	17.9

Income (loss) from operations	2,921,410	(1,124,201)	(822,868)	(4,045,611)	(138.5)

Other income (expenses)
Interest expenses, net	(78,069)	(108,673)	(79,544)	(30,604)	39.2
Other income	24,834	35,786	26,194	10,952	44.1
Total other income (expense), net	(53,235)	(72,887)	(53,350)	(19,652)	(36.9)

Income (loss) before income taxes	2,868,175	(1,197,088)	(876,218)	(4,065,263)	(141.7)
Income tax (expenses) benefit	(478,009)	165,950	121,468	643,959	(134.7)
Net income (loss)	2,390,166	(1,031,138)	(754,750)	(3,421,304)	(143.1)

Comparison of Years Ended December 31, 2023 and 2024

Revenue

We generate revenue mainly from construction projects with the following major categories of work: (i) new construction, (ii) reconstruction, (iii) Addition & Alterations (A&A), and (iv) other general contracting services, such as renovation and design consultation. Due to our business nature, the majority of our revenue is driven by standalone projects with varying contract sizes on a non-recurring basis. We recognize revenue from our construction projects over time and referencing the stage of completion via input method, which is based on our actual costs incurred for the project during the period relative to the total estimated costs for the project.

The following table sets forth our revenue by revenue categories for the periods indicated.

	For the Years Ended December 31,
	2023	2023	2024	2024	2024	Variances
	S$	% of revenue	S$	% of revenue	US$	S$	%
New construction	7,675,725	57.5	7,600,302	86.3	5,563,096	(75,423)	(1.0)
Reconstruction	1,599,688	12.0	180,203	2.0	131,901	(1,419,485)	(88.7)
A&A	3,628,036	27.2	999,031	11.3	731,248	(2,629,005)	(72.5)
Other general contracting services	449,564	3.3	32,110	0.4	23,503	(417,454)	(92.9)
Total revenue	13,353,013	100.0	8,811,646	100.0	6,449,748	(4,541,367)	(34.0)

During the years ended December 31, 2023, and 2024, projects involving new construction work accounted for the largest proportion of our revenue generated for the periods, representing approximately 57.5% and 86.3% of the total revenue, respectively. Revenue from reconstruction work accounted for approximately 12.0% and 2.0% of the total revenue for the years ended December 31, 2023 and 2024. Additions and alterations (A&A) work represented 27.2% of revenue in 2023, decreasing to 11.3% in 2024. Revenue from other general contracting activities accounted for 3.3% in 2023 and further decreased to 0.4% in 2024.

Our total revenue decreased by S$4,541,367, or 34.0%, from S$13,353,013 for the year ended December 31, 2023, to S$8,811,646 (US$6,449,748) for the year ended December 31, 2024. This decline is primarily attributed to a reduction in new projects signed during the year, particularly in the Reconstruction and A&A categories. Revenue from new construction work saw a slight decrease of S$75,423, or 1.0%, from S$7,675,725 in 2023 to S$7,600,302 (US$5,563,096) in 2024, reflecting a slower pace of new project initiation. Revenue from reconstruction work experienced a significant drop of S$1,419,485, or 88.7%, from S$1,599,688 in 2023 to S$180,203 (US$131,901) in 2024, as most projects in this category were completed in the prior year. Similarly, revenue from A&A work decreased sharply by S$2,629,005, or 72.5%, from S$3,628,036 in 2023 to S$999,031 (US$731,248) in 2024, as major projects initiated in late 2022 and early 2023 reached completion by late 2023 and early 2024, resulting in minimal revenue contribution in 2024. Additionally, our other general contracting services also decreased by 417,454, or 92.9%, from S$449,564 for the year ended December 31, 2023 to S$32,110 (US$23,503) for the year ended December 31, 2024, primarily due to the absence of new design consultancy services in 2024. The declines in reconstruction, A&A, and other general contracting services were largely attributable to increased industry competition and a broader economic slowdown. The overall decline underscores the impact of fewer new projects signed in 2024, leading to reduced revenue across key categories.

	For the Years Ended December 31,
	2023	2023	2024	2024	2024	Variances
	S$	% of revenue	S$	US$	% of revenue	S$	%
Commercial customers	1,773,491	13.3	575,820	421,475	6.5	(1,197,671)	(67.5)
Residential customers	11,579,522	86.7	8,235,826	6,028,273	93.5	(3,343,696)	(28.9)
Total revenue	13,353,013	100.0	8,811,646	6,449,748	100.0	(4,541,367)	(34.0)

The majority of our revenue is derived from projects contracted with residential customers. Revenue from commercial customers decreased by S$1,197,671, or 67.5% from S$1,773,491 for the year ended December 31, 2023 to S$575,820 (US$421,475) for the year ended December 31, 2024. Revenue from residential customers decreased by S$3,343,696, or 28.9% from S$11,579,522 for the year ended December 31, 2023 to S$8,235,826 for the year ended December 31, 2024. This overall revenue contraction was primarily driven by fewer new projects, reflecting the impact of a broader economic slowdown on our operations during the year.

Revenue from commercial accounted for 6.5% and residential customers accounted for 93.5% for the year ended December 31, 2024. Revenue from commercial accounted for 13.3% and residential customers accounted for 86.7% the year ended December 31, 2023. The company’s strategic focus on expanding its residential customer base.

Cost of revenue

	For the Years Ended December 31,
	2023	2024	2024	Variances
	S$	S$	US$	S$	%
Subcontracting costs	4,320,487	3,938,327	2,882,687	(382,160)	(8.8)
Material costs	2,114,698	1,560,316	1,142,084	(554,382)	(26.2)
Labor costs	1,280,955	1,367,808	1,001,177	86,853	6.8
Equipment rental and site costs	367,034	323,209	236,576	(43,825)	(11.9)
Other direct costs	628,274	717,894	525,468	89,620	14.3
Total cost of revenue	8,711,448	7,907,554	5,787,992	(803,894)	(9.2)

The cost of revenue primarily consisted of subcontracting costs, material costs, labor costs, equipment rental and site costs and other direct costs incurred in contract performance. The total cost of revenue decreased by S$803,894, or 9.2%, from S$8,711,448 for the year ended December 31, 2023, to S$7,907,554 ($5,787,992) for the year ended December 31, 2024. This decline of approximately 9.2% was in line with decrease in revenue and was primarily driven by decreases in subcontracting costs, material costs, equipment rental, and site expenses.

Subcontracting costs decreased by S$382,160, or 8.8%, from S$4,320,487 for the year ended December 31, 2023 to S$3,938,327 ($2,882,687) for the year ended December 31, 2024. Similarly, material costs decreased by S$554,382, or 26.2%, from S$2,114,698 for the year ended December 31, 2023 to S$1,560,316 ($1,142,084) for the year ended December 31, 2024. Equipment rental and site costs decreased by S$43,825, or 11.9%, from S$367,034 for the year ended December 31, 2023 to S$323,209 ($236,576) for the year ended December 31, 2024.

These reductions were driven by a lower number of new projects in 2024, which decreased overall construction activity. With fewer projects underway, we required fewer subcontractors and materials, leading to significantly lower costs.

Labor costs increased by S$86,853, or 6.8%, from S$1,280,955 for the year ended December 31, 2023 to S$1,367,808 ($1,001,177) for the year ended December 31, 2024, this increase was primarily due to additional labor required for three major projects that involved rework. Other direct costs increased by S$89,620, or 14.3%, from S$628,274 for the year ended December 31, 2023 to S$717,894 ($525,468) for the year ended December 31, 2024. This surge was mainly attributed to additional dormitory rental costs due to the operation of an extra dormitory this year.

Gross Profit

For the years ended December 31, 2023 and 2024, our gross profits were S$4,641,565 and S$904,092 ($661,756), respectively, and our gross profit margins were approximately 34.8% and 10.3%, respectively. Our gross profit decreased by S$3,737,473, or approximately 80.5% primarily due to a significant decline in revenue recognized and lower margins resulting from a more competitive market environment in 2024. Additionally, there was addition costs incurred to maintain relationship with certain customers who require additional work for renovation, which placed additional pressure on the gross profit margin. We expects this type of additional costs to be rare exceptions.

General and Administrative Expenses

The following table sets forth a breakdown of our general and administrative expenses for the periods indicated.

	For the Years Ended December 31,
	2023	2024	2024	Variances
	S$	S$	US$	S$	%
Staff expenses	832,317	983,540	719,909	151,223	18.2
Depreciation and amortization	66,965	23,364	17,101	(43,601)	(65.1)
Lease expenses	136,832	179,832	131,629	43,000	31.4
Medical and insurance expenses	82,159	65,245	47,757	(16,914)	(20.6)
Transport and entertainment	80,808	35,276	25,821	(45,532)	(56.3)
Professional fees	378,778	686,744	502,667	307,966	81.3
Provision for fines and charges	44,666	14,850	10,870	(29,816)	(66.8)
Other miscellaneous expenses	97,630	39,442	28,870	(58,188)	(59.6)
General and administrative expenses	1,720,155	2,028,293	1,484,624	308,138	17.9

General and administrative expenses consisted primarily of staff expenses, depreciation and amortization, operating lease expenses, medical and insurance, transport and entertainment, professional fees, provision for fines and charges and other miscellaneous expenses. General and administrative expenses increased by S$308,138 or 17.9%, from S$1,720,155 for the year ended December 31, 2023, to S$2,028,293 ($1,484,624) for the year ended December 31, 2024, primarily driven by higher advisory fees incurred during the fourth quarter of 2024. Professional fees increased by S$307,966 or 81.3%, from S$378,778 for the year ended December 31, 2023, to S$686,744 ($502,667) for the year ended December 31, 2024, this surge was primarily driven by higher professional fees associated with the company’s IPO. Other miscellaneous expenses decreased by S$58,188 or approximately 59.6%, from S$97,630 for the year ended December 31, 2023 to S$39,442 ($28,870) for the year ended December 31, 2024. The decline was primarily due to a reduction in the allowance for credit losses, which amounted to S$30,037 for the year, compared to a higher provision in the prior year. The staff expenses increase by S$151,223, or 18.2% from S$832,317 for the year ended December 31, 2023 to S$983,540 ($719,909) for the year ended December 31, 2024 as the company maintained the workforce to preserve operational capabilities and avoid the long-term costs of talent attrition and rehiring. Provision for fines and charges decreased by S$29,816, or 66.8% from S$44,666 for the year ended December 31, 2023 to S$14,850 ($10,870) for the year ended December 31, 2024, mainly due to fewer operational incidents during the year.

Interest Expenses, Net

Interest expenses, net mainly included accrued interest from loans and borrowings, lease liabilities and amount due to related parties. Interest expenses, net increased by S$30,604, or approximately 39.2% from S$78,069 for the year ended December 31, 2023, to S$108,673 ($79,544) for the year ended December 31, 2024. The increase was mainly due to an increase in accrued interest expenses from amount due to a related party and interest generated from the bank loans for the year ended December 31, 2024.

Other Income

Other income primarily consisted of government grants and other miscellaneous income. Other income increased by S$10,952 or approximately 44.1% from S$24,834 for the year ended December 31, 2023, to S$35,786 (US$26,194) for the year ended December 31, 2024. The increase was principally attributable to higher interest income earned from short-term lending activities to a third party.

Income Tax Expense

Our income tax expenses were S$478,009 for the year ended December 31, 2023 and income tax benefit was S$165,950($121,468) for the year ended December 31, 2024. The lower income tax expenses in 2024 align with our decreased income before tax, which primarily due to the loss and reverse of DTL arising from the unbilled revenue.

Net Income (loss)

As a result of the foregoing, our profit for the year decreased by S$3,421,304, or approximately 143.1%, from S$2,390,166 for the year ended December 31, 2023, to a loss of S$1,031,138 ($754,750) for the year ended December 31, 2024.

Earnings (loss) Per Share

Our earnings (loss) per share decreased by approximately S$0.17, or 141.7%, from approximately S$0.12 for the year ended December 31, 2023 to a loss of approximately S$0.05 ($0.04) for the year ended December 31, 2024. The computation of earnings per share is based on 21,500,000 of the total issued and outstanding shares of our Class A Shares and Class B Shares, retrospectively after a reorganization of our company.

Cash Flows Analysis

For the six months ended June 30, 2025 and 2024

The following table sets forth a summary of our cash flows for the periods indicated.

	For the six months ended June 30,
	2024	2025	2025
	S$	S$	US$
Net cash used in operating activities	(186,104)	(1,516,162)	(1,192,045)
Net cash provided by investing activities	—	1,300,000	1,022,093
Net cash (used in)/provided by financing activities	(358,088)	69,796	54,875
Net changes in cash	(544,192)	(146,366)	(115,077)
Effect of foreign exchange on cash	—	(293,535)	(47,716)
Cash at the beginning of the period	698,106	3,373,424	2,469,202
Cash at the end of the period	153,914	2,933,523	2,306,410

Operating Activities

Changes in cash flow from operating activities from the six months ended June 30, 2024 to the month ended June 30, 2025.

We had net cash used in operating activities of S$1,516,162 ($1,192,045) for the six months ended June 30, 2025, compared to net cash used in operating activities of S$186,104 for the six months ended June 30, 2024. The increase in cash flow used in operating activities for six months ended June 30, 2025, is primarily a result of:

(1)    a decrease in net income of S$755,537 mainly due to the reduction was due to a lower volume of new construction projects commenced in the current period compared to the prior year; and

(2)    an increase in accounts receivable of S$202,981 ($159,589) for the six months ended June 30, 2025, as compared to a decrease in accounts receivable of S$291,713 for the six months ended June 30, 2024, mainly due to slower of customer payments as of June 30, 2025; and

(3)    a decrease in contract assets of S$596,515 ($468,995) for the six months ended June 30, 2025, as compared to an increase in contract assets of S$483,734 for the six months ended June 30, 2024, as less work was performed for the latter period resulting in lower amount of revenue recognized but has yet to be billed to the customers; and

(4)    a decrease in accounts payable of S$1,338,924 ($1,052,696) for the six months ended June 30, 2025, as compared to a decrease in accounts payable of S$725,371 for the six months ended June 30, 2024, as the Company settled less accounts payable during the six months ended June 30, 2025 since the payment due dates hasn’t been arrived.

Investing Activities

For the six months ended June 30, 2024, no investing activities occurred. For the six months ended June 30, 2025, investing activities consisted solely of proceeds from the repayment of loans made to a third party, amounting to S$1,300,000 ($1,022,093).

Financing Activities

For the six months ended June 30, 2024, net cash used in financing activities was S$358,089 which was primarily consisted of consisted of proceeds from loans and borrowings of S$319,713 ($235,708) and offset by repayment of loans and borrowings of S$233,756 and payment of offering cost of S$435,297.

For the six months ended June 30, 2025, net cash provided by financing activities was S$69,796 ($54,875) which was primarily consisted of proceeds from related party of S$999,610 ($785,919) and offset by repayment of amount due to related party of S$758,027 ($595,980).

For the years ended December 31, 2024 and 2023

The following table sets forth a summary of our cash flows for the periods indicated.

	For the Years Ended December 31,
	2023	2024	2024
	S$	S$	US$
Net cash used in operating activities	(1,369,386)	(531,270)	(388,868)
Net cash provided by (used in) investing activities	995,121	(2,621,944)	(1,919,151)
Net cash provided by financing activities	723,686	5,577,867	4,082,758
Net changes in cash	349,421	2,424,653	1,774,739
Effect of foreign exchange on cash, cash equivalents and restricted cash	—	250,665	183,479
Cash at the beginning of the year	348,685	698,106	510,984
Cash at the end of the year	698,106	3,373,424	2,469,202

Operating Activities

Changes in cash flow from operating activities from the year ended December 31, 2023 to the year ended December 31, 2024

We had net cash used in operating activities of S$531,270 ($388,868) for the year ended December 31, 2024, compared to net cash used in operating activities of S$1,369,386 for the year ended December 31, 2023. The decrease in cash flow used in operating activities for year ended December 31, 2024, is primarily a result of:

(1)    an increase in contract assets of S$138,678 ($101,506) for the year ended December 31, 2024, as compared to an increase in contract assets of S$4,061,592 for the year ended December 31, 2023, as the decrease occurred due to fewer new contracts being secured to replenish our project pipeline; and

(2)    a decrease in other assets of S$161,948 ($118,539) for the year ended December 31, 2024, as compared to a decrease in other assets of S$18,670 for the year ended December 31, 2023, driven by realization of prepaid expenses during the year ended December 31, 2024,

(3)    a decrease in accounts receivable of S$239,017 ($174,950) for the year ended December 31, 2024, as compared to an increase in accounts receivable of S$208,457 for the year ended December 31, 2023, this change reflects timely collection from customers; and

(4)    a decrease in account receivable of a related party of S$125,941 ($92,183) for the year ended December 31, 2024, as compared to an increase in accounts receivable of related party of S$185,694 for the year ended December 31, 2023, primarily due to timely repayment from the related party.

Investing Activities

For the year ended December 31, 2023, net cash provided by investing activities was S$995,121, which was primarily consisted of repayment of amount from a related party of S$1,000,000 and offset by purchase of property and equipment, mainly in computer equipment of S$4,879.

For the year ended December 31, 2024, net cash used in investing activities was S$2,621,944 ($1,919,151), which was a loan to a third party.

Financing Activities

For the year ended December 31, 2023, net cash provided by financing activities was S$723,686 which was primarily consisted of proceeds from loans and borrowings of S$1,050,000 and proceeds from a related party of S$584,328, and offset by repayment of loans and borrowings of S$439,850, repayment to a related party of S$212,051, payment of deferred offering costs of S$200,526 and payment for finance lease obligations of S$58,215.

For the year ended December 31, 2024, net cash provided by financing activities was S$5,577,867 ($4,082,758) which was primarily consisted of net proceeds from IPO of S$5,618,568 ($4,112,550), proceeds from related parties of S$450,368 ($329,650), offset by repayment of loans and borrowings of S$430,465 ($315,082) and payment for finance lease obligations of S$60,604 ($44,360).

Contingencies

In the normal course of business, our company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. Our company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. Our company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

As of December 31, 2024 and June 30, 2025, our company is subject to legal proceeding from a charge by Ministry of Manpower for an offence under Section 12(1) of the Workplace Safety and Health Act for failure to take measure to ensure the safety of its employees at work in one of its construction projects in 2019 which resulted in injuries to one worker and one fatality. Our company has claimed trial to this charge. For the same incident, our company was also charged under Section 5 of the Building Control Act for carrying out building work that was not approved by the Commissioner of Building Control. On June 17, 2025, SEPL was convicted of Charge No. DSC-900110-2021 under Section 12(1) of the Workplace Safety and Health Act for failing to take reasonably practicable measure to ensure the safety of employees at work. A sentencing hearing was held on November 19, 2025, and SEPL was sentenced to pay a fine of S$250,000, with the charge under the Building Control Act (Charge No. MSC-903277-2020) taken into consideration. The court allowed SEPL to pay the fine in 10 equal monthly instalments. No appeal has been filed by SEPL or the prosecution in relation to the conviction or sentence.

Additionally, our company is also subject to a claim from an employee of a subcontractor for a construction project for damages arising out of injuries and loss suffered as a result of work accident at the project site. The claimant seeks to hold our company and the subcontractor jointly and severally liable for the claim. The matter was resolved via a settlement agreement finalized on March 14, 2025. As the main contractor, the Company paid S$15,000 to the claimant and S$1,000 to setting aside application on April 2, 2025, which constituted a full and final settlement of all claims related to this matter.

As of December 31, 2024 and June 30, 2025, our company’s accrued provision for the legal proceedings was S$275,000 and S$260,000 ($204,419), respectively. For the six months ended June 30, 2024 and 2025, our company’s provision for estimated litigation loss was nil and nil, respectively.

Capital Expenditures

No capital expenditures were incurred for the six months ended June 30, 2024 and 2025, as there were no purchases of property, plant, or equipment.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s deficit/(equity) or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Contractual Obligations

The following tables set forth certain contractual obligations as of December 31, 2024 and June 30, 2025 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

As of June 30, 2025	2025	2026	2027	2028	Thereafter	Total	Total
	S$	S$	S$	S$	S$	S$	US$
Financial liabilities
Loans and borrowings	136,163	256,713	256,713	129,200	—	778,789	612,640
Operating lease obligations	176,613	98,171	—	—	—	274,784	201,130
Finance lease obligations	50,172	44,846	29,388	10,249	—	134,655	98,562
Total contractual obligations	362,948	399,730	286,101	139,449	—	1,188,228	912,332
As of December 31, 2024	2025	2026	2027	2028	Thereafter	Total	Total
	S$	S$	S$	S$	S$	S$	US$
Financial liabilities
Loans and borrowings	313,950	256,713	256,712	129,200	—	956,575	700,172
Operating lease obligations	176,613	98,171	—	—	—	274,784	201,130
Finance lease obligations	50,172	44,846	29,388	10,249	—	134,655	98,562
Total contractual obligations	540,735	399,730	286,101	139,449	—	1,366,015	999,864

Concentration of Credit Risk

Financial instruments that potentially subject our Company to the concentration of credit risks consist of cash, accounts receivable, and amounts due from a related party. The maximum exposures of such assets to credit risks are their carrying amounts as of the balance sheet dates. Our Company deposits its cash with financial institutions located in Singapore and United States of America. As of December 31, 2024 and June 30, 2025, S$3,373,424 and S$2,933,523 ($2,306,410) were deposited with financial institutions located in Singapore and United States of America, respectively. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of S$100,000. The Federal Deposit Insurance Corporation provides coverage of US$250,000 per depositor. Our Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, our Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. Our Company determines its allowance for credit losses for account receivable using an aging schedule. Oue Company estimates the credit loss rates based on historical loss information, aging of receivables and management’s judgements, including current, reasonable and supportable forecasted economic conditions compared to the economic conditions using the historical information. The management believes that its contract acceptance, billing and collection policies are adequate in minimizing material credit risk. Application of progress payment of contract works is made on a regular basis. Our Company seeks to maintain strict control over its outstanding receivables.

Credit risk on amounts due from a related party is not significant as the timing of payment is controlled by common director and shareholders taking into account cash flow requirements of our Company and there has been no significant increase in the risk of default nor impairment recognized on the amounts due from a related party since initial recognition.

Currency risk

Our company’s operating activities are transacted in S$. Foreign exchange risk may arise from future commercial transactions, and from fluctuations and the degree of volatility of foreign exchange rates between $ and S$.

Concentration of Customers

For the six months ended June 30, 2024, four customers accounted for approximately 28%, 24%, 18% and 13% of the Company’s total revenue. For the six months ended June 30, 2025, five customers accounted for approximately 25%, 22%, 19%, 12% and 11% of the Company’s total revenue.

As of December 31, 2024, three customers accounted for approximately 28%, 32% and 40% of the total accounts receivable. As of June 30, 2025, four customers accounted for approximately 42%, 21%, 20% and 10% of the total accounts receivable.

Concentration of Vendors

For the six months ended June 30, 2024 and 2025, our company did not have significant suppliers or subcontractors accounting for more than 10% of total purchases.

The table below sets out the suppliers or subcontractors who accounted for 10% or more of our company’s total accounts payable as of December 31, 2024 and June 30, 2025.

	Percentage of accounts payable (%)
Name of Supplier/Subcontractor	Products/services supplied	As of December 31, 2024	As of June 30, 2025
Supplier A	Materials	—	29
Subcontractor B	Subcontract service	22	—
Subcontractor C	Subcontract service	12	—
Subcontractor D	Subcontract service	12	—

Critical Accounting Policies and Use of Estimates

Our consolidated financial statements included elsewhere in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Out of our significant accounting policies, which are described in Note 3 — Summary of Significant Accounting Policies of our consolidated financial statements included elsewhere in this Form F-1, certain accounting policies are deemed “critical”, as they require management’s highest degree of judgement, estimates and assumptions. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable. Authoritative pronouncements, historical experience and information, information that is currently available to our company and assumptions that our company believes to be reasonable under the circumstances are used as the basis for making estimates and judgements. Actual results may differ from these estimates.

Revenue Recognition

Our company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2021 using the modified retrospective approach. Our company’s accounting for revenue recognition remains substantially unchanged prior to adoption of ASC 606. The effect from the adoption of ASC 606 was not material to our company’s consolidated financial statements.

Our company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which our company expects to receive in exchange for those services. The following five steps defined under ASC 606 are applied to achieve the core principle of revenue standard:

(i)     identify the contract with the customer;

(ii)    identify the performance obligations in the contract;

(iii)   determine the transaction price;

(iv)   allocate the transaction price to the performance obligations in the contract; and

(v)    recognize revenue when our company satisfies a performance obligation.

Our company generates revenue mainly from construction projects with the following major categories of works: (i) new construction, (ii) reconstruction, (iii) A&A, and (iv) other general contracting services, such as renovation and design consultation. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services.

	For the Years Ended December 31,
	2023	2024	2024
	S$	S$	US$
New construction	7,675,725	7,600,302	5,563,096
Reconstruction	1,599,688	180,203	131,901
A&A	3,628,036	999,031	731,248
Other general contracting services	449,564	32,110	23,503
Total revenue	13,353,013	8,811,646	6,449,748
	For the six months ended June 30,
	2024	2025	2025
	S$	S$	US$
New construction	4,734,096	2,466,676	1,939,363
Reconstruction	—	466,166	366,512
A&A	227,222	719,903	566,006
Other general contracting services	—	81,288	63,910
Total revenue	4,961,318	3,734,033	2,935,791

Our company assessed that the four major categories of revenue share the substantially the same characteristics and nature of terms in our contracts with customers and follows the same pattern of transfer of promised services to customers, and thus apply the same revenue recognition policies to all our revenue.

Our company enters into construction contracts with customers that create enforceable rights and obligations and for which it is probable that our company will collect the consideration to which it will be entitled as services are transferred to the customers. It is standard practice for our company to have the agreements with our customers in writing. All the agreements have commercial substance, as each contract with the customer has payment terms specified based upon fulfilment of certain conditions and agreed methods charged on monthly basis. Our company will submit monthly progress claim to the customer, and after our company receives the interim progress certificate certified by the appointed quantity surveyor, our company will issue a sales invoice to the customer. As our company’s customers are required to pay at different billing stages over the contract period, such progress payments limit our company’s exposure to credit risk. Our company also reasonably expects that the effects on the financial statements of applying ASC 606 to the portfolio of contracts would not differ materially from applying ASC 606 to the individual contracts within that portfolio.

Our company is responsible for a series of work including but not limited to those stated under the scope of work, which can include the design of the project, obtaining the relevant permits and approvals from authorities, engineering, site clearance, procurement of materials, construction and interior fitting-out/installation as part of the contract. Our company believes these services are not distinct as they are highly interrelated and the contract includes a significant service of integrating the various services into the combined work the customer is contracting for, which is the completed property. The contracts may include retentions paid at the end of the project as a warranty to ensure our company meets the contract requirements. However, since the customer does not have the option to separately purchase the warranty and there are no additional services to the customer during the retention period, such warranty is not recognized as a separate performance obligation. Our company has concluded that the promises to be delivered on the construction contract would be one single performance obligation, and therefore no allocation of the transaction price is required.

Our company’s contracts with each customer are with fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure our company meets the contractual requirements. The contract does not have variable consideration. However, the contract subject to modification in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Contract modification is accounted for as part of the existing contract as the remaining work is not distinct and form part of a single performance obligation that is partially satisfied at the date of the contract modification. The impact of contract modification has on the contract price and our company’s measure of progress towards complete satisfaction of the performance obligation is recognized as a cumulative catch-up adjustment to revenue at the date of contract modification.

Our company is not required to assess whether a contract contains a significant financing component if our company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year. Further, our company believes that with its monthly progress billings there is no financing component in its contracts. There are no non-cash and payable consideration for any services provided by our company.

Critical Accounting Estimates

Our company recognizes revenue based on our company’s actual contract costs incurred to the satisfaction of a performance obligation relative to the total estimated costs for the satisfaction of that performance obligations. This input method faithfully depicts the transfer of value to the customer when our company is satisfying a performance obligation that includes several interrelated tasks or activities for a combined output that requires our company to coordinate the work of subcontracts and employees.

The critical estimate is the total estimated costs, which includes labor, materials, overhead, and subcontractor expenses. Accurate estimates are vital to avoid cost overruns and ensure profitability and is crucial to the revenue recognition based on the calculation of percentage of completion. To ensure the reasonableness of the total estimated cost, we usually rely on historical data, industry benchmarks, and professional expertise to develop these estimates on individual project level. Regular reviews and adjustments are necessary as new information becomes available throughout the project lifecycle. The following describes how we apply the key assumptions:

Project Scope:    Changes in the project scope can affect cost estimates and, consequently, the completion percentage.

Schedule Variability:    Delays or accelerations in project timelines can impact the percentage of completion.

Cost Overruns and Underruns:    Unexpected increases or decreases in costs can skew percentage calculations. Regularly updating estimates is critical.

Forecasting Future Costs:    Accurate forecasting of remaining costs is crucial. This may involve historical data, industry standards, and professional judgment based on project specifics and conditions.

Contract costs typically include direct labor, subcontract, professional costs, material and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract costs indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expenses), and not as a reduction of revenue or a non-operating expense. The total loss on contracts is negligible for the years ended December 31, 2023 and 2024 and for the six months ended June 30, 2024 and 2025.

Our company recognizes revenue over time for all projects throughout the contract period.

Recently issued accounting pronouncements

Our Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), our Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). The intent of ASU 2023-09 is to improve the disclosures around a company’s rate reconciliation information and certain types of income taxes companies are required to pay. Specifically, these new disclosure requirements will provide more transparency regarding income taxes companies pay in the United States and other countries, along with more disclosure around a company’s rate reconciliation, among other new disclosure requirements, such that users of financial statements can get better information about how the operations, related tax risks, tax planning and operational opportunities of companies affect their effective tax rates and future cash flow prospects. ASU 2023-09 is effective for annual fiscal years beginning after December 15, 2024, with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments under ASU 2023-09 should be applied on a prospective basis, although retrospective application is permitted. Our Company is currently evaluating the potential impact of ASU 2023-09 on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. Our Company is currently evaluating the impact that the adoption of these standards will have on its Consolidated Financial Statements.

Except as mentioned above, our Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated financial statements.

BUSINESS

Overview

Our company, through our indirect wholly owned subsidiary, Springview Enterprises Pte. Ltd. (“Springview Singapore”) designs and constructs residential and commercial buildings in Singapore.

Our projects cover four main types of work: (i) new construction, (ii) reconstruction, (iii) additions and alterations (A&A), and (iv) other general contracting services. For new construction, an existing house will be demolished, and a new house will be rebuilt. Our reconstruction work involves the replacement of a substantial part of a house. For A&A work, we focus on minor modifications to existing structures within an existing building’s requirements. We also provide other general contracting services, such as renovation and design consultation for our customers. Through conversations with our clients to understand their vision and budget constraints, we assist them in developing a feasible design concept.

Our projects are carried out in either (a) design and build mode or (b) construction mode. When we play a design and build role, we provide design input and also serve as the main contractor. For construction mode, we act only in the role of a contractor. For the design and build role, we collaborate with associated architectural firms to deliver tailored solutions consisting of conceptualized design drawings and detailed implementation plans which we then execute with the joint efforts of our experienced design team and construction team. For the contractor role, we provide our customers with quality construction work based on our team’s experience and existing relationships with architects and subcontractors.

With a considerable operating history dating back to 2002, we believe we have established a positive reputation in the busy Singapore real estate development market through customer relationships, leading to referrals from existing customers. Our operations team manages inquiries and feedback, working with subcontractors to address any issues that arise in our projects. We believe that effective communication through phone calls and instant messaging ensures quick issue resolution. In turn, we believe that our commitment to high-quality services and addressing customer feedback is vital for expanding our market share and ensuring overall business success of our company.

Our Services

Our services mainly consist of providing new construction work, reconstruction work, A&A works, and other general contracting services for our customers.

New Construction

We possess extensive experience in assisting customers with the demolition and reconstruction of their homes, realizing their dream designs. When dealing with deteriorating structures, our clients often opt for a fresh start, enabling the creation of thoughtfully designed spaces free from the constraints of inconvenient columns. Our decades of experience ensure a quick and clean demolition process, laying the foundation for the rebuilding work.

Throughout the rebuilding process, drawing on our decades of experience in designing and constructing houses, we can bring our customers’ visions to life by conceptualizing the design plans they provide us. We also offer our customers our own customized design plans, blending practicality with aesthetic appeal.

See below for a visual representation of a new construction project we have completed:

A&A Work

We specialize in providing A&A work for existing structures, tailored to our customers’ requests. This often involves subtle adjustments to houses, including the construction of additional gross floor area — never exceeding 50% of the existing approved gross floor area. Whether it is the replacement or addition of columns, our A&A work ensures that modifications remain below 50%, preserving the essence of the original building while accommodating desired changes.

We prioritize our customers’ needs and align our efforts with the uniqueness of their homes. With meticulous attention to detail and a steadfast commitment to quality, our team can anticipate and adapt to our customers’ ever-changing requirements. Our goal is to ensure their satisfaction while maximizing the value of their properties.

See below for a visual representation of an A&A work we have completed:

Reconstruction

Our reconstruction endeavors entail the replacement of a substantial portion, typically exceeding 50% of gross floor area, of a residence. This may encompass the replacement of an entire floor, addition of an extra story, or comprehensive refurbishment of the entire edifice. Additionally, certain undertakings of a less extensive nature are categorized under the purview of reconstruction work. Examples include (a) augmenting the overall building story height, incorporating alterations or replacement of the existing roof (partial/full), culminating in a new story addition, and (b) a metamorphosis in the configuration of landed housing, such as the transition from a semi-detached dwelling to a detached residence.

With our dedicated team of adept designers and skilled construction personnel, we specialize in rejuvenating a building’s aesthetics through the modernization of existing fixtures and amenities. Our objective is to enhance the value of our customers’ properties while upholding the architectural integrity of the existing structure. Drawing upon our extensive decades of experience, we meticulously devise plans that contribute to the overall harmony of our projects.

See below for a visual representation of a reconstruction project we have completed:

Other General Contracting Services

We also provide a comprehensive suite of other general contracting services, such as renovation and design consultation, space planning, bespoke carpentry as well as project management. We work with our customers on their vision and budget constraints, collaborating to develop a feasible design concept.

Our Customers

We offer our customers two contract options based on their needs and requirements: a design and build model, where we act as both the architect responsible for designing the project and the main contractor responsible for the construction; or serving as the contractor, where we collaborate with architects to help customers bring their designs to life.

For the six months ended June 30, 2025, five customers accounted for approximately 25%, 22%, 19%, 12% and 11% of the Company’s total revenue. For the six months ended June 30, 2024, four customers accounted for approximately 28%, 24%, 18% and 13% of the Company’s total revenue. For the year ended December 31, 2024, our top ten customers collectively accounted for approximately 98% of our revenue, with two customers contributing approximately 19% each to the company’s total revenue. For the year ended December 31, 2023, our top ten customers collectively accounted for approximately 94% of our revenue, with two customers contributing approximately 17% each to the company’s total revenue. All the customers are individual and independent homeowners in Singapore. Throughout our long operating history, we believe that we have built a good reputation in the local market premised upon strong relationships with every customer, resulting in glowing referrals from previous customers. We believe that our continuous effort in providing high-quality services to our customers is key to increasing our market share in the construction industry. We have in place an operation team that manages general inquiries, complaints, and feedback from our customers. They are also responsible for working with our subcontractors to resolve any complaints. The most efficient and main channel for communication used between our operations team and our customers and subcontractors is telephone call or instant messaging. This has allowed us to resolve issues quickly.

We recognize that having a high level of customer satisfaction is crucial in helping us maintain a strong reputation in the market and cultivate customer loyalty. As such, we monitor the quality of our projects and customer feedback closely with the goal of increasing service quality and customer satisfaction.

General Terms of Design and Build Agreements with Customers

We enter into design and build agreements with our customers per request. Although the terms of design and build agreements may vary, the material terms that are generally contained in our agreements with major customers are set out below:

Scope of work and services	Each design and build agreement specifies our responsibilities, which typically encompass the following:

•   Building design

•   Preparing development cost estimates and material specifications

•   Carrying out construction work

•   Obtaining the necessary authority approvals and certificates of statutory completion.

Project timeframe Generally, based on the complexity and scope of work, a general timeframe will be suggested.

Extension of Time	In our agreements, a wide range of situations is outlined where we are not reasonably expected to bear responsibility for failing to complete the work on time.

We have the right to extend the project timeline for reasons such as significant additional work resulting from employers’ additional requests or site constraints, actions or omissions of subcontractors and suppliers directly engaged by our customers, and unexpected material shortages.

Fee	The fee is determined by us and each individual customer and thus, it varies.
Liability	Generally, the design and build agreements set out the respective rights and obligations of our company and our customers.
We will be liable for liquidated damages resulting from a failure to complete the work within the agreed timeframe.

General Terms of Construction Agreements with Customers

We entered into construction agreements with our customers upon request. These agreements typically include similar material terms as the design and build agreements, covering (a) the scope of work, (b) contract sum, (c) completion time, (d) payment terms, (e) insurance policies, and (f) compliance with various construction requirements.

Credit and Provision Policy

We generally grant our customers a credit period of less than 30 days from the invoice day. The length of credit period granted varies on a case-by-case basis depending on the workload, the length of the relationship with these customers and the payment method.

Our Subcontractors

We have a strong team of building designers and construction workers that enable us to handle the requests of our customers. However, based on the needs and situations of each project, we from time to time engage the subcontractors to help us handle the specialized parts of work, such as wire networks or light strips. Our commitment to customer satisfaction extends to our strong relationships with our subcontractors and suppliers, which we have developed over the course of our business. This has allowed us to accomplish projects with minimal delay due to unsatisfactory work or a lack of material. We hold our suppliers and subcontractors to the same high standards which we set for ourselves, ensuring a consistent and reliable product which our customers are satisfied with.

For six months ended June 30, 2025 and 2024, and for the years ended December 31, 2023 and 2024, the company did not have significant subcontractors accounting for more than 10% of total purchases.

Subcontracting Arrangement

We continuously conduct a comprehensive assessment of our subcontractors in order to better control the quality of their work. We place orders with these subcontractors on a back-to-back basis, once we require the service of these subcontractors, we will allocate the work to the subcontractors and pass along the relevant information contained in the agreements we have entered into with our customers to them. Such back-to-back arrangements can ensure the quality and quantity of our construction developments rendered by our subcontractors are in compliance with our customers’ requirements. Our subcontractors will then arrange for a team of well-trained workers to fulfill our needs.

We usually enter into master agreements with these subcontractors setting out the principal terms of the subcontracting arrangement, the material terms that are generally contained in our agreements with major subcontractors are set out below:

Scope of Work	A project-specific scope of work is defined in each subcontracting agreement to avoid its classification as additional work that incurs additional cost.
Payment Fees	The fee is determined by us and each individual subcontractor and thus, it varies.
Payment Terms

Generally, a certain percentage of the subcontract sum is required to be paid in advance as a deposit. The remaining fees are typically paid phase by phase as the project progresses, with the majority of the fees paid upon completion of the actual work.

Insurance

Generally, plant insurance is taken up by our subcontractor. The policies of insurance against injuries to persons and property, as well as work injury compensation, are determined on a case-by-case basis.

Liability	Our subcontractor is liable for any costs resulting from a failure to complete the work within the agreed timeframe.
Force Majeure	Our subcontractor is not liable for any losses or damages resulting from unexpected material shortages.

As of the date of this prospectus, we have not experienced any material dispute with our subcontractors. We do not foresee any material difficulties in sourcing substitute subcontractors if we terminate our relationship with any of the existing subcontractors.

Our Suppliers

We did not establish any long-term supplier agreements in the last fiscal year. For six months ended June 30, 2024 and 2025 and for the years ended December 31, 2023 and 2024, our company did not have significant suppliers accounting for more than 10% of total purchases. We normally enter into agreements with suppliers on a case-by-case basis, selected through a tendering process or negotiation. They generally supply us with sand, cement, solid wood, plywood, etc. These general agreements outline the principal terms of the supply arrangement, such as price and payment terms.

Sales and Marketing

Our sales and marketing mainly depend on the management team based in Singapore. Our CEO, Zhuo Wang oversees our sales and marketing. We believe that we have a dedicated sales and marketing team providing top notch services to customers in Singapore.

One of our key channels for marketing is through word-of-mouth referrals from our existing customers and business contacts. We believe that our high-quality sales staff services result in strong word-of-mouth referrals and positive customer reviews, which increase customer awareness of our brand. As we gain trust from our customers, they often refer us to their social network, or return to us for their other construction and renovation needs. We intend to continue to invest resources in our marketing efforts.

Competition

The building contractors industry is growing and increasingly competitive. We compete with contractors, interior designers, and other industry professionals for the same pool of potential customers. We also believe some of our competitors may be better funded or better connections than us. Nonetheless, we believe that we are well positioned to compete in the industry because of our previously established track record in the industry.

Competitive Strengths

We believe that we differentiate ourselves from our competition and have been able to grow our business as a result of the following competitive strengths:

We have an experienced management team.

We have an experienced management team, led by Mr. Zhuo Wang and Ms. Siew Yian Lee, our Chief Executive Officer and executive director, respectively, who have been instrumental in spearheading the growth of our Group. Mr. Zhuo Wang has many years of experience in sales and marketing roles. Additionally, he has gained diverse work experience across different companies, providing professional advice on company operations and showcasing a sophisticated understanding of the design and build contractor industry through his management of related field companies. Ms. Lee has over 20 years of experience in the interior design services and building contractors industry and is primarily responsible for managing and directing our company’s building works, overseeing their execution and performance. Our Group is also supported by an experienced management team with substantial experience in the interior design services and building contractors industry.

Our directors believe that the combination of our management and engineering teams’ expertise and knowledge of the market have been and will continue to be our Group’s valuable assets and strive our Group towards greater success.

We provide one-stop service to our customers with a strong in-house team of designers, electricians, construction workers and project managers. This helps increase the customer stickiness and chances of future projects and referrals.

We offer a comprehensive one-stop service to our customers, backed by a robust in-house team comprising designers, electricians, construction workers, and project managers. Our range of services encompasses design, construction, furniture customization, and project management. With a highly qualified and experienced in-house team of experts in various fields, our one-stop service reinforces our customer relationships, resulting in a higher volume of projects and referrals. Furthermore, our after-sales services, specifically addressing defect repair and post-project maintenance, enable us to maintain close connections with our customers, further boosting the likelihood of them choosing us for their upcoming projects.

Business Strategies

We intend to strengthen our market position in the construction industry, by implementing the following business strategies and plans.

Enhance Client Relationships and Reputation

We believe that building strong relationships with customers and maintaining a positive reputation is essential for growth. We can achieve this by delivering projects on time and within budget, providing excellent customer service, and ensuring customer satisfaction. Positive client testimonials and referrals can help attract new customers and contribute to the contractor’s growth.

Invest in Technology and Innovation

Embracing technology and innovation is crucial for our growth. By adopting advanced construction management software, Building Information Modelling (BIM) technology, and other innovative tools, we can improve project efficiency, reduce costs, and deliver higher-quality results. Staying up to date with industry trends and embracing sustainable construction practices are also part of our strategy.

Enhancing service capacity by expanding in-house teams of workers

As at the date of this prospectus, we have assembled a team comprising construction workers, electricians, tilers, designers, and a project manager. Our plan is to gradually recruit more qualified and experienced professionals to expand our service capabilities. We believe that this strategic move will expedite our business growth.

Adopting a more aggressive marketing strategy

In order to increase our business opportunities, we plan to carry out strong advertisement and marketing campaigns on both digital and traditional media channels to enhance customer awareness and attract new customers. We believe publishing TV ads and radio ads can help reach our potential customers who are less tech-savvy and simultaneously carrying out certain popular digital marketing campaigns with proven track records, including search engine optimization and social media marketing, can help promote our corporate image and make our services more popular.

Expand business and operations through joint ventures and/or strategic alliances

We intend to continue focusing on our principal business activities in the building and renovation industries. To do so, we plan to explore opportunities to collaborate with suitable partners in these industries through strategic alliances, joint ventures and investments. As at the date of this prospectus, we have not identified any potential joint ventures and/or strategic alliances.

Real Property

A description of our company’s leased real properties in Singapore is below:

Location	Usage	Lease Period	Rent (per month)	Approximate area
3004 Ubi Avenue 3 #03-90 Kampong Ubi Industrial Estate, Singapore 408860	Office	May 1, 2020 – Apr 30, 2026	Year 1 to 3: S$1,006.07 Year 4: S$1,106.68 Year 5 and 6: S$1,140.44	71.1m2
203 Henderson Rd #06-01, Henderson Industrial Park, Singapore 159546	Office	Dec 25, 2020 – Dec 26, 2026	S$6,537.5

Licenses and Permits and Registrations

The following licenses and registrations are material for our Group’s operations:

Description	Issuing Authority	Expiry Date	Issued to
Builders Licensing Scheme	Singapore Building and Construction Authority	July 8, 2027	Springview Singapore

Certifications

We received the bizSAFE Level 4 certificate from the Workplace Safety and Health Council on June 9, 2025. The certificate is valid until June 5, 2028.

Intellectual Property

Domain

We have the right to use the following domain registration issued in Singapore:

Number	Domain Name	Owner
1	springviewggl.com	Springview Singapore

We were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Employees

We employed 78 persons as of June 30, 2025, 71 persons as of December 31, 2024, 72 persons as of December 31, 2023, and 63 persons as of December 31, 2022, who are all located in Singapore. All of our employees are full-time employees. We do not have any part-time employees.

The following table sets forth the breakdown of our employees by activity as of June 30, 2025, December 31, 2024, December 31, 2023 and December 31, 2022:

Function	December 31, 2022	December 31, 2023	December 31, 2024	June 30, 2025
Management	3	3	3	3
Finance and Administrative	2	2	2	2
Quantity surveyor/Drafting	8	8	8	8
Projects	50	59	58	65
Total	63	72	71	78

Our employees are not covered by collective bargaining agreements. We consider our labor practices to be in line with customary industry practice.

Insurance

In relation to each project undertaken by our company, we maintain commercial all risks property insurance policies covering our business premises in accordance with customary industry practice; as well as insurance policies covering heads of liability such as workmen’s compensation, public liability and contractors’ all risk as required from time-to-time by our customers. We carry occupational injury and medical insurance for our employees, in compliance with applicable regulations. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore.

Litigation and Other Legal Proceedings

Because of the nature of our business, we and our subsidiaries have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. Except as disclosed below, to our knowledge, we are not a party to any legal or governmental proceedings (including any pending or known to be contemplated) which may have a material adverse effect on our business, financial condition, or results of operation.

In 2019, Springview Singapore was under contract to reconstruct an existing 2-story semi-detached dwelling house. On 4 March 2019, three foreign workers were performing their jobs when the floor slab of the balcony unexpectantly collapsed. One worker who was standing on the floor slab suffered fatal injury while another suffered multiple fractures after falling from the scaffold on the balcony (collectively, the “Accident”).

Following the Accident, Springview Singapore was charged for alleged violation of Section 12(1) of the Workplace Safety and Health Act for failure to take reasonably practicable measures to ensure the safety of its employees at work (“WSHA Charge”), which is punishable under Section 50(b) of the WSHA. Springview Singapore was also charged pursuant to Section 20(1)(a) of the Building Control Act for allegedly carrying out building work that were not in accordance with the plans approved by the Commissioner of Building Control under Section 5 of the Building Control Act, thereby allegedly contravening Section 20(1)(a) of the Building Control Act (“BCA Charge”).

On or around June 30, 2023, Springview Singapore claimed trial against the WSHA Charge, while the BCA Charge is held in abeyance pending the outcome of the WHSA Charge. On June 17, 2025, Springview Singapore was convicted of the WSHA Charge (Charge No. DSC-900110-2021). A sentencing hearing was held on November 19, 2025, at which Springview Singapore was sentenced to pay a fine of S$250,000, with the BCA Charge (Charge No. MSC-903277-2020) taken into consideration. The court allowed Springview Singapore to pay the fine in 10 equal monthly instalments. No appeal has been filed by Springview Singapore or the prosecution in respect of the conviction or sentence.

In October 2021, a claim was filed whereby a foreign worker of Springview Singapore for injuries suffered arising out of alleged negligence by Springview Singapore claiming damages for an unspecified amount. The Company has previously obtained insurance that adequately provides coverage for any damages resulting from this claim.

In December 2022, there was a claim filed against Springview Singapore (the main contractor of a construction project) and Mastercoat Services Pte Ltd, the sub-contractor of Springview Singapore, seeking to hold both parties jointly and severally liable, by an employee of Mastercoat Services Pte Ltd (Mr. Panchalan Rajagopalan) for damages arising out of injuries and losses suffered as a result of a work accident. On March 14, 2025, parties reached an amicable settlement for which Springview Singapore, the defendant in the case, paid a sum of S$45,000 to the claimant in full and final settlement.

REGULATION

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Laws and Regulations Relating to Our Business in Singapore

Builders Licensing Scheme

The Building Control Act and the Building Control (Licensing of Builders) Regulations 2008 set out the requirements for the licensing of builders. The Builders’ Licensing Scheme was implemented to ensure that building works are carried out only by builders with experienced key personnel to manage the business and properly qualified technical personnel to supervise the execution of the works. All builders carrying out building works where plans are required to be approved by the Commissioner of Building Control (“CBC”) and builders who work in specialist areas which have a high impact on public safety will require a builder’s license. The requirement applies to both public and private construction projects.

There are two types of builder’s licenses, namely, the general builder’s license and the specialist builder’s license. Under the general builder’s licensing regime, there are two separate classes of licenses: the Class 1 general builder license authorizes the builder to carry on the business of a general builder without restriction in contract value, while the Class 2 general builder license (“GB2 License”) authorizes the builder to carry on the business of a general builder restricted to contracts or engagements for an estimated final price of each of not more than S$6 million.

Springview Singapore currently possesses the GB2 License, which is valid up to 8 July 2024. We have not encountered any instances of non-renewal or suspension of our builder license.

Building Control Act

All proposed new building development and most major reconstruction projects in Singapore require written permission from the Urban Redevelopment Authority (“URA”) setting out specific requirements and limits for each development.

Once the URA has provided the written permission, a developer will make an application to the CBC for the building plan approval in respect of any building works pursuant to Section 5 of the Building Control Act. An application for a permit to carry out structural works in any building works must also be made by the developer of those building works, the builder whom the developer has appointed in respect of those building works and the Qualified Person whom the developer or builder has duly appointed to the CBC in order to carry out structural works. Construction may then commence upon receipt of the notice of approval and permit to carry out structural works from the CBC, in accordance with such approvals as elaborated below.

Under the Building Control Act, a builder undertaking any building works shall, among other duties: (i) ensure that the building works are carried out in accordance with the Building Control Act, the building regulations, the plans of the building works approved or deemed approved by the CBC supplied to the builder by the appointed registered architect or professional engineer for the project and with any terms or conditions imposed by the CBC in accordance with the Building Control Act and the building regulations, (ii) notify the CBC of any contravention of the Building Control Act or the building regulations relating to those building works of which the builder knows or ought reasonably to know; (iii) keep at the premises on which the building works are carried all plans of those building works approved by the CBC and supplied to him by the appointed registered architect or professional engineer for the project; and (iv) within seven days from the completion of the building works, certify that the new building has been erected or the building works have been carried out in accordance with the Building Control Act and the building regulations and deliver such certificate to the CBC.

If the CBC is of the opinion that any building works have been or are carried out in such a manner as (i) will cause, or will be likely to cause, a risk of injury to any person or damage to any property; (ii) will cause, or will be likely to cause, or may have caused a total or partial collapse of the building in respect of which the building works are or have been carried out, any building, street, slope or natural formation opposite, parallel, adjacent or in otherwise close proximity to those building works or any part of any such building, street or land; or (iii) will render, or will be likely to render, or may have rendered the building in respect of which the building works are or have been carried out, any building, street, slope or natural formation opposite, parallel, adjacent or in otherwise close proximity to those building works or any part of any such building, street or land, so unstable or so dangerous that it will collapse or be likely to collapse (whether totally or partially), the CBC may, by order, direct the developer of those building works to immediately stop the building works and to take such remedial or other measures as he may specify to prevent the abovementioned situations from happening.

Building and Construction Industry Security of Payment Act

The Building and Construction Industry Security of Payment Act 2004 of Singapore (“BCISPA”) is administered by the BCA, and facilitates payments for construction work done or for related goods or services supplied in the building and construction industry.

Under the BCISPA, any person who has carried out any construction work or supplied any goods or services under a contract is entitled to a progress payment. The provisions of the BCISPA shall have effect notwithstanding any provision to the contrary in any contract, and any contractual provision which attempts to exclude, restrict, modify or in any way prejudice the operation of the BCISPA shall be void. With the introduction of the BCISPA, a “pay when paid” provision of a contract is now rendered unenforceable and has no effect in relation to any payment for construction work carried out or undertaken to be carried out, or for goods or services supplied or undertaken to be supplied, under the contract.

The BCISPA also contains provisions relating to, amongst others, the amount of the progress payment to which a person is entitled under a contract, the valuation of the construction work carried out under a contract and the date on which a progress payment becomes due and payable. In addition, the BCISPA sets out, amongst others, the following rights:

(a)     the entitlement of a claimant (being the person who is or claims to be entitled to a progress payment under section 5 of the BCISPA) who, in relation to a construction contract, fails to receive payment by the due date of an amount that is proposed to be paid by the respondent (being the person who is or may be liable to make a progress payment under a contract to a claimant) and accepted by the claimant, to make an adjudication application in relation to the payment claim. The BCISPA has established an adjudication process by which a person may claim payments due under a contract and enforce payment of the adjudicated amount;

(b)    the right of the claimant to suspend the carrying out of construction work or supply of goods and services, and to exercise a lien over goods supplied by the claimant to the respondent that are unfixed and which have not been paid for, or to enforce the adjudication determination in the same manner as a judgment or an order of the court with the permission of the court, if amongst others, such claimant is not paid after the adjudicator has determined that the respondent shall pay an adjudicated amount to the claimant; and

(c)     where the respondent fails to pay the whole or any part of the adjudicated amount to a claimant, the right of a principal of the respondent (being the person who is liable to make payment to the respondent for or in relation to the whole or part of the construction work that is the subject of the contract between the respondent and the claimant) to make direct payment of the outstanding amount of the adjudicated amount to the claimant, together with the right for such principal to recover such payment from the respondent.

Workplace Safety and Health Act 2006 of Singapore (the “WSHA”)

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of (a) his employees at work and (b) persons (not being his employees) who may be affected by any undertaking carried on by him in the workplace. These measures include, but are not limited to: (i) providing and maintaining for employees a work environment which is safe, without risk to health, and adequate as regards to facilities and arrangements for their welfare at work; (ii) ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees; (iii) ensuring that employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer; (iv) developing and implementing procedures for dealing with emergencies that may arise while those employees are at work; and (v) ensuring that employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work.

More specific duties imposed on employers are set out in the Workplace Safety and Health (General Provisions) Regulations. Some of these duties include taking effective measures to protect persons at work from the harmful effects of any exposure to any infectious agents or bio-hazardous material which may constitute a risk to their health.

The Workplace Safety and Health (Construction) Regulations 2007 of Singapore sets out additional specific duties on employers that include, among others, appointing a workplace safety and health coordinator for every worksite to identify any unsafe condition or unsafe work practice, and recommend and help implement reasonably practicable remedial measures.

Any person who fails to comply with the WSHA shall be guilty of an offence and for offences where no penalty is expressly provided in the WSHA, shall be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and, if the contravention continues after the conviction, the body corporate shall be guilty of a further offence and shall be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offence under the WSHA that causes the death of any person and is subsequently convicted of the same offence that causes the death of another person, the court may, in addition to any imprisonment if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$l million and, in the case of a continuing offence, with a further fine not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction.

As an employer in Singapore, Springview Singapore is required to adhere to the WSHA and adopt these measures to ensure the safety and health of its employees and persons (not being the Springview Singapore’s employees) who may be affected by any undertaking carried on by him in Springview Singapore’s office premises.

Under the WSHA, the Commissioner for Workplace Safety and Health (“Commissioner”) may serve a remedial or a stop-work order in respect of a workplace, if he is satisfied that:

(a)     the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any process or work carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work;

(b)    any person has contravened any duty imposed by the WSHA; or

(c)     any person has done any act, or has refrained from doing any act which, in the opinion of the Commissioner, poses or is likely to pose a risk to the safety, health and welfare of persons at work.

The stop-work order shall, amongst others, direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the Commissioner have been taken, to the satisfaction of the Commissioner, to remedy any danger so as to enable the work in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work.

Springview Singapore has been served with two (2) such stop-work orders, once in 2019 and another in 2023.

The MOM has also implemented a demerit points system for the construction sector. All main contractors and subcontractors will be issued with demerit points for breaches under the WSHA and its subsidiary legislation. Under this single-stage demerit points system, the number of demerit points awarded depends on the severity of the infringement. The following table sets forth the specified information about this demerit points system:

Type of incident Composition fines	Number of demerit points 1 point per fine
Stop Work Order (Partial)	5
Stop Work Order (Full)	10
Prosecution action taken for dangerous occurrences or accidents that led to major injuries or death of one person	25
Prosecution action taken for accidents that led to the death of more than one person	50

Demerit points for a contractor are calculated by adding the points accumulated from all the worksites under the same contractor. Contractors, including all main and subcontractors, that accumulate a pre-determined number of demerit points within an 18-month period, will be debarred from employing foreign workers. The following table indicates the scope and duration of debarment for the accumulated demerits points:

Phase	Demerit points accumulated within 18-month period	Allowed to hire new foreign workers	Allowed to renew existing foreign workers	Duration of debarment
1	25 to 49	No	Yes	3 months
2	50 to 74	No	Yes	6 months
3	75 to 99	No	Yes	1 year
4	100 to 124	No	Yes	2 years
5	125 and above	No	No	2 years

As of the date of this prospectus, Springview Singapore has accumulated 17 demerit points in the last 18-month period due to two instances of lapses across its worksites. The latest demerit points were accumulated by Springview Singapore on June 22, 2023 and will be refreshed and removed after the end of the current 18-month period ending on December 22, 2024.

We believe the demerit points accumulated by Springview Singapore will not have a material impact on the business of Springview Singapore because there is no penalty or debarment imposed on contractors who are below the Phase 1 threshold amount of 25 demerit points and that our customers recognize the quality of our work.

Workplace Safety and Health (Incident Reporting) Regulations (the “WSHIR”)

Under Regulation 4 of the WSHIR, where any accident at a workplace occurs which leads to the death of any employee, the employer shall, as soon as is reasonably practicable but no later than 10 days after the accident, submit a report to the Commissioner.

Under Regulation 6 of the WSHIR, where an employee meets with an accident at a workplace on or after September 1, 2020, and the employee is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, the employer shall submit a report to the Commissioner of the accident within 10 days after the date the employer first has notice of the accident.

Being an employer in Singapore, Springview Singapore is required to adhere to the WSHIR reporting requirements in the situation where any accident at Springview Singapore’s office premises or workplaces occurs which results in the injury or death of any employee.

Springview Singapore has only submitted one report under Regulation 4 of the WSHIR and has submitted four (4) reports under Regulation 6 of the WSHIR since 2020.

Work Injury Compensation Act 2019 of Singapore (“WICA”)

The WICA provides that if any employment personal injury by accident arises out of and in the course of the employment is caused to an employee, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. Any employer who fails to insure himself in accordance with the WICA shall be guilty of an offence and shall be liable to, on conviction, a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both. The WICA, read with the Work Injury Compensation (Insurance) Regulations 2020, provides that employers are required to maintain work injury compensation insurance for all employees doing manual work regardless of salary level and employees doing non-manual work earning S$2,600 or less a month (excluding any overtime payment, bonus payment, annual wage supplement, productivity incentive payment and any allowance however described), who are engaged under contracts of service (unless exempted).

The WICA does not cover self-employed persons or independent contractors. However, as the WICA provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the contractor) for the execution by the contractor of the whole or any part of any work or for the supply of labor to carry out any work undertaken by the principal, the Commissioner may direct the principal to fulfill the obligations of the employer under the WICA in relation to any employee of the contractor who were injured while employed in the execution of work for the principal.

The WICA provides that if an employee dies or sustains injuries in a work-related accident or contracted occupational diseases in the course of employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity, current incapacity or death, subject to certain limits stipulated in the WICA.

In this regard, Springview Singapore, being an employer in Singapore, has obtained a contract for insurance in accordance with WICA, the current term of which is until 29 November 2025. In the past 3 years, 3 of our employees have experienced a workplace injury that is subject to WICA jurisdiction.

Employment Act 1968 of Singapore (the “Employment Act”)

The Employment Act sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. With effect from April 1, 2019, the Employment Act extends to all employees, including persons employed in managerial or executive positions, with certain exceptions.

The Employment Act prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Employment Act, but only apply to limited categories of employees, such as an employee (other than a workman) who receives a salary of up to S$2,600 a month (“relevant employee”). Section 38(8) of the Employment Act provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the performance of the work is essential to the life of the community, or the work is essential to defense or security. In addition, section 38(5) of the Employment Act limits the extent of overtime work that a relevant employee can perform, to 72 hours a month.

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare, adoption, unpaid infant care and shared parental leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-Savings Act 2001 of Singapore; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 of Singapore; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the WICA and the WSHA, respectively.

Employment of Foreign Manpower Act 1990 of Singapore

The employment of foreign workers in Singapore is governed by the Employment of Foreign Manpower Act 1990 (“EFMA”) and regulated by MOM. In Singapore, under Section 5(1) of the EFMA, no person shall employ a foreign worker unless he has obtained in respect of the foreign worker a valid work pass from MOM, which allows the foreign employee to work for him in Singapore. The foreign worker has to be employed and carry out duties in respect of his or her work pass. Any person who fails to comply with or contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall:

(a)     be liable on conviction to a fine of not less than S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding12 months or to both; and

(b)    on a second or subsequent conviction:

i.       in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one (1) month and not more than 12 months; and

ii.      in any other case, be punished, with a fine not less than S$20,000 and not more than S$60,000.

Apart from the EFMA, an employer of foreign workers is also subject to, amongst others, the provisions as set out in:

(a)     the Employment Act, the requirements of which are set out above; and

(b)    the Immigration Act 1959 of Singapore (“Immigration Act”) and the regulations issued pursuant to the Immigration Act.

As of the date of this prospectus, Springview Singapore has 61 foreign employee(s) who are covered by the EFMA and has obtained a valid work pass. We believe that we are in compliance with its requirements.

Environmental Laws

The Environmental Public Health Act 1987 of Singapore (“EPHA”) requires, among others, a person, during the construction, alteration, demolition, repair or maintenance of any building or at any time, to take reasonable precautions to prevent danger to the life, health or well-being of persons using any public places from flying dust or falling fragments or from any other material, thing or substance.

The EPHA also regulates, among others, the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director-General of Public Health may, on receipt of any information respecting the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety. The nuisance order may be served on the person responsible for the nuisance, prescribing the measures to be taken to remedy the nuisance. Any failure to comply with the nuisance order served is an offense and such person is liable upon conviction for a fine not exceeding S$10,000 for the first conviction and to a further fine not exceeding S$1,000 for every day during which the offense continues after conviction.

The Environmental Protection and Management Act 1999 of Singapore (“EPMA”) seeks to provide for the protection and management of the environment and resource conservation and regulates, amongst others, air pollution, water pollution, land pollution and noise control. Under the Environmental Protection and Management (Control of Noise at Construction Sites) Regulations, the owner or occupier of any construction site shall ensure that the level of noise emitted from his construction site shall not exceed the prescribed maximum permissible noise levels. The National Environment Agency is empowered under the EPMA to, among others, make regulations to control noise pollution by restricting or prohibiting construction works during certain hours.

MANAGEMENT

The following table sets forth the names, ages and titles of our directors and executive officers:

Name	Age	Title
Mr. Zhuo Wang	37	Chairman and Chief Executive Officer
Ms. Siew Yian Lee	52	Executive Director
Mr. Jordan Yi Chun Tse	30	Chief Financial Officer

Independent Directors:

Name	Age	Title
Mr. Xirui Guo	40	Independent Director
Mr. Mikael Charette	46	Independent Director
Ms. Hung Yu Wu	44	Independent Director

The following is a brief biography of each of our executive officers and directors.

There are no other arrangements or understandings with major shareholders pursuant to which any person referred to above was selected as a director or member of senior management, except for Siew Yian Lee, who is the controlling shareholder of Avanta (BVI) Limited, our majority shareholder, and was appointed as one of our directors based on such association.

Directors and Officers

Mr. Zhuo Wang is our Chairman and Chief Executive Officer. Mr. Wang is responsible for the overall business management of our Group. He has extensive experience in sales and marketing and the management of companies, previously serving as the marketing manager of Springview Singapore from August 2011 to October 2012, and from June 2018 to present. In April 2018, Mr. Wang was appointed as a director of Mingzhu Logistics Holdings Limited (Nasdaq: YGMZ), a Nasdaq listed company involved in trucking and transportation. Mr. Wang is also an independent director and the audit committee chair of Metal Sky Star Acquisition Corporation (Nasdaq: MSSA), a Nasdaq listed special purpose acquisition company, and has served as such since June 2021. Mr. Wang obtained a Bachelor of Science degree in business management from Babson College in 2007.

Ms. Siew Yian Lee is our Executive Director. Ms. Lee is responsible for managing and directing our company’s building works, overseeing their execution and performance. With extensive experience spanning over two decades in the building contractor and construction industries in Singapore, Ms. Lee has served as a director in Springview Singapore since January 2003. Ms. Lee holds a Bachelor of Engineering degree from the Nanyang Technological University. Ms. Lee is an approved person of Class 2 general builder’s license.

Mr. Jordan Yi Chun Tse is our Chief Financial Officer. Mr. Tse was appointed as Chief Financial Officer on November 15, 2023. Mr. Tse is an experienced professional with extensive experience in the field of accounting and auditing. Throughout his career, he has demonstrated strong expertise in implementing business controls, streamlining processes, and providing valuable advisory guidance to management. During Mr. Tse’s tenure at PricewaterhouseCoopers, Hong Kong from December 2018 to September 2020 as a Senior Associate in Core Assurance Services, he analyzed client processes, managed time effectively, and reported under International Financial Reporting Standards (IFRS). He also assessed financial data using IT skills, identified accounting system deficiencies, and participated in meetings related to IPO entities. As a co-founder at 24 Seasons (Shenzhen) Supply Chain Management Company Limited, where he worked from November 2021 to September 2022, Mr. Tse established a startup specializing in cultural and creative products for Chinese festivals. His responsibilities included business development, vision formulation, and client acquisition. He currently serves as an investment manager at Alpha (Shenzhen) Management Consulting Limited, focused on executing corporate finance transactions including initial public offerings, financial advisory, mergers and acquisitions and other fund-raising activities. Mr. Tse obtained a Bachelor of Commerce degree, majoring in accounting and finance, in 2016 from the University of New South Wales. On January 6, 2026, Mr. Tse notified the Company of his resignation as Chief Financial Officer, effective January 31, 2026, and the board of directors of the Company approved his resignation. Mr. Tse’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and was due to personal reasons.

Ms. Lyu Liyan will be our Chief Financial Officer, effective February 1, 2026. Ms. Lyu has over nine years of experience in accounting, audit, financial management and corporate finance. From August 2022 to January 2026, she served as a project manager at CICM (Shenzhen) Management Consulting Limited, where she participated in initial public offerings, mergers and acquisitions and other capital-raising transactions, including the preparation of regulatory filings and responses to inquiries from the U.S. Securities and Exchange Commission and Nasdaq. From September 2021 to July 2022, she served as a financial manager at Shenzhen Shenliang Cold Chain Logistics Co., Ltd., where she oversaw financial operations, budgeting and internal control development. From May 2019 to September 2021, she served as a project manager at Zhong Hui Certified Public Accountants (Special General Partnership), Shenzhen Branch, leading audit and advisory engagements. From November 2015 to May 2018, she served as a senior auditor at Tianjian Accounting Firm (Special General Partnership), Shenzhen Branch. Ms. Lyu holds a Master of Economics degree from the Central University of Finance and Economics and a Bachelor of Commerce (Honors in Business Administration) from the University of Windsor, and is a Fellow of the Association of International Accountants.

Each of Mr. Wang and Ms. Lee has entered into a director’s agreement with us. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of our company’s issued and outstanding Ordinary Shares entitled to vote. See “Compensation of Directors — Directors Agreements” below.

Independent Director

Mr. Xirui Guo is an independent director. Mr. Guo has served as Chief Financial Officer of Youxin Technology Ltd since December 2024. He has over 15 years of experience in finance, investment, compliance, and capital markets, with a particular focus on pre-IPO advisory, financial management, and regulatory compliance. Since July 2021, Mr. Guo has also served as Executive Director of Investment Banking at Fern Win Group, a diversified investment group focused on financial services, biomedicine, and technology, where he has provided financial and listing advisory services to pre-IPO companies. From January 2021 to July 2021, Mr. Guo was Deputy General Manager and Chief Financial Officer of Shenzhen Chuang Fei Ge (CFG) Environmental Ltd., an industrial sewage treatment company, where he was responsible for IPO preparation, legal compliance, and internal control systems in connection with a proposed listing on China’s Growth Enterprise Market. Previously, from September 2018 to December 2020, Mr. Guo served as Assistant President of Yong Cheng Ying Fu Asset Management Ltd., where he led investment teams and participated in private equity investments. From June 2017 to September 2018, Mr. Guo was Managing Director of the Legal and Compliance Department of Huarong (HK) Industrial & Financial Investment Ltd., a subsidiary of a Hong Kong — listed state-owned financial institution, where he was a member of the investment committee and oversaw legal, compliance, and internal governance functions. Earlier in his career, Mr. Guo served as Finance Controller of Pure Fiji Australia Pty Ltd from September 2014 to May 2017, where he was responsible for accounting management, inventory costing, and financial analysis supporting sales strategy. Mr. Guo holds a Master of Accounting from Macquarie University and a Bachelor of Law from Sichuan University. He is a Certified Public Accountant in China and holds the Legal Professional Qualification of the PRC.

Mr. Mikael Charette is an independent director. He has served as an independent director at Mingzhu Logistics Holding Ltd (Nasdaq: YGMZ) since November 2020, overseeing trucking and delivery services in China. His leadership extends to roles such as Vice Chairman and Director at Cancham Shanghai, where he represented the Canadian business community’s interests, and Vice President at Fung & Yu CPA Ltd, contributing to the growth of a respected regional CPA firm. Additionally, he is the Founding Partner and CEO of Wellfunded Enterprise Ltd, an innovative investment fund fostering cross-border collaboration in cleantech, healthtech, and digital innovation. As the CEO-Lawyer of Well Asia Group since May 2006, he manages assets and offers immigration services globally. His entrepreneurial spirit is further evident as the CEO-Lawyer of Frontier Immigration Services Ltd, providing consulting and investment services to high-net-worth individuals. He has also played pivotal roles at Harvey Law Group, Light Up Air, and has served in various directorial positions. Mr. Charette holds a Master-in-Law (LL.M.) degree from City University of Hong Kong, graduating cum laude, with a global academic background including an international intellectual property exchange program at Oxford University and a Common Law Baccalaureate (JD) from the University of Victoria, where he actively engaged in law review editing and organized charity events, culminating in summa cum laude honors for his License in Civil Law (LL.L.) from the University of Ottawa.

Ms. Hung Yu Wu is an independent director. Since December 2023, she has served as an independent director at Excalibur Global Financial Holdings Limited (HKSE: 8350). Additionally, she has served as an independent director at I-Control Holdings Limited (HKSE: 1402) since March 2023 and as a director at CL Partners CPA Limited since April 2024. From September 2022 to March 2024, she served as the financial controller at LVGEM (China) Real Estate Investment Company Limited (HKSE: 95). From June 2015 to September 2022, she worked as the audit principal at SHINEWING (HK) CPA Limited. Ms. Wu demonstrated proficiency in supervising financial accounting and reporting, managing financial control and treasury functions, and leading special projects such as offshore debt offerings. She also exhibited adeptness in maintaining relationships with external parties, including banks and credit agencies, while consistently ensuring compliance with financial reporting and corporate governance standards. Ms. Wu earned her Bachelor of Accountancy degree from the Hong Kong Polytechnic University.

Board of Directors

Our board of directors consists of five directors. Our board of directors have determined that our three independent directors, Mr. Xirui Guo, Mr. Mikael Charette and Ms. Hung Yu Wu satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.

Duties of Directors

Under Cayman Islands law, all of our directors owe fiduciary duties to the Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. The Company has the right to seek damages if a duty owed by any of our directors is breached. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

Terms of Directors and Executive Officers

Each of our directors holds office until the expiration of his or her term or until a successor has been duly elected and qualified as may be provided in a written agreement with our company, or until his or her resignation or until he or she is removed from office by ordinary resolution of the shareholders or until his or her office is otherwise vacated in accordance with our articles of association. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) becomes physically or mentally incapable of acting as a director; (iii) resigns by notice in writing to our company; (iv) without the consent of the other directors, he or she is absent from meetings of directors for a continuous period of six months; (v) only held office as a director for a fixed term and such term expires; or (vi) is given notice by the majority of the other directors (not being less than two in number) to vacate office. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Committees of the Board of Directors

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Each committee’s charter are available on our website at https://www.springviewggl.com/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit Committee

Mr. Xirui Guo, Mr. Mikael Charette and Ms. Hung Yu Wu serve on the audit committee, which is chaired by Xirui Guo. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Xirui Guo as an “audit committee financial expert”, as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•        appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•        pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•        reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•        reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•        coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•        establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•        preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•        reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•        reviewing earnings releases.

Compensation Committee

Mr. Xirui Guo, Mr. Mikael Charette and Ms. Hung Yu Wu serve on the compensation committee, which is chaired by Mr. Mikael Charette. Our board of directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

•        evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

•        reviewing and recommending to the board of directors the cash compensation of our other executive officers;

•        reviewing and establishing our overall management compensation, philosophy and policy;

•        overseeing and administering our compensation and similar plans;

•        reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•        retaining and approving the compensation of any compensation advisors;

•        reviewing and approving our policies and procedures for the grant of equity-based awards;

•        reviewing and recommending to the board of directors the compensation of our directors; and

•        preparing the compensation committee report required by SEC rules, if and when required.

Nomination Committee

Mr. Xirui Guo, Mr. Mikael Charette and Ms. Hung Yu Wu serve on the nomination committee, which is chaired by Ms. Hung Yu Wu. Our board of directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

•        developing and recommending to the board of directors criteria for board and committee membership;

•        establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and

•        reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

•        the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

•        the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

We have adopted (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). A current copy of the Policies are posted on the Corporate Governance section of our website, which is located at https://www.springviewggl.com/. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the Policies, and any waivers of the Policies for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Compensation of Directors and Executive Officers

For the financial year ended December 31, 2025, we paid an aggregate of approximately S$156,000 in cash to our directors and executive officers.

Employment Agreements

Employment Agreement between Springview Cayman and Mr. Zhuo Wang

Effective as of November 15, 2023, our company entered into an Employment Agreement with Mr. Zhuo Wang. Zhuo Wang is entitled to an annual base salary of $36,000 from Springview Cayman, payable on a monthly basis. Zhuo Wang’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Zhuo Wang shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Springview Singapore and Mr. Zhuo Wang

On April 2, 2018, Springview Singapore entered into an employment agreement with its Marketing Manager, Zhuo Wang. Mr. Wang is entitled to a monthly base salary of S$8,000.

Employment Agreement between Springview Cayman and Ms. Siew Yian Lee

Effective as of November 15, 2023, our company entered into an Employment Agreement with Ms. Siew Yian Lee. Ms. Lee is entitled to an annual base salary of $36,000 from Springview Cayman, payable on a monthly basis. Ms. Lee’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Lee shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Springview Singapore and Ms. Siew Yian Lee

On September 11, 2005, Springview Singapore entered into an employment agreement with its Executive Director, Ms. Siew Yian Lee. Ms. Lee is entitled to a monthly base salary of S$3,000. Effective as of July 1, 2022, Ms. Lee’s monthly salary at Springview Singapore increased to S$5,000 per month.

Employment Agreement between Springview Cayman and Mr. Jordan Yi Chun Tse

Effective as of November 15, 2023, our company entered into an Employment Agreement with Mr. Jordan Yi Chun Tse. Mr. Tse is entitled to an annual base salary of $36,000 from Springview Cayman, payable on a monthly basis. Mr. Tse’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Tse shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group. On January 6, 2026, Mr. Tse notified the Company of his resignation as Chief Financial Officer, effective January 31, 2026, and the board of directors of the Company approved his resignation. Mr. Tse’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and was due to personal reasons.

Employment Agreement between Springview Cayman and Ms. Lyu Liyan

Effective as of February 1, 2026, our company entered into an Employment Agreement with Ms. Lyu Liyan. Ms. Lyu is entitled to an annual base salary of $36,000 from Springview Cayman, payable on a monthly basis. Ms. Lyu’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Lyu shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Compensation of Directors

Directors’ Agreements

Each of our directors, except for Mr. Zhuo Wang and Ms. Siew Yian Lee, has entered into a director’s agreement with our company. Mr. Wang and Ms. Lee entered into a director’s agreement with our company on October 4, 2023 and November 15, 2023, respectively. The terms and conditions of such directors’ agreements are similar in all material aspects. Each director’s agreement will continue until the director’s successor is duly elected and qualified. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of our company’s issued and outstanding Ordinary Shares entitled to vote. Under the directors’ agreements, our company agrees, to the maximum extent provided under applicable law, to indemnify the directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the directors’ performance of their duties, other than any such losses incurred as a result of the directors’ gross negligence or willful misconduct.

Under the directors’ agreements, the initial aggregate annual salary payable to each of our independent directors, Mr. Xirui Guo, Mr. Mikael Charette, and Ms. Hung Yu Wu, is $24,000 in cash, respectively.

In addition, our directors will be entitled to participate in such share option scheme as may be adopted by our company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors, provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors have entered into a service agreement with our company or any of our subsidiaries that provides for benefits upon termination of employment.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, and subject to the terms thereof being in compliance with the laws of the state of New York, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A Shares and Class B Shares by:

•        each person, or group of affiliated persons, known by us to beneficially own greater than 5% of our outstanding Class A Shares and Class B Shares;

•        each of our named executive officers;

•        each of our directors; and

•        all of our current executive officers and directors as a group.

The number and percentage of Class A Shares and Class B Shares beneficially owned before the offering are based on 2,261,980 Class A Shares, par value of $0.0008 per share, and 10,000,000 Class B Shares, par value of $0.0001 per share, issued and outstanding as of the date of this prospectus. The number and percentage of Class A Shares and Class B Shares beneficially owned after the offering is based upon 4,953,771 Class A Shares (based on the sale of 2,691,791 Class A Shares in this Offering, at an assumed public offering price of $7.43 per Class A Share), issued and outstanding as of such date, assuming the sale of all Class A Shares offered hereby, and assuming no sale of any Pre-Funded Warrants in this Offering. Holders of Class A Shares will be entitled to one vote per share. Holders of Class B Shares will be entitled to 20 votes per share. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of either Class A Shares or Class B Shares.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is Henderson Industrial Park, Singapore 159546.

	Amount of Beneficial Ownership of Class A Shares(1)	Pre- Offering Percentage Ownership of Class A Shares(2)	Post- Offering Percentage Ownership of Class A Shares(2)(3)	Amount of Beneficial Ownership of Class B Shares Pre- and Post- Offering	Percentage Ownership of Class B Shares	Pre- Offering Combined Voting Power of Class A and Class B Shares(2)	Post- Offering Combined Voting Power of Class A and Class B Shares(2)(3)
Directors and Executive Officers:
Zhuo Wang(4)	150,000	6.63%	3.03%	—	—	0.07%	0.07%
Siew Yian Lee(5)	875,000	38.68%	17.66%	10,000,000	100%	99.31%	98.01%
Jordan Yi Chun Tse(6)	—	—		—	—	—
Xirui Guo(6)	—	—		—	—	—
Mikael Charette(6)	—	—		—	—	—
Hung Yu Wu(6)	—	—		—	—	—
5% or Greater Shareholders
AVANTA (BVI) LIMITED(7)	875,000	38.68%	17.66%	10,000,000	100%	99.31%	98.01%
WZ GLOBAL (BVI) LIMITED(8)	150,000	6.63%	3.03%	—	—	0.07%	0.07%

____________

(1)      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A Shares and Class B Shares. All shares represent only Class A Shares and Class B Shares held by shareholders as no options are issued or outstanding.

(2)      Calculation based on 2,261,980 Class A Shares and 10,000,000 Class B Shares issued and outstanding before the completion of the offering. Holders of Class A Shares are entitled to one vote per share held. Holders of Class B are entitled to 20 votes per share held.

(3)      Calculation based on 4,953,771 Class A Shares and 10,000,000 Class B Shares issued and outstanding after the completion of the offering, assuming the sale of all Class A Shares offered hereby, and assuming no sale of any Pre-Funded Warrants in this Offering.

(4)      Zhuo Wang holds 150,000 Class A Shares through WZ GLOBAL (BVI) LIMITED. Zhuo Wang holds 100% of equity interest in WZ GLOBAL (BVI) LIMITED. Zhuo Wang is the sole director of WZ GLOBAL (BVI) LIMITED, has the power to direct the voting and disposition of the Class A Shares held by WZ GLOBAL (BVI) LIMITED, and may be deemed the beneficial owner of all Class A Shares held by WZ GLOBAL (BVI) LIMITED.

(5)      Pursuant to certain acting-in-concert agreement between Siew Yian Lee and her spouse Kong Chuan Heng, who jointly own AVANTA (BVI) LIMITED, dated December 6, 2023, Siew Yian Lee has sole voting and dispositive power over Class A Shares and voting power held by AVANTA (BVI) LIMITED.

(6)      The individual is an independent director.

(7)      Represents 875,000 Class shares and 10,000,000 Class B Shares held by AVANTA (BVI) LIMITED, which is beneficially owned and controlled by Siew Yian Lee and its current registered address is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(8)      Represents 150,000 Class A shares held by WZ GLOBAL (BVI) LIMITED, which is beneficially owned and controlled by Zhuo Wang and its current registered address is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

In addition to the executive officer and director compensation arrangements discussed in “Compensation of Executive Officers” and “Compensation of Directors,” below we describe transactions since January 1, 2023 to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our company that gives them significant influence over our company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

From June 30, 2025 through the date of this prospectus, there have been no material changes to the related party transactions previously disclosed.

Related Party Name	Relationship to the Company
Springview Contracts Pte. Ltd.	Entity owned by Mr. Kong Chuan Heng and our executive director, Ms. Siew Yian Lee
GGL Enterprises Pte. Ltd.	Entity controlled by Mr. Kong Chuan Heng and our CEO, Mr. Zhuo Wang
Mr. Kong Chuan Heng	Shareholder of our majority shareholder Avanta (BVI) Limited, and the spouse of our executive director, Ms. Siew Yian Lee
China International Corporate Management	Controlled by our CEO, Mr. Wang Zhuo

a.      Accounts receivable due from a related party

	As of December 31,
Related Party Name	2023	2024	2024
	S$	S$	$
Springview Contracts Pte. Ltd.	145,842	19,901	14,567
Total	145,842	19,901	14,567
	As of December 31, 2024	As of June 30,
Related Party Name		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Springview Contracts Pte. Ltd.	19,901	—	—
Total	19,901	—	—

b.      Amount due from/(to) related parties

	As of December 31,
Related Party Name	2023	2024	2024
	S$	S$	$
Springview Contracts Pte. Ltd.	—	—	—
Mr. Heng Kong Chuan	(19,901)	(85,350)	(62,472)
China International Corporate Management	(584,328)	(969,247)	(709,448)

	As of December 31, 2024	As of June 30,
Related Party Name		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Mr. Heng Kong Chuan	(85,350)	(309,534)	(243,364)
China International Corporate Management	(969,247)	(986,646)	(775,726)
Total	(1,054,597)	(1,296,180)	(1,019,090)

As of June 30, 2025, the accounts receivable due from Springview Contracts Pte. Ltd. has been fully collected.

During the year ended December 31, 2023, the Company received repayment of S$1,000,000 from Springview Contracts Pte. Ltd. During the year ended December 31 2023, the Company repaid Mr. Heng Kong Chuan S$212,051. During the year ended December 31, 2023, the Company received proceeds of S$584,328 from China International Corporate Management.

During the year ended December 31, 2024 and the six months ended June 30, 2025, the Company received repayment of S$125,941 and S$19,901 ($15,647) from Springview Contracts Pte. Ltd., respectively. During the year ended December 31, 2024 and the six months ended June 30, 2025, the Company received proceeds from Mr. Heng Kong Chuan S$65,449 and S$224,184 ($176,259), respectively. During the year ended December 31, 2024 and the six months ended June 30, 2025, the Company received proceeds of S$384,919 and S$17,399 ($13,680) from China International Corporate Management, respectively.

c.      Related party transactions

Nature	Name	For the Years Ended December 31,
		2023	2024	2024
		S$	S$	$
Construction service provided to Springview Contracts Pte. Ltd.	Springview Contracts Pte. Ltd.(1)	185,694	—	—
Interior design service subcontracting cost provided by GGL Enterprises Pte. Ltd.	GGL Enterprises Pte. Ltd.	12,778	5,270	3,857
		For the six months ended June 30,
Nature	Name	2024 (Unaudited)	2025 (Unaudited)	2025 (Unaudited)
		S$	S$	$
Collection of accounts receivable due from Springview Contracts Pte. Ltd	Springview Contracts Pte. Ltd.(1)	—	19,901	15,647
Interior design service subcontracting cost provided by GGL Enterprises Pte. Ltd.	GGL Enterprises Pte. Ltd.	—	15,000	11,793

____________

(1)      Springview Contracts Pte. Ltd. engaged the Company to provide construction services for projects under Springview Contracts Pte. Ltd. The total charges are computed and issued as sales invoices to Springview Contracts Pte. Ltd. by the Company at the end of each fiscal year, which resulted in accounts receivable and amounts due from Springview Contracts Pte. Ltd. Such receivables are due within 120 days. As of June 30, 2025, no receivables are considered past due.

As of June 30, 2025, Mr. Zhuo Wang, via China International Corporate Management which is under his control, has provided financial support amounting to S$986,646 ($775,726) for payment of expenses incurred for IPO and accrued interest under this financial support letter.

The Company signed an agreement with Mr. Heng Kong Chuan on August 1st, 2024, under which Mr. Heng Kong Chuan would provide the company with an interest-free working capital loan facility not exceeding S$1,500,000 ($1,097,936) till July 30, 2025. As of June 30, 2025, the company had borrowed a total of S$594,155 ($467,140) from Mr. Heng Kong Chuan.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, and the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands. Our Amended and Restated Articles of Association means the third amended and restated articles of association of our company adopted by special resolution passed on October 17, 2025 and effective on December 2, 2025, and as further amended from time to time. A copy of the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association is filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part.

As of the date of this prospectus, our authorized share capital is $50,000 divided into 50,000,000 Class A Shares and 100,000,000 Class B Shares, with 2,261,980 Class A Shares and 10,000,000 Class B Shares issued and outstanding. Immediately upon the completion of this offering, assuming the sale of all 2,691,791 Class A Shares, and no sale of any Pre-Funded Warrants in this offering, we will have 4,953,771 Class A Shares and 10,000,000 Class B Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are fully paid, and all of our shares to be sold in the offering are fully paid. Each Class A Share confers upon the shareholder the right to one (1) vote per share and each Class B Share confers upon the shareholder the right to twenty (20) votes per share at a meeting of the shareholders of the Company or on any resolution of shareholders.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company.    Under our Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our issued and outstanding Class A Shares and Class B Shares are fully paid and non-assessable. Our Class A Shares and Class B Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our shares will not receive a certificate in respect of such shares. We may not issue shares to a bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends and Distribution.    Subject to the Companies Act, our company may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders but no dividend shall exceed the amount recommended by the directors. No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of our company’s assets (including any distribution of assets to shareholders on a winding up) may be made to a holder of a Class B Share. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that ordinary resolution is obtained regarding the declaration and payment of dividend out of share premium account and in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Subject to our company’s Amended and Restated Memorandum and Articles of Association, if our company is wound up the shareholders may, pass a special resolution allowing the liquidator to do either or both of the following:

(a)     to divide in specie among the holders of the Class A Shares the whole or any part of the assets of our company and, for that purpose, to value any assets and to determine how the division shall be carried out as among the holders of the Class A Shares; and/or

(b)    to vest the whole or any part of the assets in trustees for the benefit of the holders of the Class A Shares and those liable to contribute to the winding up.

No distribution (whether in cash or otherwise) of our company’s assets on a winding up may be made to a holder of a Class B Ordinary Share in accordance with our company’s Amended and Restated Memorandum and Articles of Association.

Voting Rights.    The holder of an Ordinary Share shall have the right to receive notice of, attend at and vote as a shareholder at any general meeting of our company. Voting at any meeting of shareholders is by way of a poll. Subject to our company’s Amended and Restated Memorandum and Articles of Association, each holder of Class A Share is, on a poll, entitled to exercise one vote for each Class A Share he or she holds on any and all matters to be voted thereon in a general meeting, and each holder of Class B Share is, on a poll, entitled to exercise 20 votes for each Class B Share he or she holders on any and all matters to be voted thereon in a general meeting.

An ordinary resolution means a resolution passed at a duly constituted general meeting of the shareholders of the Company passed by a simple majority of the votes cast by, or on behalf of, the shareholders who (being entitled to do so) vote in person or by proxy at that meeting. A special resolution means a resolution passed at a duly constituted general meeting of the shareholders of the Company passed by a majority of not less than two-thirds of the votes cast by, or on behalf of, shareholders who (being entitled to do so) vote in person or by proxy at that meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, consolidate or sub-divide their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than one-third of all votes attaching to the total issued and paid up share capital of our company in accordance with the notice provisions in the Amended and Restated Articles of Association. The requisition must specify the purpose of the meeting and be signed by or on behalf of each of the shareholders making the requisition. The directors should convene an extraordinary general meeting within two months after the deposit of such requisition. If the directors do not convene such meeting within 21 days’ from the date of deposit of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves in the same manner in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least ten clear days’ notice of an extraordinary general meeting and an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and persons entitled to a Share in consequence of the death or bankruptcy of a shareholder.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90% of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors.

The chairman may at any time adjourn a meeting with the consent of the shareholders constituting a quorum. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Amended and Restated Articles of Association.

In the case of an equality of votes, on a poll, the chairman of the meeting at which the poll is demanded shall not be entitled to a second or casting vote.

Transfer of Shares.    Subject to any applicable requirements set forth in the Amended and Restated Memorandum and Articles of Association and provided that a transfer of shares complies with applicable rules of Nasdaq, a shareholder may transfer his or her Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

•        where the Shares are fully paid, by or on behalf of that shareholder; and

•        where the Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into our register of members.

Where the Shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any Share which is not fully paid up or on which we have a lien. Our board of directors may also, but are not required to, decline to register any transfer of any Share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of Shares;

•        the instrument of transfer is properly stamped, if required;

•        the Share transferred is fully paid up and free of any lien in favour of us;

•        in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer of shares not listed on the stock exchange, they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    If we are wound up, the shareholders may, subject to the Amended and Restated Memorandum and Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•        to divide in specie among the holders of the Class A Shares the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as among the holders of the Class A Shares; and

•        to vest the whole or any part of the assets in trustees for the benefit of holders of the Class A Shares and those liable to contribute to the winding up.

No distribution (whether in cash or otherwise) of our company’s assets on a winding up may be made to a holder of the Class B Share.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding (other than treasury shares) or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, unless the terms on which a class of shares was issued state otherwise, only be varied with (i) the written consent by the shareholders holding not less than 50% of the issued shares of that class or (ii) the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred upon the holders of the shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our Amended and Restated Memorandum and Articles of Association authorize our board of directors to issue additional Shares from time to time and on such terms and conditions as our board of directors shall determine, to the extent of available authorized but unissued shares. The directors may so deal with the unissued shares (a) either at a premium or at par; or (b) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

Inspection of Books and Records.    Holders of our Class A Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders).

Anti-Takeover Provisions.    Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue additional shares and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability (meaning our public shareholders have no liability, as shareholders of our company, for liabilities of our company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may not issue negotiable or bearer shares, but may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer LLC. Its address is 18 Lafayette Pl, Woodmere, NY 11598.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

“Limited Liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow the Cayman Islands corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:

•        the majority independent director requirement under Section 5605(b)(1) of the Nasdaq listing rules;

•        the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

•        the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the UK. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Class A Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is conducted in compliance with the relevant statutory procedures under the Companies Act. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies. Those provisions provide that if a majority in number representing 75% in value of the creditors or class of creditors (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. Alternatively, if 75% in value of the members or class of members (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the members or the class of members, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted within four months by holders of 90% of the shares that are the subject of the offer, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder.

However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)     an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)    an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)     an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles of Association provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director or officer and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Articles of Association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, directors may be removed by ordinary resolution.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our Amended and Restated Articles of Association, our company may be dissolved, liquidated or wound up by the special resolution of the shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with (i) the written consent by the shareholders holding not less than 50% of the issued shares of that class; or (ii) the sanction of a special resolution passed at a separate general meeting of the holders of the issued shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended by special resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and terrorist financing, we are required to adopt and maintain anti-money laundering procedures and will require subscribers to provide information and evidence to verify their identity, address and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information and evidence as is necessary to verify the identity, address and source of funds of a subscriber.

In the event of delay or failure on the part of the subscriber in producing any information or evidence required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We will not be liable for any loss suffered by a subscriber arising as a result of a refusal of, or delay in processing, an application from a subscriber if such information and documentation requested has not been provided by the subscriber in a timely manner.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us.

For the purpose of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to us with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in our Company or remain invested in our Company as it will affect our ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Shares

The material terms and provisions of our Class A Shares and each other class of our securities which qualifies or limits our Class A Shares are described under the caption “Description of Share Capital” in this prospectus.

Pre-Funded Warrants

The Pre-Funded Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by the filed exhibit.

Prospective investors should carefully review the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our Class A Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.0008. The purpose of the Pre-Funded Warrants is to enable prospective investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Class A Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Class A Shares which would result in such ownership of more than 4.99% (or 9.99%), and have the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per Class A Shares equal to $0.0008. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of Class A Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Shares.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of Class A Shares determined according to the formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event that (i) we effect a merger or consolidation where another entity or group acquires more than 50% of our voting power of the shares, (ii) we sell or dispose of all or substantially all of our assets, (iii) purchase offer, tender offer or exchange offer are accepted by holders of more than 50% of our voting power of the shares, (iv) we effect any reclassification, reorganization or recapitalization of our Class A Shares or any compulsory share exchange, or (v) we consummate a stock or share purchase agreement or other business combination where another entity or group acquires more than 50% of our voting power (each a “fundamental transaction”), then the holders of the Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such fundamental transaction (the “alternate consideration”). The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Pre-Funded Warrants will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Pre-Funded Warrants and, at the holder’s option, deliver a security substantially similar to the Pre-Funded Warrants that protects the economic value of the Pre-Funded Warrants.

Fractional Shares

No fractional Class A Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, at our election, the number of Class A Shares to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be limited. The Class A Shares issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants, the Pre-Funded Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise of the Pre-Funded Warrant.

Warrant Certificate

The Pre-Funded Warrants will be issued in certificated form.

SHARES ELIGIBLE FOR FUTURE SALE

We have 2,261,980 Class A Shares and 10,000,000 Class B Shares outstanding before the completion of this offering. After the completion of this offering, we will have 4,953,771 Class A Shares (assuming no sale of any Pre-Funded Warrants in this offering) and 10,000,000 Class B Shares outstanding.

All of the Class A Shares sold in this offering are freely transferable in the United States, without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our company. Save for the shares issued during the IPO, all of our shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Class A Shares in the public market could adversely affect prevailing market prices of our Class A Shares. While our Class A Shares are listed on the Nasdaq Capital Market, we cannot assure you that a regular trading market will be maintained for the Class A Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Class A Shares for more than six months but not more than one year may sell such Class A Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Class A Shares for more than one year may freely sell our Class A Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Class A Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

•        1.0% of the then outstanding Class A Shares; or

•        The average weekly trading volume of our Class A Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Lock-Up and Standstill Restrictions

See “Plan of Distribution — Lock-Up and Standstill Restrictions”.

MATERIAL TAX CONSIDERATIONS

The following summary of Cayman Islands and U.S. federal income tax consequences of an investment in our Class A Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Class A Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Class A Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Ogier, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from November 23, 2023, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (Revised) of the Cayman Islands.

Payments of dividends and capital in respect of our Class A Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Shares, nor will gains derived from the disposal of our Class A Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Class A Shares or on an instrument of transfer in respect of our Class A Shares.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Our company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Shares by U.S. Holders (as defined below) that acquire our Class A Shares in this offering and hold our Class A Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Class A Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Class A Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Class A Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Class A Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Class A Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Class A Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Class A Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Class A Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Class A Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Class A Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Shares (which has been and may continue to be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Shares. Under the PFIC rules:

•        such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Shares;

•        such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

•        such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

•        an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have received approval to list our Class A Shares on Nasdaq, we cannot guarantee that, once listed, our Class A Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Class A Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Class A Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Shares held at the end of the taxable year over its adjusted tax basis of such Class A Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Shares held at the end of the taxable year over the fair market value of such Class A Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Class A Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR CLASS A SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated [•], 2026, we have engaged Univest Securities, LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We will deliver to the investors the Class A Shares (or Pre-Funded Warrants in lieu thereof)  upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering. We expect to hold the closing on [•], 2026. We expect delivery of up to 2,691,791 Class A Shares (or Pre-Funded Warrants in lieu thereof) pursuant to this prospectus against payment in U.S. dollars will be made on or about [•], 2026.

Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the securities in this offering, assuming the purchase of all the securities we are offering.

	Per Unit	Total
Public offering price	$	$
Placement agent fees	$	$
Proceeds to our company before expenses	$	$

We have agreed to pay to the placement agent commissions equal to 7.0% of the aggregate gross proceeds raised in this offering. We have agreed to pay to the placement agent by deduction from the net proceeds of this offering a non-accountable expense allowance equal to 1.0% of the gross proceeds raised in this offering for its non-accountable expenses.

We have also agreed to pay or reimburse the placement agent up to $100,000 for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the placement agent’s U.S. and local legal counsels, third-party expenses, and travel and communications costs in connection with the offering.

We estimate that the total expenses of the offering, including registration, filing, and listing fees, printing fees, and legal and accounting expenses, but excluding Placement Agent fees, will be approximately $240,000, all of which are payable by us.

Right of First Refusal

We have agreed, provided that this offering is completed, that until six months after the closing of this offering, the placement agent will have a right of first refusal to provide investment banking services to us on an exclusive basis in all matters for which such services are sought. For these purposes, investment banking services include acting as lead or joint-lead manager for any underwritten public offering and acting as lead or joint book-runner, placement agent or initial purchaser in connection with any private offering of our securities. The right of first refusal will not apply to the issuance of securities (i) pursuant to any employee benefit or compensation plan approved by our board of directors (including securities registered on Form S-8), (ii) in connection with mergers, acquisitions, joint ventures or other strategic transactions, or (iii) in connection with commercial bank or non-capital-markets debt incurred in the ordinary course of business. The right of first refusal will have no force or effect if the placement agency agreement is terminated for cause or if this offering is not consummated.

Tail Fee

We have also agreed to pay the placement agent a tail fee equal to the compensation commensurate with the compensation paid or payable to the placement agent in connection this offering in any subsequent offering of equity, debt and/or equity derivative instruments to any investor actually introduced by the placement agent to the Company, but unknown to the Company prior to such introduction during the six-month period between the date of the placement agency agreement and the closing of this offering, to the extent such subsequent offering is consummated at any time within the six-month period from the closing date of this offering. The tail fee will not apply if the placement agency agreement is terminated for cause.

Lock-Up and Standstill Restrictions

We have agreed not to, without the prior written consent of the placement agent, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Class A Shares, during the 60-day period from the closing of this offering, subject to certain exemptions.

We have also agreed that we will not, without the prior written consent of the placement agent, during the 90-day period from the closing of this offering, effectuate or enter into an agreement to effect any issuance of Class A Shares or any securities which would entitle the holder thereof to acquire at any time Class A Shares (or a combination of units thereof) involving, among others, transactions in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Class A Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Class A Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the Class A Shares or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby we may issue securities at a future determined price, subject to certain exemptions.

Furthermore, in connection with this offering, each of our directors, executive officers and holders of more than five percent (5%) of our outstanding Class A Shares have entered into lock-up agreements in favor of the placement agent, pursuant to which they have agreed, for a period of ninety (90) days from the Closing Date of this offering, not to, among other things, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our Class A Shares or securities convertible into or exercisable or exchangeable for our Class A Shares, or make any demand for or exercise any right with respect to the registration of such securities.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities will be negotiated between us, the placement agent, and the prospective investors in the offering based on the trading of our Class A Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our Class A Shares are listed on the Nasdaq Capital Market under the trading symbol “SPHL.”

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, expected to be incurred in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,762.00
Financial Industry Regulatory Authority Inc. filing fee	$3,500.01
Legal Fees and Expenses	$90,000.00
Accounting Fees and Expenses	$40,000.00
Placement Agent Expenses	$100,000.00
Miscellaneous Expenses	$3,737.99
Total Expenses	$240,000.00

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Class A Shares offered hereby has been opined upon for us by Ogier. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the law of the Cayman Islands. Certain legal matters as to Singapore law will be passed upon for us by Drew & Napier LLP. Ortoli Rosenstadt LLP may rely upon Drew & Napier LLP concerning matters governed by Singapore law. Certain legal matters with respect to the United States federal securities and New York law in connection with this offering will be passed on for the placement agent by Loeb & Loeb LLP.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2024 and for the years ended December 31, 2023 and 2024 included in this prospectus have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza, Suite 830, New York, NY 10001, United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SPRINGVIEW HOLDINGS LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Springview Holdings Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Springview Holdings Ltd (the “Company”) as of December 31, 2023 and 2024, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2023.

New York, New York
April 28, 2025

SPRINGVIEW HOLDINGS LTD
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2023	2024	2024
	S$	S$	$
Assets
Current assets
Cash	698,106	3,373,424	2,469,202
Accounts receivable, net	314,572	45,477	33,286
Accounts receivable – a related party	145,842	19,901	14,567
Contract assets – current	4,813,313	4,618,205	3,380,329
Loan receivable – third party	—	2,621,944	1,919,151
Other assets – current	76,249	52,491	38,421
Total current assets	6,048,082	10,731,442	7,854,956
Non-current assets
Property and equipment, net	7,861	3,546	2,596
Right-of-use assets, net	295,174	390,680	285,961
Contract assets – non-current	—	333,786	244,317
Other assets – non-current	411,070	72,354	52,960
Total non-current assets	714,105	800,366	585,834
Total assets	6,762,187	11,531,808	8,440,790

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	1,354,368	1,669,596	1,222,073
Other payables and accruals	776,424	805,850	589,848
Amount due to related parties	604,229	1,054,597	771,920
Loans and borrowings – current	429,603	256,729	187,915
Operating lease liabilities – current	136,566	170,776	125,001
Finance lease liabilities – current	62,778	45,032	32,961
Total current liabilities	3,363,968	4,002,580	2,929,718
Non-current liabilities
Deferred tax liabilities, net	578,383	391,836	286,807
Loans and borrowings – non-current	836,662	579,071	423,855
Operating lease liabilities – non-current	42,217	96,921	70,942
Finance lease liabilities – non-current	73,173	80,476	58,905
Total non-current liabilities	1,530,435	1,148,304	840,509
Total liabilities	4,894,403	5,150,884	3,770,227

Shareholders’ equity
*Class A Ordinary Shares, $0.0001 par value, 400,000,000 shares authorized, 10,000,000 and 11,500,000 shares issued and outstanding as of December 31, 2023 and December 31, 2024, respectively	1,352	1,549	1,150
*Class B Ordinary Shares, $0.0001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2023 and December 31, 2024, respectively	1,352	1,352	1,000
Accumulated other comprehensive income	—	250,665	183,476
Additional paid-in capital	997,296	6,290,712	4,604,506
Retained earnings (accumulated deficit)	867,784	(163,354)	(119,569)
Total shareholders’ equity	1,867,784	6,380,924	4,670,563
Total liabilities and shareholders’ equity	6,762,187	11,531,808	8,440,790

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended December 31,
	2022	2023	2024	2024
	S$	S$	S$	$
Revenue	6,868,847	13,167,319	8,811,646	6,449,748
Revenue from a related party	347,105	185,694	—	—
Total revenue	7,215,952	13,353,013	8,811,646	6,449,748

Cost of revenue	(4,837,012)	(8,534,597)	(7,907,554)	(5,787,992)
Cost of revenue from a related party	(330,576)	(176,851)	—	—
Total Cost of revenue	(5,167,588)	(8,711,448)	(7,907,554)	(5,787,992)
Gross profit	2,048,364	4,641,565	904,092	661,756

Operating expenses
General and administrative expenses	(1,327,124)	(1,720,155)	(2,028,293)	(1,484,624)
Total operating expenses	(1,327,124)	(1,720,155)	(2,028,293)	(1,484,624)

Income (loss) from operations	721,240	2,921,410	(1,124,201)	(822,868)

Other income (expenses)
Interest expenses, net	(42,938)	(78,069)	(108,673)	(79,544)
Other income	50,478	24,834	35,786	26,194
Total other income (expense), net	7,540	(53,235)	(72,887)	(53,350)

Income (loss) before income taxes	728,780	2,868,175	(1,197,088)	(876,218)
Income tax (expenses) benefit	(111,055)	(478,009)	165,950	121,468
Net income (loss)	617,725	2,390,166	(1,031,138)	(754,750)

Other comprehensive income
Foreign currency translation adjustments	—	—	250,665	183,476
Total Comprehensive income (loss)	617,725	2,390,166	(780,473)	(571,274)

Weighted average number of outstanding ordinary shares
*Basic and diluted	20,000,000	20,000,000	20,308,219	20,308,219
Earnings (loss) per share
Basic and diluted	0.03	0.12	(0.05)	(0.04)

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Class A Ordinary shares		Class B Ordinary shares		Additional paid-in capital	Accumulated other comprehensive income	(Accumulated deficit) Retained earnings	Total shareholders’ (deficit) equity
	*Shares	S$	*Shares	S$	S$	S$	S$	S$
Balance at January 1, 2022	10,000,000	1,352	10,000,000	1,352	997,296		(2,140,107)	(1,140,107)
Net income	—	—	—	—	—	—	617,725	617,725
Balance at December 31, 2022	10,000,000	1,352	10,000,000	1,352	997,296	—	(1,522,382)	(522,382)
Net income	—	—	—	—	—	—	2,390,166	2,390,166
Balance at December 31, 2023	10,000,000	1,352	10,000,000	1,352	997,296	—	867,784	1,867,784
Issuance of ordinary shares pursuant to IPO, net of offering cost	1,500,000	197	—	—	5,293,416	—	—	5,293,613
Net loss	—	—	—	—	—	—	(1,031,138)	(1,031,138)
Foreign currency translation adjustment	—	—	—	—	—	250,665	—	250,665
Balance at December 31, 2024	11,500,000	1,549	10,000,000	1,352	6,290,712	250,665	(163,354)	6,380,924
Balance at December 31, 2024 ($)	11,500,000	1,150	10,000,000	1,000	4,604,506	183,476	(119,569)	4,670,563

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2023	2024	2024
	S$	S$	S$	$
Cash flows from operating activities
Net income (loss)	617,725	2,390,166	(1,031,138)	(754,750)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Provision for doubtful accounts	—	30,916	30,078	22,016
Depreciation of property and equipment	3,155	4,619	4,314	3,158
Amortization of right-of-use assets	180,224	192,021	225,287	164,900
Gain on early termination of lease	—	—	(11,081)	(8,111)
Deferred tax expenses	—	478,009	(186,547)	(136,544)
Changes in operating assets and liabilities
Accounts receivable	(122,031)	(208,457)	239,017	174,950
Contract assets	(751,722)	(4,061,592)	(138,678)	(101,506)
Accounts receivable – a related party	(347,105)	(185,694)	125,941	92,183
Other assets	(27,977)	18,670	161,948	118,539
Accounts payable	(487,534)	325,961	315,228	230,733
Other payables and accruals	213,123	(72,121)	(95,002)	(69,537)
Contract liabilities	136,464	(136,464)	—	—
Income tax payable	105,228	(15,772)	—	—
Lease liabilities	(117,047)	(129,648)	(170,637)	(124,899)
Net cash used in operating activities	(597,497)	(1,369,386)	(531,270)	(388,868)

Cash flows from investing activities
Purchases of property and equipment	(7,752)	(4,879)	—	—
Repayment of amount from a related party	702,000	1,000,000	—	—
Loans to a third party	—	—	(2,621,944)	(1,919,151)
Net cash provided by (used in) investing activities	694,248	995,121	(2,621,944)	(1,919,151)

Cash flows from financing activities
Proceeds from loans and borrowings	275,000	1,050,000	—	—
Proceeds from related parties	—	584,328	450,368	329,650
Payment for deferred offering costs	—	(200,526)	—	—
Repayment of amount to related parties	(62,806)	(212,051)	—	—
Repayment of loans and borrowings	(366,374)	(439,850)	(430,465)	(315,082)
Payments for finance lease liabilities	(55,259)	(58,215)	(60,604)	(44,360)
Issuance of Class A ordinary shares in connection with IPO	—	—	5,618,568	4,112,550
Net cash (used in) provided by financing activities	(209,439)	723,686	5,577,867	4,082,758
Effect of foreign exchange on cash	—	—	250,665	183,479
Net changes in cash	(112,688)	349,421	2,675,318	1,958,218
Cash at beginning of the year	461,373	348,685	698,106	510,984
Cash at end of the year	348,685	698,106	3,373,424	2,469,202

Supplemental non-cash in financing activities:
Deferred IPO costs charged to share capital	—	—	1,543,632	1,129,873
Offset amount due to a related party	1,084,524	1,296,018	—	—
Right-of-use assets, obtained in exchange for lease obligations	—	—	345,788	253,102

Supplement disclosures of cash flow information:
Income taxes paid	8,479	15,773	20,597	15,076
Interest paid	42,938	73,962	80,176	58,685

The accompanying notes are an integral part of these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — NATURE OF BUSINESS AND ORGANIZATION

Springview Holdings Ltd (the “Company” or “Springview (Cayman)”) is a holding company incorporated on September 27, 2023 in Cayman Islands while Springview (BVI) Ltd was incorporated on October 11, 2023 in the BVI with the Company being the sole shareholder of Springview (BVI) Ltd. The Company conducts its business primarily through its indirect wholly-owned subsidiary in Singapore, Springview Enterprises Pte. Ltd., providing four main types of works: (i) new construction, (ii) reconstruction, (iii) Additions and Alterations (“A&A”), and (iv) other general contracting services. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services. The Company is a holding company with no business operation.

As at December 31, 2024, subsidiary of the Company includes the following entity:

Entity	Date of incorporation	Place of incorporation	Ownership	Principal activities
Springview (BVI) Ltd (Springview (BVI))	October 11, 2023	British Virgin Islands	100% owned by Springview (Cayman)	Investment holding
Springview Enterprises Pte. Ltd. (Springview (S))	June 3, 2002	Singapore	100% owned by Springview (BVI)	General contractors (Building construction including major upgrading works)

Pursuant to a group reorganization (the “Reorganization”) to rationalize the structure of the Company and its subsidiary in preparation for the listing of the Company’s shares, the Company became the holding company on December 1, 2023. The Company and its subsidiary were under common control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the Reorganization, which have been accounted for as reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

On October 17, 2024, the Company completed its initial public offering (“IPO”) of 1,500,000 Class A ordinary shares at $4.00 per share, generating gross proceeds of approximately $6.0 million. After deducting underwriting discounts, commissions, and offering expenses, net proceeds were approximately S$5.3 million ($3.9 million).

Note 2 — LIQUIDITY

As of December 31, 2023 and 2024, the Company’s cash balances amounted to approximately S$698,106 and S$3,373,424 ($2,469,202) respectively. and the Company’s current assets were S$6,048,082 and S$10,731,442 ($7,854,956), respectively, and the Company’s current liabilities were S$3,363,968 and S$4,002,580 ($2,929,718), respectively. For the years ended December 31, 2023 and 2024, the Company generated profit of S$2,390,166 and net loss of S$1,031,138 ($754,750) respectively.

In assessing the Company’s liquidity, the management believes that the Company’s current cash and working capital will be sufficient to support the Company’s continuous operations and meet the Company’s third parties’ payment obligations when liabilities fall due within the next 12 months from the date of issuance of the consolidated financial statements.

The Company’s liquidity needs are primarily driven by working capital requirements and operating expense obligations. To date, the Company have financed the Company’s operations mainly through successful IPO in 2024. the Company have also started to seek additional financing from local banks and financial institutions to fund the Company’s ongoing operations. As of December 31, 2023 and 2024, the Company’s outstanding loans and borrowings amounted to S$1,266,265 and S$835,800 ($611,770), respectively, with annual interest rates ranging from 2.75% to 8.80% and repayment periods of between one to five years.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — LIQUIDITY (cont.)

The Company believes that the Company’s current cash and loans from banks, and the net proceeds from the Company’s initial public offering will be sufficient to meet the Company’s working capital needs in the next 12 months from the date the audited consolidated financial statements are issued. However, if the Company experience an adverse operating environment or incur unanticipated capital expenditures, or if the Company decide to accelerate growth beyond the Company’s initial expectations, then additional financing may be required. No assurance can be provided, however, that additional financing, if necessary, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to the Company’s existing shareholders.

Based on the management’s assessment of the future liquidity and performance of the Company and its available sources of financing, the Company believes that the current cash and cash flows generated from the Company’s future operating and financing activities will be sufficient to meet the cash requirements to fund planned operations and other commitments for at least the next twelve months from the date of the issuance of the consolidated financial statements.

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All inter-company transactions and balances between the Company and its subsidiary have been eliminated upon consolidation. Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Risks and uncertainties

The main operations of the Company are in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. The Company believes that it is following existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. On an ongoing basis, management evaluates estimates, including but not limited to, those related to allowance for credit losses, determination of the useful lives of property and equipment, impairment of long-lived assets, right-of-use assets, financing lease liabilities, revenue recognition, allowance for deferred tax assets and contingencies. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable. As a result, management makes judgments regarding the carrying values of the Company’s assets and liabilities that are not readily apparent from other sources. Authoritative pronouncements, historical experience

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

and information, information that is currently available to the Company and assumptions that the Company believes to be reasonable under the circumstances are used as the basis for making estimates and judgements. Actual results may differ from these estimates.

Foreign currency translation

The accompanying consolidated financial statements are presented in the Singapore Dollars (“S$”), which is the reporting currency of the Company. The functional currency of the Company in the Cayman Islands is United States Dollars (“$”), its subsidiaries which are incorporated in British Virgin Islands and Singapore are United States Dollars (“$”) and Singapore Dollars (“S$”) respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date.

Convenience translation

Translations of amounts in the consolidated balance sheet, consolidated statements of income and comprehensive income and consolidated statements of cash flows from S$ into $ as of and for the year ended December 31, 2024 are solely for the convenience of the reader and were calculated at the noon buying rate of $1 = S$1.3662, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into $ at such rate or at any other rate.

Cash

Cash consists of demand deposit placed with commercial banks, which is unrestricted as to withdrawal and use and have original maturities of less than three months. Cash balances in bank accounts in Singapore with maximum amount of S$100,000 are insured under the Deposit Protection Scheme introduced by the Singapore government. The Federal Deposit Insurance Corporation provides coverage of US$250,000 per depositor. Management believes that the commercial banks are of high credit quality and continually monitors the credit worthiness of these commercial banks.

Accounts receivable, net

The Company adopted ASU 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2022, which requires consideration of a broader range of information to estimate credit losses over the lifetime of the asset, including current conditions and reasonable and supportable forecasts in addition to historical loss information, to determine expected credit losses and applies to the measurement of impairment on financial assets measured at amortized cost, which includes trade receivable. Therefore, estimates of expected credit losses on trade receivables over their life will be required to be recorded at inception, based on historical information, current conditions, and reasonable and supportable forecasts.

Under ASU 2016-13, the Company has exposure to credit losses for financial assets, which include accounts receivable. The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances, credit quality and specific risk characteristics of its customers, current economic conditions, forward-looking information including economic, regulatory, technological, environmental factors (such as industry prospects, GDP, employment, etc.), reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company has adopted the loss rate method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Financial assets are presented as net of the allowance for credit losses in the consolidated balance sheets. The measurement of the allowance for credit losses is recognized through current expected credit loss expense. Current expected credit loss expense is included as a component of general and administrative expenses in the consolidated statements of income (operations) and comprehensive income (loss). Write-offs are recorded in the period in which the asset is deemed to be uncollectible. For the years ended December 31, 2022, 2023 and 2024, the provision for credit losses of accounts receivable was nil, S$30,916 and S$30,078 ($22,016), respectively.

Other assets

Other assets, current and non-current, primarily consist of prepaid expenses, advance to suppliers and deposits for leases and tenders. These amounts bear no interest. Management reviews its prepayments, advances and refundable deposits placed with counterparties on a regular basis to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability becomes doubtful. As of December 31, 2023 and 2024, no allowance was deemed necessary.

Loan receivable — third party

Loan receivable — third party represents a loan offered to a third party with interest. Loan receivable, third party are initially recognized at fair value which is the cash disbursed to originate loan, measured subsequently at amortized cost using the effective interest method, net of allowance that reflects the Company’s best estimate of the amounts that will not be collected. As of December 31, 2023 and 2024, there was nil and nil credit loss recorded, respectively.

Deferred offering costs

Deferred offering costs consist of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the proposed public offering. These costs, together with the underwriting discounts and commissions. will be charged to additional paid-in capital upon completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Pursuant to ASC 340-10-S99-1, upon the successful completion of the initial public offering on October 17, 2024, IPO costs directly attributable to an offering of equity securities are deferred and have been charged against the gross proceeds of the offering as a reduction of additional paid-in capital.

Property and equipment, net

Property and equipment are stated at cost, less accumulated depreciation, and impairment loss, if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:
Useful life
Office equipment	5 years
Computer equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterment, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Impairment for long-lived assets

The Company’s long-lived assets with finite lives, including property and equipment, net are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended December 31, 2022, 2023 and 2024, no impairment of long-lived assets was recognized.

Fair value measurement

Accounting guidance defines fair value as the exchange price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a three-level fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

•        Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

•        Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•        Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company considers the carrying value of its financial assets and liabilities, which consist of cash, accounts receivable, accounts receivable — related party, and contract assets, other assets — current, accounts payable, lease liabilities — current, other payables, amount due to related parties, loans, borrowings — current and accruals approximate the fair value of the respective assets and liabilities as of December 31, 2023 and 2024 due to their short-term nature.

Contract assets and contract liabilities

Construction projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms until certain conditions are met. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets expected to be billed and collected within twelve months are classified as current assets, while amounts not expected to be realized within the next twelve months, including retentions and final payments, are classified as non-current assets.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Contract liabilities on uncompleted construction contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Leases

On January 1, 2021, the Company adopted ASU 2016-02 Leases (Topic 842) issued by the FASB, using the modified retrospective transition method. The adoption of Topic 842 resulted in the presentation of financing lease on the consolidated balance sheets.

The Company accounts for leases under ASC 842. The Company determines if an arrangement is a lease at inception. A lease is classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease when the lease meets any of the following criteria at lease commencement:

a)      The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

b)      The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

c)      The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

d)      The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; and

e)      The underlying asset is of such as specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company entered into lease agreements as lessee to lease motor vehicles, office equipment and buildings from third parties.

The Company accounts for those motor vehicle and office equipment leases in accordance with ASC 842. The two primary accounting provisions the Company uses to classify transactions as financing leases or operating leases are (i) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term and (ii) the lease term is for 75% or more of the remaining economic life of the underlying asset unless the commencement date falls within the last 25% of the economic life of the underlying asset. The motor vehicle and office equipment leases contain one of the two terms, and the Company believes that the motor vehicle and office equipment leases should be classified as finance leases.

The Company accounts for those building leases in accordance with ASC 842. The Company believes that the building leases agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as financing leases. The building leases are classified as operating leases.

Finance lease assets and operating leases are included in right-of-use (“ROU”) assets, and finance lease liabilities are included in current and non-current finance lease liabilities, while operating lease liabilities are included in current and non-current operating lease liabilities, in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Finance and operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option. The Company used the rate implicit in the lease, if available, or the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The Company elected the practical expedients under ASC 842 that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, the Company elected not to recognize lease assets and liabilities on its consolidated balance sheets.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. For the years ended December 31, 2022, 2023 and 2024, the Company did not recognize impairment loss on its finance and operating lease ROU assets.

Revenue recognition

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2021 using the modified retrospective approach. The Company’s accounting for revenue recognition remains substantially unchanged prior to adoption of ASC 606. The effect from the adoption of ASC 606 was not material to the Company’s consolidated financial statements.

The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those services. The following five steps defined under ASC 606 are applied to achieve the core principle of revenue standard:

(i)     Identify the contract with the customer

(ii)    Identify the performance obligations in the contract

(iii)   Determine the transaction price

(iv)   Allocate the transaction price to the performance obligations in the contract

(v)    Recognize revenue when the company satisfies a performance obligation

The Company generates revenue mainly from construction projects with the following major categories of works: (i) new construction, (ii) reconstruction, (iii) A&A, and (iv) other general contracting services, such as renovation and design consultation. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services.

The following table shows the Company’s revenue by revenue categories for the periods indicated.
	For the Years Ended December 31,
	2022	2023	2024	2024
	S$	S$	S$	$
New construction	3,917,911	7,675,725	7,600,302	5,563,096
Reconstruction	1,942,247	1,599,688	180,203	131,901
A&A	824,089	3,628,036	999,031	731,248
Other general contracting services	531,705	449,564	32,110	23,503
Total revenue	7,215,952	13,353,013	8,811,646	6,449,748

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company assessed that the four major categories of revenue share the substantially the same characteristics and nature of terms in its contracts with customers and follows the same pattern of transfer of promised services to customers, and thus apply the same revenue recognition policies to all its revenue.

The Company enters into construction contracts with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services are transferred to the customers. It is standard practice for the Company to have the agreements with the Company’s customers in writing. All the agreements have commercial substance, as each contract with the customer has payment terms specified based upon fulfilment of certain conditions and agreed methods charged on monthly basis. The Company will submit monthly progress claim to its customer, and after the Company receives the interim progress certificate from the customer, the Company will issue a tax invoice to the customer. As the Company’s customers are required to pay at different billing stages over the contract period, such progress payments limit the Company’s exposure to credit risk. The company also reasonably expects that the effects on the financial statements of applying ASC 606 to the portfolio of contracts would not differ materially from applying ASC 606 to the individual contracts within that portfolio.

The Company is responsible for a series of work including but not limited to those stated under the scope of work, which can include the design of the project, obtaining the relevant permits and approvals from authorities, engineering, site clearance, procurement of materials, construction and interior fitting-out/installation as part of the contract. This comprehensive scope includes any required rework to meet owner specifications, which may result in additional costs beyond initial budget. The Company believes these services are not distinct as they are highly interrelated and the contract includes a significant service of integrating the various services into the combined work the customer is contracting for, which is the completed property. The contracts may include retentions paid at the end of the project as a warranty to ensure the Company meets the contract requirements. However, since the customer does not have the option to separately purchase the warranty and there are no additional services to the customer during the retention period, such warranty is not recognized as a separate performance obligation. The Company has concluded that the promises to be delivered on the construction contract would be one single performance obligation, and therefore no allocation of the transaction price is required.

The Company’s contracts with each customer are with fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets the contractual requirements. The contract does not have variable consideration. However, the contract subject to modification in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Contract modification is accounted for as part of the existing contract as the remaining work is not distinct and form part of a single performance obligation that is partially satisfied at the date of the contract modification. The impact of contract modification has on the contract price and the Company’s measure of progress towards complete satisfaction of the performance obligation is recognized as a cumulative catch-up adjustment to revenue at the date of contract modification.

The Company is not required to assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year. Further, the Company believes that with its monthly progress billings there is no financing component in its contracts. There are no non-cash and payable consideration for any services provided by the Company.

The Company recognizes revenue based on the Company’s actual contract costs incurred to the satisfaction of a performance obligation relative to the total estimated costs for the satisfaction of that performance obligation. This input method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that includes several interrelated tasks or activities for a combined output that requires the Company to coordinate the work of subcontracts and employees. Contract costs typically include direct labor, subcontract, professional costs, material and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. There was addition costs incurred to maintain relationship with

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

certain customers who require additional work for renovation. The Company expects this type of additional costs and change of estimates to be rare exceptions. The change of estimates reduced the revenue by S$ 1,613,632 for the year ended December 31, 2024.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract costs indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expenses), and not as a reduction of revenue or a non-operating expense. The total loss on contracts is negligible for the years ended December 31, 2022, 2023 and 2024.

The Company recognizes revenue over time for all projects throughout the contract period.

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale or service provided is recognized, the Company records estimated future warranty costs under ASC 460. At completion, costs for warranties are estimated and these warranties are not service warranties separately sold by the Company. The estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the years ended December 31, 2022, 2023 and 2024 because the Company’s historical warranty expenses were immaterial to the Company’s consolidated financial statements.

Cost of revenue

Cost of revenue for construction contracts primarily consisted of material costs, subcontracting costs, direct labor costs, rental of equipment and other expenses incurred in contract performance. These costs are expenses as incurred.

Borrowing costs

All borrowing costs are recognized in interest expenses in the consolidated statement of income (operations) and comprehensive income (loss) in the period in which they are incurred.

General and administrative expenses

General and administrative expenses consist primarily of motor vehicle running expenses, travelling and entertainment and general administrative expenses such as of staff costs, rental expenses, depreciation, legal and professional fees and other miscellaneous administrative expenses.

Employee benefit

Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

Government grants

Government grants are compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company. The government evaluates the Company’s eligibility for the grants on a consistent basis, and then makes the payment. Therefore, there are no restrictions on the grants.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Government grants are recognized when received and all the conditions for their receipt have been met and are recorded as part of “other income”. The total grants received from the Singapore Government were S$16,188, S$4,296 and S$7,133 ($5,221) for the years ended December 31, 2022, 2023 and 2024, respectively.

Income taxes

The Company accounts for income taxes under ASC 740. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No penalties and interest incurred related to underpayment of income tax for the year ended December 31, 2022, 2023 and 2024. The Company had no uncertain tax positions as of December 31, 2023 and 2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

As of December 31, 2024, the tax years ended December 31, 2021 through 2024 for the Company’s Singapore subsidiary remain open for statutory examination by Singapore tax authorities.

Related parties’ transactions

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. As of December 31, 2023 and 2024, the Company’s accrued provision for its ongoing litigation matters was S$385,000 and S$275,000 ($201,288) respectively in its consolidated financial statements. For more information see “Note 17 — Commitments and Contingencies”.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Earnings (loss) per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average number of ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of December 31, 2023 and 2024, there were no dilutive shares.

Segment reporting

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (“CODM”) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 2023-07 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. The Company adopted this ASU retrospectively on December 31, 2024. Refer to Note 17, Segment Reporting for the inclusion of the new required disclosures.

In accordance with ASC 280, Segment Reporting, an operating segment is identified as a component of an enterprise that engages in business activities about which separate discrete financial information and operating results is the Company’s CODM has been identified as the Chief Executive Officer. The Company operates and manages its business as a single segment — in the development of construction projects. The Company’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income (loss) that also is reported as consolidated net loss on the statement of operations and comprehensive loss, after taking into account the Company’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes revenue (i.e., commercial customers and residential customers), cost of revenue(i.e., subcontracting costs, material costs, labor costs, equipment rental and site costs, and other direct costs, and operating expenses (i.e., staff expenses, depreciation and amortization, lease expenses, lease expenses, transport and entertainment, professional fees, and other miscellaneous expenses) at the consolidated level to manage the Company’s operations. Other segment items included in interest expenses, net, other income, and income tax (expenses) benefit, which are reflected in the segment and consolidated net loss. The measure of segment assets is reported on the consolidated balance sheet as total consolidated assets.

Significant Risks

Currency risk

The Company’s operating activities are transacted in S$. Foreign exchange risk may arise from future commercial transactions, and from fluctuations and the degree of volatility of foreign exchange rates between $ and S$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash, accounts receivable, and accounts receivable — a related party. The maximum exposures of such assets to credit risks are their carrying amounts as of the balance sheet dates. The Company deposits its cash with financial institutions

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

located in Singapore and United States of America. As of December 31, 2023 and 2024, S$698,106 and S$3,373,424 ($2,469,202) were deposited with financial institutions located in Singapore and United States of America, respectively. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of S$100,000. The Federal Deposit Insurance Corporation provides coverage of US$250,000 per depositor. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company determines its allowance for credit losses for account receivable using an aging schedule. The Company estimates the credit loss rates based on historical loss information, aging of receivables and management’s judgements, including current, reasonable and supportable.

Forecasted economic conditions compared to the economic conditions using the historical information. The management believes that its contract acceptance, billing and collection policies are adequate in minimizing material credit risk. Application of progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables.

Credit risk on accounts receivable — a related party is not significant as the timing of payment is controlled by common director and shareholders taking into account cash flow requirements of the Company and there has been no significant increase in the risk of default nor impairment recognized on the accounts receivable — a related party since initial recognition.

For the year ended December 31, 2022, two customers accounted for approximately 19% and 19% of the Company’s total revenue. For the year ended December 31, 2023, four customers accounted for approximately 17%, 17%, 15% and 12% of the Company’s total revenue. For the year ended December 31, 2024, three customers accounted for approximately 20%, 19%, and 18% of the Company’s total revenue.

As of December 31, 2023, three customers accounted for approximately 12%, 23% and 65% of the total accounts receivable. As of December 31, 2024, three customers accounted for approximately 28%, 32% and 40% of the total accounts receivable.

For the years ended December 31, 2021, 2022 and 2023, our company did not have significant suppliers or subcontractors accounting for more than 10% of total purchases.

The table below sets out the suppliers or subcontractors who accounted for 10% or more of the Company’s total accounts payable as of December 31, 2023 and 2024.
Name of Supplier/Subcontractor	Products/services supplied	Percentage of accounts payable (%)
		As of December 31, 2023	As of December 31, 2024
Subcontractor A	Subcontract service	1	22
Subcontractor B	Subcontract service	—	12
Subcontractor C	Subcontract service	—	12
Subcontractor D	Subcontract service	18	3
Subcontractor E	Subcontract service	11	—

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate on cash deposit and floating rate borrowings, and risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage interest rate exposure.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Recently issued accounting pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). The intent of ASU 2023-09 is to improve the disclosures around a company’s rate reconciliation information and certain types of income taxes companies are required to pay. Specifically, these new disclosure requirements will provide more transparency regarding income taxes companies pay in the United States and other countries, along with more disclosure around a company’s rate reconciliation, among other new disclosure requirements, such that users of financial statements can get better information about how the operations, related tax risks, tax planning and operational opportunities of companies affect their effective tax rates and future cash flow prospects. ASU 2023-09 is effective for annual fiscal years beginning after December 15, 2024, with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments under ASU 2023-09 should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the potential impact of ASU 2023-09 on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Company is currently evaluating the impact that the adoption of these standards will have on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income (operations) and comprehensive income (loss) and statements of cash flows.

Note 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Accounts receivable	345,488	106,471	77,931
Less: Allowance for credit losses	(30,916)	(60,994)	(44,645)
Accounts receivable, net	314,572	45,477	33,286

Movements of allowance for credit losses are as follows:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Allowance for expected credit losses, beginning	—	30,916	22,629
Additions	30,916	30,078	22,016
Allowance for expected credit losses, ending	30,916	60,994	44,645

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — CONTRACT ASSETS (LIABILITIES)

Contract assets consisted of the following:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Revenue recognized to date	12,903,448	21,715,095	15,894,521
Less: Progress billings to date	8,090,135	16,763,104	12,269,876
Contract assets	4,813,313	4,951,991	3,624,646
Contract assets – current	4,813,313	4,618,205	3,380,329
Contract assets – non-current	—	333,786	244,317

Contract assets are classified as current and non-current based on whether they have exceeded the maintenance period.

While the project has been completed, the Company continues to provide maintenance services and is progressively recovering the associated Contract asset. Based on the Company’s assessment, there is a high likelihood of full recovery for this contract asset. Consequently, no impairment provision is deemed necessary for this project at this time.

The movement in contract liabilities is as follows:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Balance at beginning of the year	136,464	—	—
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	(136,464)	—	—
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	—	—	—
Balance at end of the year	—	—	—

Note 6 — LOAN RECEIVABLE — THIRD PARTY

Loan receivable — third party consisted of the following:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Borrower A	—	2,621,944	1,919,151
Loan receivable – third party	—	2,621,944	1,919,151

The Company provided Borrower A with a term loan of S$2,621,944 ($2,000,000), maturing on April 15, 2025, the loan shall bear interest at a fixed rate of five percent (5%) per annum.

As of the date of the issuance of consolidated financial statements, the Company has collected S$1,300,000 and extended the remaining balance of S$1,321,944 to October 15, 2025.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — OTHER ASSETS

Other assets — current consisted of the following:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Prepayments	76,249	6,234	4,563
Short-term deposits	—	17,795	13,025
Interest receivable from a third party	—	28,462	20,833
Other assets – current	76,249	52,491	38,421

Other assets — non-current consisted of the following:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Advance to suppliers	32,077	9,497	6,952
Long-term deposits	54,038	62,857	46,008
Deferred offering costs	324,955	—	—
Other assets – non-current	411,070	72,354	52,960

Short-term deposits include deposits for tenders while long-term deposits primarily include deposits for leases.

Note 8 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Computers	24,668	24,668	18,056
Office equipment	2,202	2,202	1,612
Subtotal	26,870	26,870	19,668
Less: Accumulated depreciation	(19,011)	(23,325)	(17,072)
Property and equipment, net	7,861	3,546	2,596

Depreciation expenses of owned assets for the years ended December 31, 2022, 2023 and 2024 amounted to S$3,155, S$4,619 and S$4,314 ($3,158), respectively.

No impairment loss had been recognized during the years ended December 31, 2022, 2023 and 2024.

Note 9 — LEASES

Finance leases as lessee

As of December 31, 2023 and 2024, the Company has finance leases on its consolidated balance sheets for hire purchase of motor vehicle and lease of office equipment.

The following table shows finance lease liabilities and the associated financial statement line items:

	As of December 31,
	2023	2023	2024
	S$	S$	$
Liabilities
Finance lease liabilities – current	62,778	45,032	32,961
Finance lease liabilities – non-current	73,173	80,476	58,905
Total	135,951	125,508	91,866

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — LEASES (cont.)

As of December 31, 2023 and 2024, “Right-of-use assets, net” consisted of the following:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Motor vehicles under hire purchase	230,334	183,073	134,003
Leased office equipment	73,830	71,434	52,286
Less: Accumulated amortization	(186,084)	(135,482)	(99,168)
Right-of-use assets (finance lease), net	118,080	119,025	87,121

Information related to finance lease activities during the periods are as follows:

	For the Years Ended December 31,
	2023	2024	2024
	S$	S$	$
Finance lease expenses
Amortization	62,346	52,031	38,084
Interest of financing lease liabilities	8,877	8,267	6,051

Future finance lease payments as of December 31, 2024 are detailed as follows:

Finance leases	S$	$
2025	50,172	36,724
2026	44,846	32,825
2027	29,388	21,511
2028 and hereafter	10,249	7,502
Total future lease payment	134,655	98,562
Less: Imputed interest	(9,147)	(6,696)
Present value of finance lease liabilities	125,508	91,866
Less: Current portion	(45,032)	(32,961)
Long-term potion of finance lease liabilities	80,476	58,905

The following table shows the weighted-average lease terms and discount rates for finance leases:

	As of December 31,
	2023	2024
Weighted average remaining lease term (Years)
Finance leases	2.70	2.91

Weighted average discount rate (%)
Finance leases	5.67	5.21

Operating leases as lessee

As of December 31, 2023 and 2024, the Company has presented the operating leases of the leased buildings in its consolidated balance sheet.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — LEASES (cont.)

The following table shows operating lease liabilities and the associated financial statement line items:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Liabilities
Operating lease liabilities – current	136,566	170,776	125,001
Operating lease liabilities – non-current	42,217	96,921	70,942
Total	178,783	267,697	195,943

As of December 31, 2023 and 2024, “Right-of-use assets, net” consisted of the following:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Leasehold buildings	518,964	717,262	525,005
Less: Accumulated amortization	(341,870)	(445,607)	(326,165)
Right-of-use assets (operating lease), net	177,094	271,655	198,840

Information related to operating lease activities during the periods are as follows:

	For the Years Ended December 31,
	2022	2023	2024	2024
	S$	S$	S$	$
Operating lease expenses
Amortization	117,878	129,675	173,256	126,816
Interest of operating lease liabilities	9,953	7,157	6,576	4,813

Future operating lease payments as of December 31, 2024 are detailed as follows:

Operating leases	S$	$
2025	176,613	129,273
2026	98,171	71,857
2027 and hereafter	—	—
Total future lease payment	274,784	201,130
Less: Imputed interest	(7,087)	(5,187)
Present value of operating lease liabilities	267,697	195,943
Less: Current portion	(170,776)	(125,001)
Long-term potion of operating lease liabilities	96,921	70,942

The following table shows the weighted-average lease terms and discount rates for operating leases:

	As of December 31,
	2023	2024
Weighted average remaining lease term (Years)
Operating leases	1.35	1.56

Weighted average discount rate (%)
Operating leases	3.75	3.42

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — LOANS AND BORROWINGS

Long-term and short-term loans and borrowings are as follows:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Total loans and borrowings	1,266,265	835,800	611,770
Less: loans and borrowings – current	429,603	256,729	187,915
Loans and borrowings – non-current	836,662	579,071	423,855

Bank borrowings comprised of the following:

Loans and borrowings	Principal amount	Maturity Date	Interest Rate	Repayment Method	As of December 31,
					2023	2024	2024
	S$				S$	S$	$
DBS SME Working Capital Loan	50,000	August 5, 2024	Fixed at 7.00%	Monthly Repayment	7,663	—	—
Standard Chartered Bank Enterprise Financing Temporary Bridging Loan I	452,000	March 31, 2024	6.25% below prevailing Business Instalment Loan Board Rate, subject to a cap of 5%	Monthly Repayment	39,149	—	—
Standard Chartered Bank Enterprise Financing Temporary Bridging Loan II	275,000	July 31, 2025	4.12% below prevailing Business Instalment Loan Board Rate, subject to a cap of 5%	Monthly Repayment	150,339	56,322	41,225
ETHOZ Capital Ltd Temporary Bridging Loan	300,000	November 29, 2024	Fixed at 5.00%	Monthly Repayment	105,010	—
ANEXT Bank Loan	300,000	January 26, 2028	Fixed at 8.80%	Monthly Repayment	254,370	200,223	146,555
Standard Chartered Bank Business Installment Loan	300,000	August 31, 2028	0.72% below prevailing Business Instalment Loan Board Rate	Monthly Repayment	282,664	230,670	168,841
OCBC Business Term Loan	300,000	August 31, 2028	4.25% below prevailing Business Term Rate	Monthly Repayment	285,360	233,111	170,627
DBS SME Working Capital Loan II	150,000	August 9, 2028	Fixed at 7.75%	Monthly Repayment	141,710	115,474	84,522
Total loans and borrowings					1,266,265	835,800	611,770

For the years ended December 31, 2022, 2023 and 2024 the effective interest rate of the Company’s loans and borrowings ranges from 2.75% to 9.50%, 2.75% to 8.80% and 2.75% to 8.80%, respectively.

Interest expenses arising from the Company’s loans and borrowings for the years ended December 31, 2022, 2023 and 2024 amounted to S$31,104, S$65,085 and S$80,176 ($58,686), respectively.

All loans and borrowings are secured over the joint and several personal guarantees from Ms. Siew Yian Lee and Mr. Heng Kong Chuan, the director and shareholders of the Company.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — LOANS AND BORROWINGS (cont.)

The maturity dates for the Company’s outstanding loans and borrowings as of December 31, 2024 are as follows:

	S$	$
2025	313,950	229,798
2026	256,713	187,903
2027	256,712	187,902
2028	129,200	94,569
Thereafter	—	—
Total loans and borrowings	956,575	700,172
Less: Imputed interest	(120,775)	(88,402)
Present value of loans and borrowings	835,800	611,770

Note 11 — OTHER PAYABLES AND ACCRUALS

The components of other payables and accruals are as follows:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Accrued expenses	131,435	208,454	152,579
Other payables	553,161	503,997	368,905
GST payable	91,828	93,399	68,364
Other payables and accruals	776,424	805,850	589,848

Accrued expenses mainly consisted of staff expenses and professional service fees and costs incurred for operating activities which are yet to bill. Other payables included the provision for legal claims amounting to S$385,000 and S$275,000 ($201,288) as of December 31, 2023 and 2024, respectively. For more information see “Note 17 — Commitments and Contingencies”.

“GST” means the Goods and Services Tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.

Note 12 — OTHER INCOME

	For the Years Ended December 31,
	2022	2023	2024	2024
	S$	S$	S$	$
Interest income	—	4	28,494	20,856
Government grants	16,188	4,296	7,133	5,222
Other miscellaneous income	34,290	20,534	159	116
Total other income	50,478	24,834	35,786	26,194

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — INCOME TAXES

Income tax

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, upon payments of dividends by the Company entities to their shareholders, no Cayman Islands withholding tax will be imposed. Accordingly, the Company does not accrue for taxes.

British Virgin Islands (“BVI”)

Under the current laws of the BVI, the Company’s subsidiary incorporated in BVI is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the BVI company to its respective shareholders, no BVI withholding tax will be imposed.

Singapore

The Company’s main operating subsidiary is incorporated in Singapore and is subject to income taxes on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant tax laws and regulations of Singapore. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

The following table reconciles Singapore statutory rates to the Company’s effective tax rate:

	For the Years Ended December 31,
	2022	2023	2024	2024
	S$	S$	S$	$
Income tax expenses
Current income tax expenses	112,457	—	20,597	15,076
Deferred income tax (benefit)/expenses	(1,402)	478,009	(186,547)	(136,544)
Income tax expenses (benefit)	111,055	478,009	(165,950)	(121,468)

Income before tax	728,780	2,868,175	(1,197,088)	(876,218)
Singapore statutory income tax rate	17%	17%	17%	17%
Income tax expenses computed at Singapore statutory rate	123,893	487,590	(203,505)	(148,957)

Reconciling items:
Non-deductible expenses	4,587	7,530	5,916	4,331
Tax exemption and rebates	(17,425)	—	—	—
Difference from the effect of tax rates in a foreign jurisdiction	—	—	31,639	23,158
Others	—	(17,111)	—	—
Income tax expenses (benefit)	111,055	478,009	(165,950)	(121,468)

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — INCOME TAXES (cont.)

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	As of December 31,
	2023	2024	2024
	S$	S$	$
Deferred tax assets
Allowance for credit losses	—	10,369	7,590
Lease liabilities	35,415	66,845	48,928
Net operating loss carry-forwards	226,384	150,781	110,364
Depreciation	—	7,421	5,432
Deferred tax liabilities
Right-of-use assets	(33,244)	(66,416)	(48,614)
Depreciation	(6,586)	—	—
Unbilled revenue	(800,352)	(560,836)	(410,507)
Deferred tax liabilities, net	(578,383)	(391,836)	(286,807)

As the deferred tax assets and deferred tax liabilities are generated from the same entity, Springview (S), hence the deferred tax assets and deferred tax liabilities are eligible to net off with each other.

Note 14 — EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands on September 27, 2023, with an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 per share. On November 16, 2023, the authorized share capital was subsequently amended to become $50,000 divided into 400,000,000 Class A Shares and 100,000,000 Class B Shares.

On December 1, 2023, the Company issued 10,000,000 Class A Shares and 10,000,000 Class B Shares to the controlling shareholders at par value of $0.0001 per share.

On October 17, 2024, the Company completed its IPO of 1,500,000 Class A ordinary shares at $4.00 per share, generating gross proceeds of approximately $6.0 million. After deducting underwriting discounts, commissions, and offering expenses, net proceeds from IPO were approximately S$5.3 million ($3.9 million).

Each holder of Class A Shares is entitled to exercise one vote for each Class A Share held on any and all matters to be voted thereon in a general meeting of shareholders, and each holder of Class B Shares is entitled to exercise 20 votes for each Class B Share held on any and all matters to be voted thereon in a general meeting of shareholders. The Class B Shares are not convertible into Class A Shares and the Class A Shares are not convertible into Class B Shares. Holders of the Class A Shares may receive dividends paid by the Company and have the right to the surplus assets of the Company on its liquidation pursuant to the Amended and Restated Memorandum and Articles of Association. However. the holders of the Class B Shares have no right to any share of the dividends paid by the Company and no right to any share in the distribution of any surplus assets of the Company on its liquidation.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Related party balances and transactions

The Company’s relationships with related parties who had transactions with the Company are summarized as follows:

Related Party Name	Relationship to the Company
Springview Contracts Pte. Ltd.	Controlled by executive director and shareholder, Ms. Lee Siew Yian and shareholder, Mr. Heng Kong Chuan
GGL Enterprises Pte. Ltd.	Controlled by CEO and shareholder, Mr. Wang Zhuo, and shareholder, Mr. Heng Kong Chuan
Mr. Heng Kong Chuan	Shareholder and spouse of executive director, Ms. Lee Siew Yian
China International Corporate Management	Controlled by CEO and shareholder, Mr. Wang Zhuo

a.      Accounts receivable — a related party

	As of December 31,
Related Party Name	2023	2024	2024
	S$	S$	$
Springview Contracts Pte. Ltd.	145,842	19,901	14,567
Total	145,842	19,901	14,567

b.      Amount due to related parties

	As of December 31,
Related Party Name	2023	2024	2024
	S$	S$	$
Mr. Heng Kong Chuan	(19,901)	(85,350)	(62,472)
China International Corporate Management	(584,328)	(969,247)	(709,448)
Total	(604,229)	(1,054,597)	(771,920)

As of the date of this report, the accounts receivable due from Springview Contracts Pte. Ltd. has been fully collected.

During the years ended December 31, 2023 and 2024, the Company received payment of S$1,000,000 and S$125,941 ($92,183) from Springview Contracts Pte. Ltd., respectively.

During the years ended December 31, 2023, the Company repaid to Mr. Heng Kong Chuan S$212,051. During the years ended December 31, 2024, the Company received proceeds from Mr. Heng Kong Chuan S$65,449 ($47,905).

During the years ended December 31, 2023 and 2024, In order to replenish the company’s operating funds and enhance its liquidity, the Company received proceeds of S$584,328 and S$384,919 ($281,744) from China International Corporate Management, respectively.

c.      Related party transactions

		For the Years Ended December 31,
Nature	Name	2022	2023	2024	2024
		S$	S$	S$	$
Construction service provided to Springview Contracts Pte. Ltd.	Springview Contracts Pte. Ltd.(1)	347,105	185,694	—	—
Interior design service subcontracting cost provided by GGL Enterprises Pte. Ltd.	GGL Enterprises Pte. Ltd.	53,000	12,778	5,270	3,857

____________

(1)      Springview Contracts Pte. Ltd. engaged the Company to provide construction services for projects under Springview Contracts Pte. Ltd. The total charges are computed and issued as sales invoices to Springview Contracts Pte. Ltd. by the Company at the end of each fiscal year, which resulted in accounts receivable and amounts due from Springview Contracts Pte. Ltd. Such receivables are due within 120 days. As of December 31, 2024, no receivables are considered past due.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Related party balances and transactions (cont.)

As of December 31, 2024, Mr. Zhuo Wang, via China International Corporate Management which is under his control, has provided financial support amounting to S$969,247 ($709,448) for payment of expenses incurred for IPO and accrued interest under this financial support letter.

The Company signed an agreement with Mr. Heng Kong Chuan on August 1st, 2024, under which Mr. Heng Kong Chuan would provide the company with an interest-free working capital loan facility not exceeding S$1,500,000 till July 30, 2025. As of December 31, 2024, the company had borrowed a total of 154,155 from Mr. Heng Kong Chuan.

Note 16 — SEGMENT REPORTING

The following table presents financial information, including significant segment expenses, which are regularly provided to the CODM and included within segment and consolidated net loss:

	For the Years Ended December 31,
	2022	2023	2024	2024
	S$	S$	S$	$
Revenue
Commercial customers	569,778	1,773,491	575,820	421,475
Residential customers	6,646,174	11,579,522	8,235,826	6,028,273
Total revenue	7,215,952	13,353,013	8,811,646	6,449,748

Cost of revenue
Subcontracting costs	(2,211,850)	(4,320,487)	(3,938,327)	(2,882,687)
Material costs	(1,304,867)	(2,114,698)	(1,560,316)	(1,142,084)
Labor costs	(921,151)	(1,280,955)	(1,367,808)	(1,001,177)
Equipment rental and site costs	(260,300)	(367,034)	(323,209)	(236,576)
Other direct costs	(469,420)	(628,274)	(717,894)	(525,468)
Total cost of revenue	(5,167,588)	(8,711,448)	(7,907,554)	(5,787,992)
Gross profit	2,048,364	4,641,565	904,092	661,756

Operating expenses
Staff expenses	(798,910)	(832,317)	(983,540)	(719,909)
Depreciation and amortization	(65,502)	(66,965)	(23,364)	(17,101)
Lease expenses	(127,832)	(136,832)	(179,832)	(131,629)
Insurance and medical expenses	(93,637)	(82,159)	(65,245)	(47,757)
Transport and entertainment	(65,423)	(80,808)	(35,276)	(25,821)
Professional fees	(9,989)	(378,778)	(686,744)	(502,667)
Other miscellaneous expenses	(165,831)	(142,296)	(54,292)	(39,740)
Total operating expenses	(1,327,124)	(1,720,155)	(2,028,293)	(1,484,624)

Income (loss) from operations	721,240	2,921,410	(1,124,201)	(822,867)

Other income (expenses)
Interest expenses, net	(42,938)	(78,069)	(108,673)	(79,544)
Other income	50,478	24,834	35,786	26,194
Total other income (expense), net	7,540	(53,235)	(72,887)	(53,350)

Income (loss) before income taxes	728,780	2,868,175	(1,197,088)	(876,218)
Income tax (expenses) benefit	(111,055)	(478,009)	165,950	121,468
Net income (loss)	617,725	2,390,166	(1,031,138)	(754,750)

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claim, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable per guidance of ASC Topic 450-20 — Loss Contingencies.

As of December 31, 2022, 2023 and 2024, the Company is subject to legal proceeding from a charge by Ministry of Manpower for an offence under Section 12(1) of the Workplace Safety and Health Act for failure to take measure to ensure the safety of its employees at work in one of its construction projects in 2019 which resulted in injuries to one worker and one fatality. The Company has claimed trial to this charge. For the same incident, the Company was also charged under Section 5 of the Building Control Act for carrying out building works that were not approved by the Commissioner of Building Control. Additionally, the Company is also subject to a claim from an employee of a subcontractor for a construction project for damages arising out of injuries and loss suffered as a result of work accident at the project site. The claimant seeks to hold the Company and the subcontractor jointly and severally liable for the claim.

As of December 31, 2022, 2023 and 2024, the Company’s accrued provision for the legal proceedings was S$385,000, S$385,000 and S$275,000 ($201,288) respectively. There was no further update as the date that the consolidated financial statements are available to be issued.

For the years ended December 31, 2022, 2023 and 2024, the Company’s provision for estimated litigation loss was S$125,000, nil and nil respectively.

Note 18 — SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred up through April 28, 2025, which is the date that the consolidated financial statements are available to be issued, there were no other material subsequent events that require disclosure in these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2024	As of June 30,
		2025	2025
	S$ (Audited)	S$ (Unaudited)	$ (Unaudited)
Assets
Current assets
Cash	3,373,424	2,933,523	2,306,410
Accounts receivable, net	45,477	196,920	154,823
Accounts receivable due from a related party	19,901	—	—
Contract assets	4,618,205	4,259,768	3,349,138
Loan receivable – third party	2,621,944	1,189,750	935,411
Other assets – current	52,491	144,755	113,810
Total current assets	10,731,442	8,724,716	6,859,592
Non-current assets
Property and equipment, net	3,546	1,552	1,221
Right-of-use assets, net	390,680	272,578	214,308
Contract assets – non-current	333,786	95,707	75,247
Other assets – non-current	72,354	82,782	65,085
Total non-current assets	800,366	452,619	355,861
Total assets	11,531,808	9,177,335	7,215,453

Liabilities and shareholders’ deficit
Current liabilities
Accounts payable	1,669,596	330,671	259,982
Other payables and accruals	805,850	628,827	494,400
Amount due to related parties	1,054,597	1,296,180	1,019,090
Loans and borrowings – current	256,729	216,550	170,257
Operating lease liabilities – current	170,776	132,053	103,823
Finance lease liabilities – current	45,032	46,219	36,339
Total current liabilities	4,002,580	2,650,500	2,083,891
Non-current liabilities
Deferred tax liabilities, net	391,836	378,976	297,960
Loans and borrowings – non-current	579,071	472,549	371,530
Operating lease liabilities – non-current	96,921	38,968	30,638
Finance lease liabilities – non-current	80,476	57,066	44,867
Total non-current liabilities	1,148,304	947,559	744,995
Total liabilities	5,150,884	3,598,059	2,828,886
Commitments and contingencies

Shareholders’ equity
*Class A Shares, $0.0001 par value, 400,000,000 shares authorized, 11,500,000 shares issued and outstanding as of December 31, 2024 and June 30, 2025	1,549	1,549	1,150
*Class B Ordinary Shares, $0.0001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2024 and June 30, 2025	1,352	1,352	1,000
Accumulated other comprehensive income (loss)	250,665	(42,870)	(33,705)
Additional paid-in capital	6,290,712	6,290,712	4,946,046
Accumulated deficit	(163,354)	(671,467)	(527,924)
Total shareholders’ equity	6,380,924	5,579,276	4,386,567
Total liabilities and shareholders’ equity	11,531,808	9,177,335	7,215,453

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

	For the six months ended June 30,
	2024	2025	2025
	S$ (Unaudited)	S$ (Unaudited)	$ (Unaudited)
Revenue	4,961,318	3,734,033	2,935,791
Total revenue	4,961,318	3,734,033	2,935,791

Cost of revenue	(3,632,390)	(2,904,816)	(2,283,840)
Total Cost of revenue	(3,632,390)	(2,904,816)	(2,283,840)
Gross profit	1,328,928	829,217	651,951

Operating expenses
General and administrative expenses	(954,366)	(1,355,431)	(1,065,674)
Total operating expenses	(954,366)	(1,355,431)	(1,065,674)

Income (loss) from operations	374,562	(526,214)	(413,723)

Other income (expenses)
Interest expenses, net	(53,874)	(51,346)	(40,370)
Other income	2,789	56,587	44,490
Total other (expenses) income, net	(51,085)	5,241	4,120

Income (loss) before income taxes	323,477	(520,973)	(409,603)
Income tax (expenses) benefit	(76,053)	12,860	10,111
Net income (loss)	247,424	(508,113)	(399,492)

Other comprehensive income
Foreign currency translation adjustments	—	(293,535)	(230,784)
Total comprehensive income (loss)	247,424	(801,648)	(630,276)

Weighted average number of outstanding ordinary shares
*Basic and diluted	20,000,000	21,500,000	21,500,000
Earnings (loss) per share
Basic and diluted	0.01	(0.02)	(0.02)

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN
SHAREHOLDERS’EQUITY

	Class A Ordinary shares		Class B Ordinary shares		Additional paid-in capital	Retained earnings	Total shareholders’ equity
	*Shares	Amount	*Shares	Amount
		S$		S$	S$	S$	S$
Balance at January 1, 2024	10,000,000	1,352	10,000,000	1,352	997,296	867,784	1,867,784
Net income	—	—	—	—	—	247,424	247,424
Balance at June 30, 2024 (Unaudited)	10,000,000	1,352	10,000,000	1,352	997,296	1,115,208	2,115,208
Balance at June 30, 2024 ($) (Unaudited)	10,000,000	1,000	10,000,000	1,000	735,246	822,182	1,559,428
	Class A Ordinary shares		Class B Ordinary shares		Additional paid-in capital	Accumulated other comprehensive income/(loss)	Accumulated deficit	Total shareholders’ equity
	*Shares	Amount	*Shares	Amount
		S$		S$	S$		S$	S$
Balance at January 1, 2025	11,500,000	1,549	10,000,000	1,352	6,290,712	250,665	(163,354)	6,380,924
Net loss							(508,113)	(508,113)
Foreign currency translation adjustment						(293,535)		(293,535)
Balance at June 30, 2025 (Unaudited)	11,500,000	1,549	10,000,000	1,352	6,290,712	(42,870)	(671,467)	5,579,276
Balance at June 30, 2025 ($) (Unaudited)	11,500,000	1,150	10,000,000	1,000	4,946,046	(33,705)	(527,924)	4,386,567

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2024	2025	2025
	S$ (Unaudited)	S$ (Unaudited)	$ (Unaudited)
Cash flows from operating activities
Net income/(loss)	247,424	(508,113)	(399,492)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	2,157	1,994	1,568
Amortization of right-of-use assets	106,865	118,102	92,855
Provision for doubtful accounts	—	183,732	144,455
Deferred tax expenses (benefit)	76,053	(12,860)	(10,111)
Changes in operating assets and liabilities
Accounts receivable, net	291,713	(202,981)	(159,589)
Contract assets	(483,734)	596,515	468,995
Accounts receivable due from a related party	40,789	19,901	15,647
Other assets	404,439	(102,692)	(80,739)
Accounts payable	(725,371)	(1,338,924)	(1,052,696)
Other payables and accruals	(61,625)	(177,023)	(139,180)
Contract liabilities	50,000	—	—
Lease liabilities	(134,814)	(93,813)	(73,758)
Net cash used in operating activities	(186,104)	(1,516,162)	(1,192,045)

Cash flows from investing activities
Proceeds from repayment of loans made to third party	—	1,300,000	1,022,093
Net cash provided by investing activities	—	1,300,000	1,022,093

Cash flows from financing activities
Proceeds from related parties	319,713	999,610	785,919
Payment for deferred offering costs	(388,625)	—	—
Repayment of amount due to related parties	(19,902)	(758,027)	(595,980)
Repayment of loans and borrowings	(233,756)	(146,701)	(115,340)
Payments for finance lease liabilities	(35,518)	(25,086)	(19,723)
Net cash (used in)/provided by financing activities	(358,088)	69,796	54,875
Effect of foreign exchange on cash	—	(293,535)	(47,715)
Net changes in cash	(544,192)	(146,366)	(115,077)
Cash at beginning of the period	698,106	3,373,424	2,469,202
Cash at end of the period	153,914	2,933,523	2,306,410

Supplement disclosures of cash flow information
Interest paid	43,552	31,085	24,440

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 1 — NATURE OF BUSINESS AND ORGANIZATION

Springview Holdings Ltd (the “Company” or “Springview (Cayman)”) is a holding company incorporated on September 27, 2023 in Cayman Islands while Springview (BVI) Ltd was incorporated on October 11, 2023 in the BVI with the Company being the sole shareholder of Springview (BVI) Ltd. The Company conducts its business primarily through its indirect wholly-owned subsidiary in Singapore, Springview Enterprises Pte. Ltd., providing four main types of works: (i) new construction, (ii) reconstruction, (iii) Additions and Alterations (A&A), and (iv) other general contracting services. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services. The Company is a holding company with no business operation.

As at June 30, 2025, subsidiary of the Company includes the following entity:

Entity	Date of incorporation	Place of incorporation	Ownership	Principal activities
Springview (BVI) Ltd (Springview (BVI))	October 11, 2023	British Virgin Islands	100% owned by Springview (Cayman)	Investment holding
Springview Enterprises Pte. Ltd. (Springview (S))	June 3, 2002	Singapore	100% owned by Springview (BVI)	General contractors (Building construction including major upgrading works)

Pursuant to a group reorganization (the “Reorganization”) to rationalize the structure of the Company and its subsidiary in preparation for the listing of the Company’s shares, the Company became the holding company on December 1, 2023. The Company and its subsidiary were under common control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the Reorganization, which have been accounted for as reorganization of entities under common control at carrying value. The unaudited condensed consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements of the Company.

Note 2 — LIQUIDITY

As of December 31, 2024, and June 30, 2025, the Company’s cash balances amounted to approximately S$3,373,424 and S$2,933,523 ($2,306,410) respectively, and the Company’s current assets were S$10,731,442 and S$8,724,716 ($6,859,592), respectively, and the Company’s current liabilities were S$4,002,580 and S$2,650,500 ($2,083,891), respectively. For the six months ended June 30, 2024, and 2025, the Company generated net profit of S$247,424 and net loss of S$508,113 ($399,492), respectively.

In assessing the Company’s liquidity, the management believes that the Company’s current cash and working capital will be sufficient to support the Company’s continuous operations and meet the Company’s third parties’ payment obligations when liabilities fall due within the next 12 months from the date of issuance of the unaudited condensed consolidated financial statements.

The Company’s liquidity needs are primarily driven by working capital requirements and operating expense obligations. To date, the Company have financed the Company’s operations mainly through successful IPO in 2024. the Company have also started to seek additional financing from local banks and financial institutions to fund the Company’s ongoing operations. As of December 31, 2024, and June 30, 2025, the Company’s outstanding loans and borrowings amounted to S$835,800 and S$689,099 ($541,787), respectively, with annual interest rates ranging from 4.88% to 8.80% and repayment periods of between one to five years.

The Company believes that the Company’s current cash and loans from banks, and the net proceeds from the Company’s initial public offering will be sufficient to meet the Company’s working capital needs in the next 12 months from the date the unaudited condensed consolidated financial statements are issued. However, if the Company experience an adverse operating environment or incur unanticipated capital expenditures, or if the Company decide to accelerate

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 2 — LIQUIDITY (cont.)

growth beyond the Company’s initial expectations, then additional financing may be required. No assurance can be provided, however, that additional financing, if necessary, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to the Company’s existing shareholders.

Based on the management’s assessment of the future liquidity and performance of the Company and its available sources of financing, the Company believes that the current cash and cash flows generated from the Company’s future operating and financing activities will be sufficient to meet the cash requirements to fund planned operations and other commitments for at least the next twelve months from the date of the issuance of the unaudited condensed consolidated financial statements.

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The accompanying unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company balances and transactions are eliminated upon consolidation. Certain information and footnote disclosures, which are normally included in annual financial statements prepared in accordance with US GAAP, have been omitted pursuant to those rules and regulations. The unaudited interim financial information should be read in conjunction with the audited financial statements and the notes thereto, included in the registration statements for the fiscal years ended December 31, 2024 and 2023.

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiary. All inter-company transactions and balances between the Company and its subsidiary have been eliminated upon consolidation. Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Risks and uncertainties

The main operations of the Company are in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. The Company believes that it is following existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

Use of estimates and assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. On an ongoing basis, management evaluates estimates, including but not limited to, those related to allowance for credit losses, determination of the useful lives of property and equipment, impairment of long-lived assets, right-of-use assets, financing lease liabilities,

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

revenue recognition, allowance for deferred tax assets and contingencies. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable. As a result, management makes judgments regarding the carrying values of the Company’s assets and liabilities that are not readily apparent from other sources. Authoritative pronouncements, historical experience and information, information that is currently available to the Company and assumptions that the Company believes to be reasonable under the circumstances are used as the basis for making estimates and judgements. Actual results may differ from these estimates.

Foreign currency translation

The accompanying unaudited condensed consolidated financial statements are presented in the Singapore Dollars (“S$”), which is the reporting currency of the Company. The functional currency of the Company in the Cayman Islands is United States Dollars (“$”), its subsidiaries which are incorporated in British Virgin Islands and Singapore are United States Dollars (“$”) and Singapore Dollars (“S$”) respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

In the unaudited condensed consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date.

Convenience translation

Translations of amounts in the unaudited condensed consolidated balance sheet, unaudited condensed consolidated statements of operations and comprehensive income (loss) and unaudited condensed consolidated statements of cash flows from S$ into $ as of and for the six months ended June 30, 2025 are solely for the convenience of the reader and were calculated at the noon buying rate of $1 = S$1.2719, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into $ at such rate or at any other rate.

Cash

Cash consists of demand deposit placed with commercial banks, which is unrestricted as to withdrawal and use and have original maturities of less than three months. Cash balances in bank accounts in Singapore with maximum amount of S$100,000 are insured under the Deposit Protection Scheme introduced by the Singapore government. Management believes that the commercial banks are of high credit quality and continually monitors the credit worthiness of these commercial banks.

Accounts receivable, net

The Company adopted ASU 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2022, which requires consideration of a broader range of information to estimate credit losses over the lifetime of the asset, including current conditions and reasonable and supportable forecasts in addition to historical loss information, to determine expected credit losses and applies to the measurement of impairment on financial assets measured at amortized cost, which includes trade receivable. Therefore, estimates of expected credit losses on trade receivables over their life will be required to be recorded at inception, based on historical information, current conditions, and reasonable and supportable forecasts.

Under ASU 2016-13, the Company has exposure to credit losses for financial assets, which include accounts receivable. The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances, credit quality and specific risk characteristics of its customers, current economic conditions, forward-looking information including economic, regulatory, technological, environmental factors (such as industry

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

prospects, GDP, employment, etc.), reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company has adopted the loss rate method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate.

Financial assets are presented as net of the allowance for credit losses in the unaudited condensed consolidated balance sheets. The measurement of the allowance for credit losses is recognized through current expected credit loss expense. Current expected credit loss expense is included as a component of general and administrative expenses in the unaudited condensed consolidated statements of operations and comprehensive income (loss) Write-offs are recorded in the period in which the asset is deemed to be uncollectible. As of December 31, 2024 and June 30, 2025, the allowance for credit losses of accounts receivable was S$60,994 and S$112,533 ($88,476), respectively.

Other assets

Other assets, current and non-current, primarily consist of prepaid expenses, advance to suppliers and deposits for leases and tenders. These amounts bear no interest. Management reviews its prepayments, advances and refundable deposits placed with counterparties on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of June 30, 2025, no allowance was deemed necessary. Management believes that these counterparties are of high credit quality and continually monitors the credit worthiness of these counterparties.

Loan receivable — third party, net

Loan receivable — third party, net represents a loan offered to a third party with interest. Loan receivable, third party, net are initially recognized at fair value which is the cash disbursed to originate loan, measured subsequently at amortized cost using the effective interest method, net of allowance that reflects the Company’s best estimate of the amounts that will not be collected. As of December 31, 2024 and June 30, 2025, there was nil and S$132,194 ($103,935) credit loss recorded, respectively.

Deferred offering costs

Deferred offering costs consist of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the proposed public offering. These costs, together with the underwriting discounts and commissions. will be charged to additional paid-in capital upon completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Pursuant to ASC 340-10-S99-1, upon the successful completion of the initial public offering on October 17, 2024, IPO costs directly attributable to an offering of equity securities are deferred and have been charged against the gross proceeds of the offering as a reduction of additional paid-in capital.

Property and equipment, net

Property and equipment are stated at cost, less accumulated depreciation, and impairment loss, if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:
Useful life
Office equipment	5 years
Computer equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited condensed consolidated statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

and betterment, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

The Company’s long-lived assets with finite lives, including property and equipment, net are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended June 30, 2025, no impairment of long-lived assets was recognized.

Fair value measurement

Accounting guidance defines fair value as the exchange price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a three-level fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

•        Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

•        Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•        Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company considers the carrying value of its financial assets and liabilities, which consist of cash, accounts receivable, contract assets and contract liabilities, prepayments and other current assets, amounts due from related parties, accounts payable, lease liabilities — current, income tax payable, other payables and accruals approximate the fair value of the respective assets and liabilities as of December 31, 2024 and June 30, 2025 due to their short-term nature.

Contract assets and contract liabilities

Construction projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s unaudited condensed consolidated balance sheets as “contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

with underlying contract terms until certain conditions are met. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. The majority of these amounts are expected to be billed and collected from clients within twelve months and are classified as current assets.

Contract liabilities on uncompleted construction contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Leases

The Company accounts for leases under ASC 842. The Company determines if an arrangement is a lease at inception. A lease is classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease when the lease meets any of the following criteria at lease commencement:

a)      The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

b)      The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

c)      The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

d)      The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; and

e)      The underlying asset is of such as specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company entered into lease agreements as lessee to lease motor vehicles, office equipment and buildings from third parties.

The Company accounts for those motor vehicle and office equipment leases in accordance with ASC 842. The two primary accounting provisions the Company uses to classify transactions as financing leases or operating leases are (i) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term and (ii) the lease term is for 75% or more of the remaining economic life of the underlying asset unless the commencement date falls within the last 25% of the economic life of the underlying asset. The motor vehicle and office equipment leases contain one of the two terms, and the Company believes that the motor vehicle and office equipment leases should be classified as finance leases.

The Company accounts for those building leases in accordance with ASC 842. The Company believes that the building leases agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as financing leases. The building leases are classified as operating leases.

Finance lease assets and operating leases are included in right-of-use (“ROU”) assets, and finance lease liabilities are included in current and non-current finance lease liabilities, while operating lease liabilities are included in current and non-current operating lease liabilities, in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Finance and operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term.

When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option. The Company used the rate implicit in the lease, if available, or the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company elected the practical expedients under ASC 842 that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, the Company elected not to recognize lease assets and liabilities on its consolidated balance sheets.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. For the six months ended June 30, 2024 and 2025, the Company did not recognize impairment loss on its finance and operating lease ROU assets.

Revenue recognition

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2021 using the modified retrospective approach. The Company’s accounting for revenue recognition remains substantially unchanged prior to adoption of ASC 606. The effect from the adoption of ASC 606 was not material to the Company’s unaudited condensed consolidated financial statements.

The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those services. The following five steps defined under ASC 606 are applied to achieve the core principle of revenue standard:

(i)     Identify the contract with the customer

(ii)    Identify the performance obligations in the contract

(iii)   Determine the transaction price

(iv)   Allocate the transaction price to the performance obligations in the contract

(v)    Recognize revenue when the company satisfies a performance obligation

The Company generates revenue mainly from construction projects with the following major categories of works: (i) new construction, (ii) reconstruction, (iii) A&A, and (iv) other general contracting services, such as renovation and design consultation. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services.

The following table shows the Company’s revenue by revenue categories for the periods indicated.
	For the six months ended June 30,
	2024 (Unaudited)	2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
New construction	4,734,096	2,466,676	1,939,363
Reconstruction	—	466,166	366,512
A&A	227,222	719,903	566,006
Other general contracting services	—	81,288	63,910
Total revenue	4,961,318	3,734,033	2,935,791

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company assessed that the four major categories of revenue share the substantially the same characteristics and nature of terms in its contracts with customers and follows the same pattern of transfer of promised services to customers, and thus apply the same revenue recognition policies to all its revenue.

The Company enters into construction contracts with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services are transferred to the customers. It is standard practice for the Company to have the agreements with the Company’s customers in writing. All the agreements have commercial substance, as each contract with the customer has payment terms specified based upon fulfilment of certain conditions and agreed methods charged on monthly basis. The Company will submit monthly progress claim to its customer, and after the Company receives the interim progress certificate from the customer, the Company will issue a tax invoice to the customer. As the Company’s customers are required to pay at different billing stages over the contract period, such progress payments limit the Company’s exposure to credit risk. The company also reasonably expects that the effects on the financial statements of applying ASC 606 to the portfolio of contracts would not differ materially from applying ASC 606 to the individual contracts within that portfolio.

The Company is responsible for a series of work including but not limited to those stated under the scope of work, which can include the design of the project, obtaining the relevant permits and approvals from authorities, engineering, site clearance, procurement of materials, construction and interior fitting-out/installation as part of the contract. The Company believes these services are not distinct as they are highly interrelated and the contract includes a significant service of integrating the various services into the combined work the customer is contracting for, which is the completed property. The contracts may include retentions paid at the end of the project as a warranty to ensure the Company meets the contract requirements. However, since the customer does not have the option to separately purchase the warranty and there are no additional services to the customer during the retention period, such warranty is not recognized as a separate performance obligation. The Company has concluded that the promises to be delivered on the construction contract would be one single performance obligation, and therefore no allocation of the transaction price is required.

The Company’s contracts with each customer are with fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets the contractual requirements. The contract does not have variable consideration. However, the contract subject to modification in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Contract modification is accounted for as part of the existing contract as the remaining work is not distinct and form part of a single performance obligation that is partially satisfied at the date of the contract modification. The impact of contract modification has on the contract price and the Company’s measure of progress towards complete satisfaction of the performance obligation is recognized as a cumulative catch-up adjustment to revenue at the date of contract modification.

The Company is not required to assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year. Further, the Company believes that with its monthly progress billings there is no financing component in its contracts. There are no non-cash and payable consideration for any services provided by the Company.

The Company recognizes revenue based on the Company’s actual contract costs incurred to the satisfaction of a performance obligation relative to the total estimated costs for the satisfaction of that performance obligation. This input method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that includes several interrelated tasks or activities for a combined output that requires the Company to coordinate the work of subcontracts and employees. Contract costs typically include direct labor, subcontract, professional costs, material and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. There was addition costs incurred to maintain relationship with

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

certain customers who require additional work for renovation. The Company expects this type of additional costs and change of estimates to be rare exceptions. The change of estimates reduced the revenue by nil and S$197,486 for the six months ended June 30, 2024 and 2025, respectively.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract costs indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expenses), and not as a reduction of revenue or a non-operating expense. The total loss on contracts is negligible for the years ended December 31, 2024 and for the six months ended June 30, 2024 and 2025.

The Company recognizes revenue over time for all projects throughout the contract period.

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. At completion, costs for warranties are estimated and these warranties are not service warranties separately sold by the Company. The estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the six months ended June 30, 2024 and 2025 because the Company’s historical warranty expenses were immaterial to the Company’s unaudited condensed consolidated financial statements.

Cost of revenue

Cost of revenue for construction contracts primarily consisted of material costs, subcontracting costs, direct labor costs, rental of equipment and other expenses incurred in contract performance. These costs are expenses as incurred.

Borrowing costs

All borrowing costs are recognized in interest expenses in the consolidated statement of operations and comprehensive income (loss) in the period in which they are incurred.

General and administrative expenses

General and administrative expenses consist primarily of motor vehicle running expenses, travelling and entertainment and general administrative expenses such as of staff costs, rental expenses, depreciation, legal and professional fees and other miscellaneous administrative expenses.

Employee benefit

Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

Government grants

Government grants are compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company. The government evaluates the Company’s eligibility for the grants on a consistent basis, and then makes the payment. Therefore, there are no restrictions on the grants.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

Government grants are recognized when received and all the conditions for their receipt have been met and are recorded as part of “other income”. The total grants received from the Singapore Government were S$7,133 and S$3,596 ($2,827) for the year ended December 31, 2024, and for the six months ended June 30, 2025, respectively.

Income taxes

The Company accounts for income taxes under ASC 740. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No penalties and interest incurred related to underpayment of income tax for the six months ended June 30, 2024 and 2025. The Company had no uncertain tax positions as of December 31, 2024 and June 30, 2025. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

As of June 30, 2025, the tax years ended December 31, 2021 through 2024 for the Company’s Singapore subsidiary remain open for statutory examination by Singapore tax authorities.

Related parties’ transactions

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. As of December 31, 2024 and June 30, 2025, the Company’s accrued provision for its ongoing litigation matters was S$275,000 and S$260,000 ($204,419) respectively in its unaudited condensed consolidated financial statements. For more information see “Note 17 — Commitments and Contingencies”.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

Earnings (Loss) per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average number of ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of December 31, 2024 and June 30, 2025, there were no dilutive shares.

Segment reporting

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (“CODM”) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 2023-07 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. The Company adopted this ASU retrospectively on December 31, 2024. Refer to Note 16, Segment Reporting for the inclusion of the new required disclosures.

In accordance with ASC 280, Segment Reporting, an operating segment is identified as a component of an enterprise that engages in business activities about which separate discrete financial information and operating results is the Company’s CODM has been identified as the Chief Executive Officer. The Company operates and manages its business as a single segment — in the development of construction projects. The Company’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income (loss) that also is reported as unaudited condensed consolidated net loss on the statement of operations and comprehensive income (loss), after taking into account the Company’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes revenue (i.e., commercial customers and residential customers), cost of revenue (i.e., subcontracting costs, material costs, labor costs, equipment rental and site costs, and other direct costs, and operating expenses (i.e., staff expenses, depreciation and amortization, lease expenses, lease expenses, transport and entertainment, professional fees, and other miscellaneous expenses) at the consolidated level to manage the Company’s operations. Other segment items included in interest expenses, net, other income, and income tax (expenses) benefit, which are reflected in the segment and unaudited condensed consolidated net loss. The measure of segment assets is reported on the unaudited condensed consolidated balance sheet as total consolidated assets.

Significant Risks

Currency risk

The Company’s operating activities are transacted in S$. Foreign exchange risk may arise from future commercial transactions, and from fluctuations and the degree of volatility of foreign exchange rates between $ and S$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash, accounts receivable, and amounts due from a related party. The maximum exposures of such assets to credit risks are their carrying amounts as of the balance sheet dates. The Company deposits its cash with financial institutions located in

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

Singapore and United States of America. As of December 31, 2024 and June 30, 2025, S$3,373,424 and S$2,933,523 ($2,306,410) (unaudited) were deposited with financial institutions located in Singapore and United States of America, respectively. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of S$100,000. The Federal Deposit Insurance Corporation provides coverage of US$250,000 per depositor. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company determines its allowance for credit losses for account receivable using an aging schedule. The Company estimates the credit loss rates based on historical loss information, aging of receivables and management’s judgements, including current, reasonable and supportable.

forecasted economic conditions compared to the economic conditions using the historical information. The management believes that its contract acceptance, billing and collection policies are adequate in minimizing material credit risk. Application of progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables.

Credit risk on amounts due from a related party is not significant as the timing of payment is controlled by common director and shareholders taking into account cash flow requirements of the Company and there has been no significant increase in the risk of default nor impairment recognized on the amounts due from a related party since initial recognition.

For the six months ended June 30, 2024, four customers accounted for approximately 28%, 24%, 18% and 13% of the Company’s total revenue. For the six months ended June 30, 2025, five customers accounted for approximately 25%, 22%, 19%, 12% and 11% of the Company’s total revenue.

As of December 31, 2024, three customers accounted for approximately 28%, 32% and 40% of the total accounts receivable. As of June 30, 2025, four customers accounted for approximately 42%, 21%, 20% and 10% of the total accounts receivable.

For the six months ended June 30, 2024 and 2025, the Company did not have significant suppliers or subcontractors accounting for more than 10% of total purchases.

The table below sets out the suppliers or subcontractors who accounted for 10% or more of the Company’s total accounts payable as of December 31, 2024 and June 30, 2025.
Name of Supplier/Subcontractor	Products/services supplied	Percentage of accounts payable (%)
		As of December 31, 2024	As of June 30, 2025 (Unaudited)
Supplier A	Materials	—	29
Subcontractor B	Subcontract service	22	—
Subcontractor C	Subcontract service	12	—
Subcontractor D	Subcontract service	12	—

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate on cash deposit and floating rate borrowings, and risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage interest rate exposure.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 3 — Summary of Significant Accounting Policies (cont.)

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). The intent of ASU 2023-09 is to improve the disclosures around a company’s rate reconciliation information and certain types of income taxes companies are required to pay. Specifically, these new disclosure requirements will provide more transparency regarding income taxes companies pay in the United States and other countries, along with more disclosure around a company’s rate reconciliation, among other new disclosure requirements, such that users of financial statements can get better information about how the operations, related tax risks, tax planning and operational opportunities of companies affect their effective tax rates and future cash flow prospects. ASU 2023-09 is effective for annual fiscal years beginning after December 15, 2024, with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments under ASU 2023-09 should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the potential impact of ASU 2023-09 on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Company is currently evaluating the impact that the adoption of these standards will have on its Consolidated Financial Statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of operations and comprehensive income (loss) and unaudited condensed consolidated statements of cash flows.

Note 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Accounts receivable	106,471	309,452	243,299
Less: Allowance for credit losses	(60,994)	(112,532)	(88,476)
Accounts receivable, net	45,477	196,920	154,823

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 4 — ACCOUNTS RECEIVABLE, NET (cont.)

Movements of allowance for credit losses are as follows:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Allowance for expected credit losses, beginning	30,916	60,994	47,955
Additions	30,078	51,538	40,521
Allowance for expected credit losses, ending	60,994	112,532	88,476

Note 5 — CONTRACT ASSETS

Contract assets consisted of the following:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Revenue recognized to date	21,715,095	25,449,128	20,008,749
Less: Progress billings to date	16,763,104	21,093,653	16,584,364
Contract assets	4,951,991	4,355,475	3,424,385
Contract assets – current	4,618,205	4,259,768	3,349,138
Contract assets – non-current	333,786	95,707	75,247

Contract assets are classified as current and non-current based on whether they have exceeded the maintenance period.

While the project has been completed, the Company continues to provide maintenance services and is progressively recovering the associated Contract asset. Based on the Company’s assessment, there is a high likelihood of full recovery for this contract asset. Consequently, no impairment provision is deemed necessary for this project at this time.

Note 6 — LOAN RECEIVABLE — THIRD PARTY, NET

Loan receivable — third party, net consisted of the following:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Borrower A	2,621,944	1,321,944	1,039,346
Less: Allowance for credit loss	—	(132,194)	(103,935)
Loan receivable – third party, net	2,621,944	1,189,750	935,411

The Company provided Borrower A with a term loan of S$2,621,944 ($2,000,000), maturing on April 15, 2025, the loan shall bear interest at a fixed rate of five percent (5%) per annum.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 6 — LOAN RECEIVABLE — THIRD PARTY, NET (cont.)

As of the date of the issuance of unaudited condensed consolidated financial statements, the Company has collected S$1,300,000 and extended the remaining balance of S$1,321,944 to October 15, 2025.

The Company recognized an expected credit loss provision of S$132,194 ($103,935) for the six months ended June 30, 2025.

Note 7 — OTHER ASSETS

Other assets — current consisted of the following:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Prepayments	6,234	5,731	4,506
Short-term deposits	17,795	54,263	42,663
Interest receivable from a third party	28,462	84,761	66,641
Other assets – current	52,491	144,755	113,810

Other assets — non-current consisted of the following:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Advance to suppliers	9,497	4,706	3,700
Long-term deposits	62,857	78,076	61,385
Other assets – non-current	72,354	82,782	65,085

Short-term deposits include deposits for tenders while long-term deposits primarily include deposits for leases.

Note 8 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Computers	24,668	24,668	19,395
Office equipment	2,202	2,202	1,731
Subtotal	26,870	26,870	21,126
Less: Accumulated depreciation	(23,325)	(25,318)	(19,905)
Property and equipment, net	3,546	1,552	1,221

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 8 — PROPERTY AND EQUIPMENT, NET (cont.)

Depreciation expenses of owned assets for the year ended December 31, 2024 and for the six months ended June 30, 2025 amounted to S$4,314 and S$1,994 ($1,568), respectively.

No impairment loss had been recognized during the year ended December 31, 2024 and for the six months ended June 30, 2025.

Note 9 — LEASES

Finance leases as lessee

As of December 31, 2024 and June 30, 2025, the Company has finance leases on its unaudited condensed consolidated balance sheets for hire purchase of motor vehicle and lease of office equipment.

The following table shows finance lease liabilities and the associated financial statement line items:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Liabilities
Finance lease liabilities – current	45,032	46,219	36,339
Finance lease liabilities – non-current	80,476	57,066	44,867
Total	125,508	103,285	81,206

As of December 31, 2024 and June 30, 2025, “Right-of-use assets, net” consisted of the following:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Motor vehicles under hire purchase	183,073	183,073	143,937
Leased office equipment	71,434	71,434	56,163
Less: Accumulated amortization	(135,482)	(157,299)	(123,673)
Right-of-use assets (finance lease), net	119,025	97,208	76,427

Information related to finance lease activities during the periods are as follows:

	For the six months ended June 30,
	2024 (Unaudited)	2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Finance lease expenses
Amortization	25,444	21,817	17,153
Interest of financing lease liabilities	4,017	2,862	2,250

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 9 — LEASES (cont.)

Future finance lease payments as of June 30, 2025 (unaudited) are detailed as follows:

For the year ending June 30,	S$	$
2026	50,172	39,446
2027	34,454	27,088
2028	23,643	18,589
2029 and thereafter	1,300	1,023
Total future lease payment	109,569	86,146
Less: Imputed interest	(6,284)	(4,940)
Present value of finance lease liabilities	103,285	81,206
Less: Current portion	(46,219)	(36,339)
Long-term potion of finance lease liabilities	57,066	44,867

The following table shows the weighted-average lease terms and discount rates for finance leases:

	As of December 31, 2024	As of June 30, 2025 (Unaudited)
Weighted average remaining lease term (Years)
Finance leases	2.91	2.48

Weighted average discount rate (%)
Finance leases	5.21	5.18

Operating leases as lessee

As of December 31, 2024 and June 30, 2025, the Company has operating leases on its unaudited condensed consolidated balance sheets rentals of leasehold buildings.

The following table shows operating lease liabilities and the associated financial statement line items:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Liabilities
Operating lease liabilities – current	170,776	132,053	103,823
Operating lease liabilities – non-current	96,921	38,968	30,638
Total	267,697	171,021	134,461

As of December 31, 2024 and June 30, 2025, “Right-of-use assets, net” consisted of the following:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Leasehold buildings	717,262	717,262	563,930
Less: Accumulated amortization	(445,607)	(541,892)	(426,049)
Right-of-use assets (operating lease), net	271,655	175,370	137,881

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 9 — LEASES (cont.)

Information related to operating lease activities during the periods are as follows:

	For the six months ended June 30,
	2024 (Unaudited)	2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Operating lease expenses
Amortization	76,664	96,285	75,702
Interest of operating lease liabilities	3,252	3,630	2,854

Future operating lease payments as of June 30, 2025 are detailed as follows:

For the year ending June 30,	S$	$
2026	137,613	108,195
2027 and thereafter	51,028	40,119
Total future lease payment	188,641	148,314
Less: Imputed interest	(17,620)	(13,853)
Present value of operating lease liabilities	171,021	134,461
Less: Current portion	(132,053)	(103,823)
Long-term potion of operating lease liabilities	38,968	30,638

The following table shows the weighted-average lease terms and discount rates for operating leases:

	As of December 31, 2024	As of June 30, 2025 (Unaudited)

Weighted average remaining lease term (Years)
Operating leases	1.56	1.23

Weighted average discount rate (%)
Operating leases	3.42	3.11

Note 10 — LOANS AND BORROWINGS

Long-term and short-term loans and borrowings are as follows:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Total loans and borrowings	835,800	689,099	541,787
Less: loans and borrowings – current	256,729	216,550	170,257
Loans and borrowings – non-current	579,071	472,549	371,530

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 10 — LOANS AND BORROWINGS (cont.)

Bank borrowings comprised of the following:

Loans and borrowings	Principal amount	Maturity Date	Interest Rate	Repayment Method	As of December 31, 2024	As of June 30,
						2025 (Unaudited)	2025 (Unaudited)
	S$				S$	S$	$
Standard Chartered Bank Enterprise Financing Temporary Bridging Loan II	275,000	July 31, 2025	4.12% below prevailing Business Instalment Loan Board Rate, subject to a cap of 5%	Monthly Repayment	56,322	7,775	6,113
ANEXT Bank Loan	300,000	January 26, 2028	Fixed at 8.80%	Monthly Repayment	200,223	171,316	134,693
Standard Chartered Bank Business Installment Loan	300,000	August 31, 2028	0.72% below prevailing Business Instalment Loan Board Rate	Monthly Repayment	230,670	203,007	159,609
OCBC Business Term Loan	300,000	August 31, 2028	4.25% below prevailing Business Term Rate	Monthly Repayment	233,111	205,419	161,506
DBS SME Working Capital Loan II	150,000	August 9, 2028	Fixed at 7.75%	Monthly Repayment	115,474	101,582	79,866
Total loans and borrowings					835,800	689,099	541,787

For the year ended December 31, 2024 and the six months ended June 30, 2025, the effective interest rate of the Company’s loans and borrowings ranges from 2.75% to 8.80%, and 4.88% to 8.80%, respectively.

Interest expenses arising from the Company’s loans and borrowings for the year ended December 31, 2024 and the six months ended June 30, 2025 amounted to S$80,176 and S$48,483 ($38,119), respectively.

All loans and borrowings are secured over the joint and several personal guarantees from Ms. Siew Yian Lee and Mr. Heng Kong Chuan, the director and shareholders of the Company.

The maturity dates for the Company’s outstanding loans and borrowings as of June 30, 2025 are as follows:

For the year ending June 30,	S$	$
2026	264,520	207,972
2027	256,713	201,834
2028	225,720	177,467
2029	31,836	25,030
Total loans and borrowings	778,789	612,303
Less: Imputed interest	(89,690)	(70,516)
Present value of loans and borrowings	689,099	541,787

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 11 — OTHER PAYABLES AND ACCRUALS

The components of other payables and accruals are as follows:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Accrued expenses	208,454	28,080	22,077
Other payables	503,997	488,681	384,214
GST payable, net	93,399	112,066	88,109
Other payables and accruals	805,850	628,827	494,400

Accrued expenses mainly consisted of staff expenses and professional service fees and costs incurred for operating activities which are yet to bill. Other payables included the provision for legal claims amounting to S$275,000 and S$260,000 ($204,419) as of December 31, 2024 and June 30, 2025 respectively. For more information see “Note 17 — Commitments and Contingencies”.

Note 12 — OTHER INCOME

	For the six months ended June 30,
	2024 (Unaudited)	2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Interest income	5	52,991	41,663
Government grants	2,784	3,596	2,827
Total other income	2,789	56,587	44,490

Other income, which consists primarily of interest from a loan to a third party, was S$2,789 for the year ended December 31, 2024, and S$56,587 ($44,490) for the six months ended June 30, 2025.

Note 13 — INCOME TAXES

Income tax

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, upon payments of dividends by the Company entities to their shareholders, no Cayman Islands withholding tax will be imposed. Accordingly, the Company does not accrue for taxes.

British Virgin Islands (“BVI”)

Under the current laws of the BVI, the Company’s subsidiary incorporated in BVI is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the BVI company to its respective shareholders, no BVI withholding tax will be imposed.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 13 — INCOME TAXES (cont.)

Singapore

The Company’s main operating subsidiary is incorporated in Singapore and is subject to income taxes on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant tax laws and regulations of Singapore. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

The following table reconciles Singapore statutory rates to the Company’s effective tax rate:

	For the six months ended June 30,
	2024 (Unaudited)	2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Income tax expenses
Current income tax expenses	—	—	—
Deferred income tax expenses (benefit)	76,053	(12,860)	(10,111)
Income tax expenses (benefit)	76,053	(12,860)	(10,111)

Income (Loss) before tax	323,477	(520,973)	(409,603)
Singapore statutory income tax rate	17%	17%	17%
Income tax expenses (benefit) computed at statutory rate	54,991	(88,566)	(69,633)
Non-deductible expenses	3,948	2,285	1,797
Effect of different tax rates in other jurisdictions	—	73,421	57,725
Others	17,114	—	—
Income tax expenses (benefit)	76,053	(12,860)	(10,111)

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Deferred tax assets
Lease liabilities	66,845	46,633	36,664
Net operating loss carry-forwards	150,781	32,934	25,894
Allowance for credit losses	10,369	41,603	32,709
Depreciation	7,421	5,619	4,418
Deferred tax liabilities
Right-of-use assets	(66,416)	(46,337)	(36,431)
Unbilled revenue	(560,836)	(459,428)	(361,214)
Deferred tax liabilities, net	(391,836)	(378,976)	(297,960)

As the deferred tax assets and deferred tax liabilities are generated from the same entity, Springview (S), hence the deferred tax assets and deferred tax liabilities are eligible to net off with each other.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 14 — EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands on September 27, 2023, with an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 per share. On November 16, 2023, the authorized share capital was subsequently amended to become $50,000 divided into 400,000,000 Class A Shares and 100,000,000 Class B Shares.

On December 1, 2023, the Company issued 10,000,000 Class A Shares and 10,000,000 Class B Shares to the controlling shareholders at par value of $0.0001 per share.

On October 17, 2024, the Company completed its IPO of 1,500,000 Class A Shares at $4.00 per share, generating gross proceeds of approximately $6.0 million. After deducting underwriting discounts, commissions, and offering expenses, net proceeds from IPO were approximately S$5.3 million ($3.9 million).

Each holder of Class A Shares is entitled to exercise one vote for each Class A Share held on any and all matters to be voted thereon in a general meeting of shareholders, and each holder of Class B Shares is entitled to exercise 20 votes for each Class B Share held on any and all matters to be voted thereon in a general meeting of shareholders. The Class B Shares are not convertible into Class A Shares and the Class A Shares are not convertible into Class B Shares. Holders of the Class A Shares may receive dividends paid by the Company and have the right to the surplus assets of the Company on its liquidation pursuant to the Amended and Restated Memorandum and Articles of Association. However. the holders of the Class B Shares have no right to any share of the dividends paid by the Company and no right to any share in the distribution of any surplus assets of the Company on its liquidation.

Note 15 — Related party balances and transactions

The Company’s relationships with related parties who had transactions with the Company are summarized as follows:

Related Party Name	Relationship to the Company
Springview Contracts Pte. Ltd.	Controlled by executive director and shareholder, Ms. Lee Siew Yian and shareholder, Mr. Heng Kong Chuan
GGL Enterprises Pte. Ltd.	Controlled by CEO and shareholder, Mr. Wang Zhuo, and shareholder, Mr. Heng Kong Chuan
Mr. Heng Kong Chuan	Shareholder and spouse of executive director, Ms. Lee Siew Yian
China International Corporate Management	Controlled by CEO and shareholder, Mr. Wang Zhuo

a.      Accounts receivable due from a related party

	As of December 31, 2024	As of June 30,
Related Party Name		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Springview Contracts Pte. Ltd.	19,901	—	—
Total	19,901	—	—

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 15 — Related party balances and transactions (cont.)

b.      Amount due to related parties

Related Party Name	As of December 31, 2024	As of June 30,
		2025 (Unaudited)	2025 (Unaudited)
	S$	S$	$
Mr. Heng Kong Chuan	(85,350)	(309,534)	(243,364)
China International Corporate Management	(969,247)	(986,646)	(775,726)
Total	(1,054,597)	(1,296,180)	(1,019,090)

As of June 30, 2025, the accounts receivable due from Springview Contracts Pte. Ltd. has been fully collected.

During the year ended December 31, 2024 and the six months ended June 30, 2025, the Company received repayment of S$125,941 and S$19,901 ($15,647) from Springview Contracts Pte. Ltd., respectively.

During the year ended December 31, 2024 and the six months ended June 30, 2025, the Company received proceeds from Mr. Heng Kong Chuan S$65,449 and S$224,184 ($176,259), respectively.

During the year ended December 31, 2024 and the six months ended June 30, 2025, the Company received proceeds of S$384,919 and S$17,399 ($13,680) from China International Corporate Management, respectively.

c.      Related party transactions

Nature	Name	For the six months ended June 30,
		2024 (Unaudited)	2025 (Unaudited)	2025 (Unaudited)
		S$	S$	$
Collection of accounts receivable due from Springview Contracts Pte. Ltd	Springview Contracts Pte. Ltd.(1)	—	19,901	15,647
Interior design service subcontracting cost provided by GGL Enterprises Pte. Ltd.	GGL Enterprises Pte. Ltd.	—	15,000	11,793

____________

(1)      Springview Contracts Pte. Ltd. engaged the Company to provide construction services for projects under Springview Contracts Pte. Ltd. The total charges are computed and issued as sales invoices to Springview Contracts Pte. Ltd. by the Company at the end of each fiscal year, which resulted in accounts receivable and amounts due from Springview Contracts Pte. Ltd. Such receivables are due within 120 days. As of June 30, 2025, no receivables are considered past due.

As of June, 2025, Mr. Zhuo Wang, via China International Corporate Management which is under his control, has provided financial support amounting to S$986,646 ($775,726) for payment of expenses incurred for IPO and accrued interest under this financial support letter.

The Company signed an agreement with Mr. Heng Kong Chuan on August 1st, 2024, under which Mr. Heng Kong Chuan would provide the company with an interest-free working capital loan facility not exceeding S$1,500,000 till July 30, 2025. As of June 30, 2025, the company had borrowed a total of S$594,155 from Mr. Heng Kong Chuan.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 16 — SEGMENT REPORTING

The following table presents financial information, including significant segment expenses, which are regularly provided to the CODM and included within segment and unaudited condensed consolidated net loss:

	For the six months ended June 30,
	2024	2025	2025
	S$	S$	$
Revenue
Commercial customers	—	719,903	566,006
Residential customers	4,961,318	3,014,130	2,369,785
Total revenue	4,961,318	3,734,033	2,935,791

Cost of revenue
Subcontracting costs	(1,669,193)	(787,515)	(619,164)
Material costs	(782,421)	(907,026)	(713,127)
Labor costs	(661,511)	(573,620)	(450,995)
Equipment rental and site costs	(179,074)	(261,592)	(205,670)
Other direct costs	(340,191)	(375,063)	(294,884)
Total cost of revenue	(3,632,390)	(2,904,816)	(2,283,840)
Gross profit	1,328,928	829,217	651,951

Operating expenses
Staff expenses	(379,607)	(575,997)	(452,863)
Depreciation and amortization	(14,049)	(23,811)	(18,721)
Lease expenses	(79,916)	(99,916)	(78,556)
Medical and insurance expenses	(32,064)	(101,413)	(79,733)
Transport and entertainment	(40,792)	(20,694)	(16,270)
Professional fees	(365,297)	(323,693)	(254,495)
Provision for fines and charges	(15,225)	—	—
Bad debt written off	—	(183,732)	(144,455)
Other miscellaneous expenses	(27,416)	(26,175)	(20,581)
Total operating expenses	(954,366)	(1,355,431)	(1,065,674)

Income (loss) from operations	374,562	(526,214)	(413,723)

Other income (expenses)
Interest expenses, net	(53,874)	(51,346)	(40,370)
Other income	2,789	56,587	44,490
Total other (expense) income, net	(51,085)	5,241	4,120

Income (loss) before income taxes	323,477	(520,973)	(409,603)
Income tax (expenses) benefit	(76,053)	12,860	10,111
Net income (loss)	247,424	(508,113)	(399,492)

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2025

Note 17 — COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claim, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable per guidance of ASC Topic 450-20 — Loss Contingencies.

As of December 31, 2024 and June 30, 2025, the Company is subject to legal proceeding from a charge by Ministry of Manpower for an offence under Section 12(1) of the Workplace Safety and Health Act for failure to take measure to ensure the safety of its employees at work in one of its construction projects in 2019 which resulted in injuries to one worker and one fatality. The Company has claimed trial to this charge. For the same incident, the Company was also charged under Section 5 of the Building Control Act for carrying out building works that were not approved by the Commissioner of Building Control. On June 17, 2025, the Company was convicted of Charge No. DSC-900110-2021 under Section 12(1) of the Workplace Safety and Health Act for failing to take reasonably practicable measure to ensure the safety of employees at work. The matter is fixed for sentencing in October 2025.

Additionally, the Company was also subject to a claim from an employee of a subcontractor for a construction project for damages arising out of injuries and loss suffered as a result of work accident at the project site. The claimant sought to hold the Company and the subcontractor jointly and severally liable for the claim. The matter was resolved via a settlement agreement finalized on March 14, 2025. As the main contractor, the Company paid S$15,000 to the claimant and S$1,000 to setting aside application on April 2, 2025, which constituted a full and final settlement of all claims related to this matter, and no further liability existed as of June 30, 2025.

As of December 31, 2024 and June 30, 2025, the Company’s accrued provision for the legal proceedings was S$275,000 and S$260,000 ($204,419) respectively. For the year ended December 31, 2024 and the six months ended June 30, 2025, the Company’s provision for estimated litigation loss was nil and nil respectively.

Note 18 — SUBSEQUENT EVENTS

The Company evaluated all events and transactions through the date of issuance of these unaudited condensed consolidated financial statements, Other than the event disclosed below and elsewhere in these unaudited condensed consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Company’s unaudited condensed consolidated financial statements.

On November 24, 2025, the board of directors approved amendments to the Company’s amended and restated memorandum and articles of association to effect a share consolidation of the Company’s Class A Shares based on a 1-for-8 ratio, such that every eight issued Class A Shares were combined into one issued Class A ordinary share, with fractional shares rounded to the nearest whole share. The Company’s Class B Shares were not affected by the share consolidation. The share consolidation became effective for trading on the Nasdaq Capital Market on December 2, 2025.

Up to 2,691,791 Class A Shares

Up to 2,691,791 Pre-Funded Warrants

Up to 2,691,791 Class A Shares Underlying the Pre-Funded Warrants to Purchase Class A Shares

SPRINGVIEW HOLDINGS LTD

Sole Placement Agent

Univest Securities, LLC

Prospectus dated            , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended and Restated Memorandum and Articles of Association permit, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

The service agreements of our directors and senior executive officers with Springview Holding Ltd (the “Company”) provide such persons additional indemnification beyond that provided in our Amended and Restated Articles of Association. These provisions will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued securities which were not registered under the Securities Act. We believe that each of the issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

The following is a summary of our share issuances since incorporation. For the purposes of the summary below, all share numbers presented for periods prior to the effectiveness of the Company’s 1-for-8 reverse share split on December 2, 2025 are stated on a pre-reverse-split basis. Only the private placement completed in December 2025 reflects the Company’s post-reverse-split share capital.

On September 27, 2023, we issued one ordinary share to Ogier Global Subscriber (Cayman) Limited. On October 4, 2023, Ogier Global Subscriber (Cayman) Limited transferred such share to Mr. Kong Chuan Heng. On November 16, 2023, our shareholders and board of directors approved (i) to subdivide our share capital on a 1:10 basis, so that our authorized share capital was amended from $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 each, to $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each, and (ii) to create two classes of shares, and our new authorized share capital is $50,000 divided into 400,000,000 class A ordinary shares of par value $0.0001 each (“Class A Shares”) and 100,000,000 class B ordinary shares of par value $0.0001 each (“Class B Shares”). Following the amendment of the share capital of the Company, Mr. Kong Chuan Heng held 10 Class B Shares in the Company.

On December 1, 2023, we issued 10,000,000 Class A Shares and 10,000,000 Class B Shares to Avanta (BVI) Limited for $2,000 as part of reorganization. Following the above issuance of shares to Avanta (BVI) Limited, the ten Class B Shares issued to Mr. Kong Chuan Heng were surrendered and cancelled by the Company.

On January 23, 2024, Avanta (BVI) Limited transferred 1,200,000 Class A Shares to WZ GLOBAL (BVI) LIMITED, 900,000 Class A Shares to UNISTAR INVESTMENT and 900,000 Class A Shares to ARGENT ASIA CONSULTANCY PTE. LTD.

On March 8, 2024, UNISTAR INVESTMENT transferred 900,000 Class A Shares to SWL (BVI) LIMITED and ARGENT ASIA CONSULTANCY PTE. LTD. transferred 900,000 Class A Shares to SKY SAPPHIRE GROUP LIMITED. At the time of the above transfers, both UNISTAR INVESTMENT and SWL (BVI) LIMITED were beneficially owned by Cheng Hoe Tan, and ARGENT ASIA CONSULTANCY PTE. LTD. and SKY SAPPHIRE GROUP LIMITED were both beneficially owned by Loh Mei Lin Samann.

On October 17, 2024, the Company closed its initial public offering of its 1,500,000 Class A Shares at the public offering price of US$4.00 per Class A Share on Nasdaq, as a result of which the Company had 11,500,000 Class A Shares issued and outstanding.

On December 24, 2025, the Company entered into subscription agreements with certain investors for a private placement of an aggregate of 609,756 class A ordinary shares of par value $0.0008 each, at a purchase price of US$2.46 per share, representing the Nasdaq official closing price of the Company’s class A ordinary shares immediately prior to the execution of the subscription agreements. The private placement closed during the week of December 29, 2025, and the Company received aggregate gross proceeds of approximately US$1.5 million from the private placement. The securities were offered and sold in an offshore transaction in reliance on Regulation S under the Securities Act. The Company intends to use the net proceeds from the private placement for general working capital and general corporate purposes.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Placement Agency Agreement
3.1

Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Form 6-K filed with the SEC on November 26, 2025)

4.1*	Form of Pre-Funded Warrant
5.1*	Opinion of Ogier regarding the validity of securities being registered
5.2*	Opinion of Ortoli Rosenstadt LLP regarding the enforceability of Pre-Funded Warrants and the Warrants
10.1	Employment Agreement between Springview Cayman and Zhuo Wang (incorporated by reference to Exhibit 10.1 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.2	Employment Agreement between Springview Cayman and Siew Yian Lee (incorporated by reference to Exhibit 10.2 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.3	Employment Agreement between Springview Cayman and Jordan Yi Chun Tse (incorporated by reference to Exhibit 10.3 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.4*	Independent Director Offer Letter between Springview Cayman and Xirui Guo dated January 16, 2026
10.5	Independent Director Offer Letter between Springview Cayman and Mikael Charette (incorporated by reference to Exhibit 10.5 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.6	Independent Director Offer Letter between Springview Cayman and Hung Yu Wu (incorporated by reference to Exhibit 10.6 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.7	Director Offer Letter between Springview Cayman and Zhuo Wang (incorporated by reference to Exhibit 10.7 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.8	Director Offer Letter between Springview Cayman and Siew Yian Lee (incorporated by reference to Exhibit 10.8 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.9	Form of Design and Build Contract (incorporated by reference to Exhibit 10.9 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.10	Form of Construction Contract (incorporated by reference to Exhibit 10.10 to the Company’s Form F-1 filed with the SEC on April 5, 2024)

Exhibit No.	Description of document
10.11	Financial Support Letter of Zhuo Wang (incorporated by reference to Exhibit 10.11 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.12

Contracting Arrangement between Springview Enterprises Pte. Ltd. and Springview Contracts Pte. Ltd. (incorporated by reference to Exhibit 10.12 to the Company’s Form F-1 filed with the SEC on April 5, 2024)

10.13	Employment Agreement between Springview Singapore and Zhuo Wang (incorporated by reference to Exhibit 10.13 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.14	Employment Agreement & Salary Increase Notice between Springview Singapore and Siew Yian Lee (incorporated by reference to Exhibit 10.14 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.15	Loan Disbursement Letter & Repayment Schedule of ANEXT Bank dated January 26, 2023 (incorporated by reference to Exhibit 10.15 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.16	Loan Agreement between Springview Singapore and DBS Bank dated July 17, 2023 (incorporated by reference to Exhibit 10.16 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.17	Loan Agreement between Springview Singapore and DBS Bank dated August 2, 2019 (incorporated by reference to Exhibit 10.17 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.18	Loan Approval Letter from OCBC Bank dated July 25, 2023 (incorporated by reference to Exhibit 10.18 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.19	Loan Approval Letter from Standard Chartered Bank dated June 22, 2022 (incorporated by reference to Exhibit 10.19 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.20	Loan Approval Letter from Standard Chartered Bank dated August 15, 2023 (incorporated by reference to Exhibit 10.20 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.21	Loan Approval Letter from Standard Chartered Bank dated February 18, 2021 (incorporated by reference to Exhibit 10.21 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.22	Loan Agreement between Springview Singapore and Ethoz Bank dated December 24, 2021 (incorporated by reference to Exhibit 10.22 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.23	Form of Private Placement Subscription Agreement for Class A Shares (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed with the SEC on December 30, 2025)
10.24*	Form of Securities Purchase Agreement
10.25	Employment Agreement between Springview Cayman and Lyu Liyan (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed with the SEC on January 13, 2026)
14.1	Code of Ethics of the Registrant (incorporated by reference to Exhibit 14.1 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
14.2	Insider Trading Policy (incorporated by reference to Exhibit 14.2 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
14.3	Executive Compensation Recovery Policy of the Registrant (incorporated by reference to Exhibit 14.3 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
24.1*	Power of Attorney
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.1 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.2 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
99.3	Nomination Committee Charter (incorporated by reference to Exhibit 99.3 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
107*	Filing Fee Table

____________

*        Filed herewith

**      To be filed by amendment

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 20, 2026.

SPRINGVIEW HOLDING LTD
By:	/s/ Zhuo Wang
Name:	Zhuo Wang
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)
By:	/s/ Jordan Yi Chun Tse
Name:	Jordan Yi Chun Tse
Title:	Chief Financial Officer (Principal Financial Officer)

Each person whose signature appears below constitutes and appoints Hoo Wei Sern as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of the ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	January 20, 2026	/s/ Zhuo Wang
Zhuo Wang, Chairman and Chief Executive Officer (principal executive officer)
Date:	January 20, 2026	/s/ Jordan Yi Chun Tse
Jordan Yi Chun Tse, Chief Financial Officer (principal financial officer and principal accounting officer)
Date:	January 20, 2026	/s/ Siew Yian Lee
Siew Yian Lee, Director
Date:	January 20, 2026	/s/ Mikael Charette
Mikael Charette, Director
Date:	January 20, 2026	/s/ Hung Yu Wu
Hung Yu Wu, Director
Date:	January 20, 2026	/s/ Xirui Guo
Xirui Guo, Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on January 20, 2026.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.